As filed with the Securities and Exchange Commission on April 14, 1997
                                                    Registration No. 333-13127
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                POST - EFFECTIVE
                               AMENDMENT NO. 1 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                      MAGICWORKS ENTERTAINMENT INCORPORATED
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                              --------------------

                     DELAWARE                                   7922                                87-0425513
          (STATE OR OTHER JURISDICTION OF           (PRIMARY STANDARD INDUSTRIAL                 (I.R.S. EMPLOYER
          INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)                IDENTIFICATION NO.)

                                                                                               BRAD KRASSNER
                                                                                   MAGICWORKS ENTERTAINMENT INCORPORATED
               930 WASHINGTON AVENUE                                                       930 WASHINGTON AVENUE
            MIAMI BEACH, FLORIDA 33139                                                  MIAMI BEACH, FLORIDA 33139
                  (305) 532-1566                                                              (305) 532-1566
         (ADDRESS, INCLUDING ZIP CODE, AND                                       (NAME, ADDRESS, INCLUDING ZIP CODE, AND
     TELEPHONE NUMBER, INCLUDING AREA CODE, OF                                    TELEPHONE NUMBER, INCLUDING AREA CODE,
     REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)                                             OF AGENT FOR SERVICE)

                                                     COPY OF COMMUNICATIONS TO:

                                                         GARY EPSTEIN, ESQ.
                                                    GREENBERG, TRAURIG, HOFFMAN,
                                                   LIPOFF, ROSEN & QUENTEL, P.A.
                                                        1221 BRICKELL AVENUE
                                                        MIAMI, FLORIDA 33131
                                                           (305) 579-0500
                                                     (FACSIMILE) (305) 579-0717

           Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this Registration Statement.

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.[_]
                                ---------------
           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                                ----------------
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                ---------------


           THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


PROSPECTUS
                    SUBJECT TO COMPLETION, APRIL 14, 1997
                                26,226,465 SHARES
                      MAGICWORKS ENTERTAINMENT INCORPORATED
                                  COMMON STOCK

                  This Prospectus relates to the offer and sale from time to time of 26,226,465 shares (the "Shares") of Common Stock, $.001 par value (the "Common Stock"), along with 1,481,643 redeemable warrants ("Redeemable Warrants") that may be issued upon prepayment of the Notes (as defined below) in certain circumstances and 500,000 warrants issued in connection with the Private Placement, as defined below ("Placement Agent Warrants," and together with the Redeemable Warrants, the "Warrants") of Magicworks Entertainment Incorporated, a Delaware corporation (the "Company"), by certain securityholders of the Company (collectively, the "Selling Securityholders"). Of the 26,226,465 Shares offered hereby, 2,074,300 Shares were issued in connection with the Private Placement and 1,481,643 Shares are issuable upon conversion of outstanding Notes ("Note Shares") issued in connection with the Company's private placement (the "Private Placement") of 414.86 of its Units ("Units"), each Unit consisting of (a) an unsecured senior convertible note (collectively, the "Notes") in the principal amount of $12,500 and (b) 5,000 shares of Common Stock. Also included in the Shares of Common Stock offered hereby are 1,481,643 Shares underlying the Redeemable Warrants ("Redeemable Warrant Shares") which may be issued in the future, as described below, and Shares underlying Placement Agent Warrants to purchase an aggregate of 500,000 Shares of Common Stock ("Placement Agent Warrant Shares") that expire in July 2001 and have an exercise price of $3.00 per share which are held by Capital Growth International, L.L.C., the Company's placement agent in the Private Placement, and its designees ("Capital Growth"). The Shares, the Redeemable Warrants and the Placement Agent Warrants are sometimes referred to herein collectively as the "Securities." See "Description of Securities" and "Certain Transactions."


                   The Company will not receive any proceeds from this offering; however, the maximum gross proceeds payable to the Company from the exercise of all of the Warrants, if exercised in full, would be $6,935,751. The Company has agreed to bear the expenses of registration of the Securities under federal and state securities laws.


                  Currently there is no active trading market for the Common Stock. The Common Stock is listed on the Nasdaq over-the-counter market (the "OTC Bulletin Board") under the trading symbol "MAJK". The Company has applied for the listing of its Common Stock on the American Stock Exchange ("AMEX"). On April 1, 1997, the last reported bid price of the Common Stock was $4.00 per share. See "Price Range of Common Stock." Currently there is no public market for the Warrants, nor is one expected to develop.
                                ----------------
           SEE "RISK FACTORS" ON PAGES 7 THROUGH 10 FOR A DISCUSSION
     OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.
                                ----------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                   The Company has been advised by the Selling Securityholders that the Securities offered hereby may be sold from time to time on the OTC Bulletin Board through brokers, dealers, underwriters or agents on terms to be determined at the times of such sales. The Company is registering the Securities pursuant to the Company's obligations under certain registration rights agreements and pursuant to requests by certain Selling Securityholders, but the registration of the Securities does not necessarily mean that any of the Securities will be offered or sold hereunder. To the extent required, the specified Securities to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any such broker, dealer, underwriter or agent, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying Prospectus Supplement or, if appropriate, a post-effective amendment to the Registration Statement of which this Prospectus is a part.
See "Plan of Distribution."

                  The Selling Securityholders and any dealers or agents that participate in the distribution of the Securities offered hereby may be deemed to be "underwriters" as defined in the Securities Act of 1933, as amended (the "Securities Act"), and any profit on the sale of such Securities offered hereby by them and any discounts, commissions or concessions received by any such dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.


           THE DATE OF THIS PROSPECTUS IS APRIL __, 1997

                              AVAILABLE INFORMATION

                  The Company intends to furnish to its stockholders annual reports containing financial statements audited by independent accountants, and such other periodic reports as it may determine to furnish or be required by law, including Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act with respect to the Securities offered hereby. This Prospectus, which is a part of the Registration Statement, does not contain all the information set forth in, or annexed as exhibits to, such Registration Statement, certain portions of which have been omitted pursuant to rules and regulations of the Commission. For further information with respect to the Company and the Securities, reference is hereby made to such Registration Statement, including the exhibits thereto. Copies of the Registration Statement, including exhibits, may be obtained from the aforementioned public reference facilities of the Commission upon payment of the fees prescribed by the Commission, or may be examined without charge at such facilities. Statements contained herein concerning any document filed as an exhibit are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. The Registration Statement and the exhibits thereto may be inspected and copied (at prescribed rates) at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. In addition, the Registration Statement can be obtained from the Commission's web site at http://www.sec.gov. Quotations relating to the Company's Common Stock appear on the OTC Bulletin Board, and reports, proxy statements and other information concerning the Company may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

                               PROSPECTUS SUMMARY


                  THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. EACH PROSPECTIVE INVESTOR IS URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY. UNLESS OTHERWISE NOTED, THE INFORMATION IN THIS PROSPECTUS GIVES EFFECT TO THE CONSUMMATION OF THE MERGER AS DEFINED BELOW AND THE CONSOLIDATION DESCRIBED UNDER "CONSOLIDATION TRANSACTIONS AND S CORPORATION DISTRIBUTIONS"


                                   THE COMPANY

GENERAL

         Magicworks Entertainment Incorporated (the "Company"), through its subsidiaries and related partnerships, acquires domestic and international stage and ancillary rights to theatrical productions, produces and promotes live entertainment, manages and books performances and shows, and merchandises a broad range of products associated with its productions and performers. Prior to 1992, the Company focused primarily on, and generated the majority of its revenue from, the worldwide production of "The Magic of David Copperfield," as well as its management and booking agency and merchandising businesses, and was not involved in other large scale productions. In 1992 the Company began to act regularly as producer and co-producer in cases in which the Company determined, based on the responses to its booking inquiries, that the demand for a production was strong. In some cases, the Company also obtained additional rights associated with the show, such as the ability to present the show in certain venues. In addition, the Company's strategy with respect to its theatrical production business was and continues to focus upon production of popular, proven hits rather than first run productions.

         The Company is the successor by merger to the business of Magicworks Entertainment Incorporated, a Florida corporation ("MEI"). On July 29, 1996, certain of the Company's predecessors in interest consummated a business combination pursuant to which their operations were consolidated (the "Consolidation"). On the same date, MEI issued and sold 400.06 units
("Units"), each unit consisting of an unsecured senior convertible note in the principal amount of $12,500 bearing interest at a rate of 10% per annum (collectively, the "Notes"), and 5,000 shares of its common stock, par value $.001 per share (the "MEI Common Stock"), in a private placement (the
"Private Placement") from which it received net proceeds in the amount of $8,782,832. On September 27, 1996, the Company sold an additional 14.8 Units pursuant to the Private Placement from which it received additional net proceeds in the amount $333,000.

         Upon completion of the Private Placement, MEI merged with and into the Company (the "Merger"). In accordance with the terms of the Merger, each share of MEI Common Stock issued and outstanding was converted into one share of the Company's common stock, $.001 par value (the "Common Stock"). The Company was the surviving corporation in the Merger and investors in the Private Placement became security holders of the Company. Upon consummation of the Merger, the Board of Directors and management of MEI were elected to corresponding positions with the Company and the Company changed its name from Shadow Wood Corporation to Magicworks Entertainment Incorporated.

         Over the past several years, the Company has experienced significant growth, primarily as a result of the success of its productions as well as its continued diversification. The Company's strategy has been to integrate the financing, production, booking and ancillary exploitation of live entertainment. The Company believes that its integrated approach enables it to exercise control over the significant aspects of its productions--theater management, theatrical production and promotion, marketing and merchandising.

         The Company believes that the touring live entertainment industry is a high-growth industry. The Company seeks to acquire touring rights for well-established, popular musicals. The Company's strategy is to use its management and booking division to determine the demand for live entertainment productions prior to financing such productions. The Company plans to exploit its experience and contacts with performers, venues, presenters and sponsors by expanding its operations, as opportunities arise, in the areas of sports management, speakers bureaus, fashion management, corporate sponsorship, music, movies and television. The Company believes that its relationships in the entertainment industry will facilitate its expansion into other areas, particularly with respect to facility management, production and presentation opportunities.

         The Company also perceives an opportunity to grow through acquisitions of regional, national and international entertainment producers and presenters and related businesses. Consistent with its growth strategy, the Company will also seek to expand its operations, as opportunities arise, by acquiring local and regional companies with market niches in the entertainment industry. The Company believes that there are significant acquisition opportunities available due to the highly fragmented nature of the live entertainment industry.

         In keeping with its strategy to expand its business by acquiring entertainment related businesses, on August 28, 1996 the Company acquired all of the issued and outstanding capital stock of MovieTime Entertainment, Inc. ("MovieTime"), a company that has developed an interactive telecommunications service that provides digital telephone delivery systems to movie theaters. The Company has decided recently to reduce funding for MovieTime and plans to phase out MovieTimes' operations.

         On December 31, 1996, the Company acquired all of the issued and outstanding capital stock of the Space Agency Concerts and Theatricals, which operates under the name Space Agency, Inc. ("Space Agency"). Space Agency produces Broadway subscriptive series in Salt Lake City, Utah, and Vancouver and Calgary, Canada and has managed or promoted concerts and musicals in more than 50 North American cities. Both acquisitions have been accounted for as poolings of interests and, accordingly, the historical results of operations of the Company have been restated to include the accounts of Movietime and Space Agency since inception.

         Further, as of October 1996, Touring Artists Group, Inc., a wholly-owned subsidiary of the Company ("TAG"), and two unrelated entities entered into a limited liability company agreement (the "LLC Agreement") to form The Booking Group, LLC, a New York limited liability company (the "Booking Group"). Pursuant to the LLC Agreement, TAG owns a 33 1/3% interest in the Booking Group.


                  Unless the context requires otherwise, all references in this Prospectus to the Company shall mean the Company as successor by merger to the business of MEI and shall include its wholly-owned subsidiaries. The Company's executive offices are located at 930 Washington Avenue, Miami Beach, Florida 33139 and its telephone number is (305) 532-1566.


                                  THE OFFERING

Securities Offered.................... 26,226,465 shares of Common Stock, including 22,763,179 outstanding shares
                                       of Common Stock which may be sold by
                                       Selling Securityholders and up to
                                       3,463,286 Note Shares, Placement Agent
                                       Warrant Shares and Redeemable Warrant
                                       Shares which may be sold by the holders, respectively, of outstanding Notes, outstanding Placement Agent Warrants and Redeemable Warrants which may be issued in the future.

                                       1,981,643 Warrants, including 500,000
                                       Placement Agent Warrants which may be
                                       sold by the Selling Securityholders and
                                       up to 1,481,643 Redeemable Warrants that may be issued upon the prepayment of the Notes in certain circumstances.



Quotation............................  The Common Stock is listed on the OTC
                                       Bulletin Board. The Company has applied
                                       for the listing of the Common Stock on
                                       AMEX.



Trading Symbol.......................  "MAJK"

                      SUMMARY CONSOLIDATED FINANCIAL DATA

         The summary consolidated financial data set forth below has been derived from the consolidated financial statements of the Company. The consolidated financial statements as of and for the year ended December 31, 1996 have been audited by Arthur Andersen LLP, independent certified public accountants, and such consolidated financial statements and the report thereon are included elsewhere in this registration statement. The combined financial statements of Magicworks Entertainment as of December 31, 1995 and for the two years in the period ended December 31, 1995 have been audited by Ernst & Young LLP, independent certified public accountants, and the report thereon are included elsewhere in this Registration Statement. The combined financial statements as of and for the year ended December 31, 1992 are derived from the unaudited consolidated financial statements of the Company, which in the opinion of management, include all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the information set forth therein.

         The following summary financial data includes the accounts of the Company and its subsidiaries and partnerships as more fully described in Note 1 to the Consolidated Financial Statements. In 1996 the Company acquired MovieTime and Space Agency in transactions accounted for as poolings of interests. The historical financial statements of the Company have been restated to include the accounts of MovieTime and Space Agency since the Company's inception.

         The selected financial data set forth below should be read in conjunction with the consolidated financial statements of the Company contained elsewhere herein, including the notes thereto.

                                                                  YEAR ENDED DECEMBER 31,
                                          -------------------------------------------------------------------------
                                               1992           1993           1994           1995           1996
                                          ------------   ------------  --------------   -----------  --------------
STATEMENT OF OPERATIONS DATA:
Revenues:
    Production..........................    $  662,222    $18,250,149     $23,346,244   $31,638,078     $30,255,931
    Promotion...........................     3,663,269     19,069,954      13,283,612    17,406,082      36,310,528
    Merchandising.......................     2,368,060      2,461,577       2,338,619     2,474,214       2,686,238
    Other...............................       831,605      1,473,103       1,560,837     2,191,605       2,330,418
                                          ------------   ------------  --------------   -----------  --------------

Total revenues..........................     7,525,156     41,254,783      40,529,312    53,709,979      71,583,115
                                          ------------   ------------  --------------   -----------  --------------
Operating expenses:
    Production..........................       651,645     15,281,557      21,783,840    29,251,937      28,019,575
    Promotion...........................     2,635,949     16,361,755       9,909,580    13,505,270      30,765,158
    Salaries, wages and benefits........       679,244      1,692,190       1,935,974     2,649,670       3,699,334
    Cost of goods sold..................     1,929,003      1,860,777       1,824,102     1,462,364       1,933,983
    General and administrative..........       994,054      1,272,826       1,548,202     2,252,106       3,892,705
                                          ------------   ------------  --------------   -----------  --------------

Total operating expenses................     6,889,895     36,469,105      37,001,698    49,121,347      68,310,755
                                          ------------   ------------  --------------   -----------  --------------

Income from operations..................       635,261      4,785,678       3,527,614     4,588,632       3,272,360
Other income (expense):
    Interest income.....................         1,296         35,166          64,781       310,668         286,596
    Interest expense....................       (77,294)       (79,767)        (20,011)     (132,192)       (491,630)
    Income from investments
      in partnerships...................       440,963        364,976         417,071       418,679          83,922
                                          ------------   ------------  --------------   -----------  --------------
    Income before minority interests
      and provision for income taxes....     1,000,226      5,106,053       3,989,455     5,185,787       3,151,248
    Minority interests..................         3,640     (1,828,358)     (1,460,444)   (1,446,888)         11,731
                                          ------------   ------------  --------------   -----------  --------------

Income before provision for income taxes     1,003,866      3,277,695       2,529,011     3,738,899       3,162,979
Provision for income taxes..............             -              -               -             -        (597,216)
                                          ------------   ------------  --------------   -----------  --------------
Net income before pro forma income
    taxes for periods prior to
    July 29, 1996                            1,003,866      3,277,695       2,529,011     3,738,899       2,565,763
Pro forma income taxes(1)...............      (391,507)    (1,278,301)       (986,314)   (1,458,170)     (1,161,758)
                                          ------------   ------------  --------------   -----------  --------------

Pro forma net income(1).................      $612,359     $1,999,394      $1,542,697    $2,280,729      $1,404,005
                                          ============   ============  ==============   ===========  ==============

Pro forma net income
    per common share....................   $       .03     $      .09     $       .07    $      .10      $      .06
                                          ============   ============  ==============   ===========  ==============

Weighted Average Common Shares
    outstanding.........................    21,831,180     21,831,180      21,831,180    21,831,180      25,080,885
                                          ============   ============  ==============   ===========  ==============


                                                                  YEAR ENDED DECEMBER 31,
                                          -------------------------------------------------------------------------
                                              1992           1993           1994           1995           1996
                                          ------------   ------------  --------------   -----------  --------------
BALANCE SHEET DATA:
    Working capital.....................    $1,208,959     $  792,113      $2,309,935   $ 1,379,721     $ 6,633,127
    Total assets........................     3,137,895      4,152,388       8,396,494    11,717,054      14,854,716
    Total liabilities...................     2,483,147      2,510,397       5,897,370     9,487,822      10,247,611
    Total stockholders' equity..........       654,748      1,641,991       2,499,124     2,229,232       4,607,105
-----------------------------------

(1) Reflects the effect of a pro forma provision for income taxes on historical statement of operations data at 39% which would have been recorded had the Company been a taxable entity for all periods presented.

                                  RISK FACTORS


                  THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK, INCLUDING, BUT NOT NECESSARILY LIMITED TO, THE RISK FACTORS DESCRIBED BELOW. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS INHERENT IN AND AFFECTING THE BUSINESS OF THE COMPANY BEFORE MAKING AN INVESTMENT DECISION. THIS PROSPECTUS CONTAINS CERTAIN "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT WHICH REPRESENT THE COMPANY'S EXPECTATION OR BELIEFS, INCLUDING, BUT NOT LIMITED TO, STATEMENTS REGARDING GROWTH IN REVENUES FROM THE COMPANY'S PRODUCTION AND PROMOTION ACTIVITIES AND THE SUFFICIENCY OF THE COMPANY'S CASH FLOW FOR ITS FUTURE LIQUIDITY AND CAPITAL RESOURCE NEEDS. FOR THIS PURPOSE, ANY STATEMENTS CONTAINED IN THIS PROSPECTUS THAT ARE NOT STATEMENTS OF HISTORICAL FACT MAY BE DEEMED TO BE FORWARD-LOOKING STATEMENTS. WITHOUT LIMITING THE FOREGOING, WORDS SUCH AS "MAY," "WILL," "EXPECT," "BELIEVE," "ANTICIPATE," "INTEND," "ESTIMATE" OR "CONTINUE" OR THE NEGATIVE OR OTHER VARIATIONS THEREOF OR COMPARABLE TERMINOLOGY ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS BY THEIR NATURE INVOLVE SUBSTANTIAL RISKS AND UNCERTAINTIES, AND ACTUAL RESULTS MAY DIFFER MATERIALLY DEPENDING ON A VARIETY OF FACTORS, INCLUDING THOSE DESCRIBED BELOW.



                  SIGNIFICANT REVENUES DERIVED FROM ONE SHOW. The Company derives a significant percentage of its total profits from "The Magic of David Copperfield" worldwide tours. The Company has a contract with Mr. Copperfield that expires on December 31, 1999. A termination of the Company's relationship with Mr. Copperfield, the inability of "The Magic of David Copperfield" to remain successful in the future, or the retirement or withdrawal of Mr. Copperfield from the entertainment business would have a material adverse effect on the Company's business.

                  AVAILABILITY OF THEATRICAL PRODUCTION RIGHTS. The success of the Company is dependent in part on the availability of production rights to quality theatrical properties and its ability to procure such rights. There can be no assurance that the Company will be able to secure the production rights to quality theatrical properties in sufficient numbers or on terms acceptable to the Company in the future.

                  RECOUPMENT OF PRODUCTION COSTS. The costs of producing, marketing and presenting live theatrical presentations are substantial and have increased in recent years. Creative and artistic personnel participate in the earnings, if any, of a production and reduce the amount realized by the Company. The success of any theatrical presentation is dependent on a number of factors outside the control of the Company, including public taste, which is unpredictable and subject to change, the existence and popularity of other theatrical presentations and other competing entertainment, price and weather conditions. There can be no assurance that the Company will be able to stage theatrical presentations in the future or that it will be able to recoup the costs associated with any such presentations.

                  AVAILABILITY OF FINANCING. The Company depends on a variety of financing sources, including credit facilities and limited partnerships or joint ventures on a show-by-show basis, in addition to funds generated from operations. The Company also has relied upon the guarantee of certain of its debts by certain of its executive officers. The Company anticipates that no further personal guarantees of the Company's indebtedness by its executive officers will be made. There can be no assurance that financing to fund the Company's future operations will be available on commercially reasonable terms, or at all. If financing is not available, the Company could be limited in its ability to compete favorably for attractive productions. Additionally, to the extent that the Company elects to utilize its own capital to finance theatrical productions, it will assume a greater degree of the financial risk associated with such productions.

                  FLUCTUATIONS IN OPERATING RESULTS. The Company's operating results have fluctuated significantly from year to year, primarily as a result of the number of its shows or events in production, the timing and staging of its productions, and its involvement in promotion as well as production in certain instances. In addition, the season for most of the Company's theatrical productions runs from September to June. Consequently, the Company's operating results have fluctuated significantly from year to year and also from quarter to quarter, and are expected to continue to do so in the future. It is likely that the Company's operating results will continue to fluctuate until such time, if ever, that the Company has a sufficient number of productions or diversifies sufficiently to eliminate such fluctuations. There can be no assurance that the Company will ever have a sufficient number of productions or will diversify sufficiently to produce a steady stream of revenues and earnings or that the Company's operating results will not continue to fluctuate.

                  COMPETITION. The Company competes for its audiences with other theatrical producers, some of whom may have greater financial and other resources than the Company, as well as with a wide range of other entertainment alternatives, including movies, sporting events and others. In addition, there is competition within the theatrical entertainment industry for directors, actors and rights to theatrical works. There are also significant competitors in the management and booking industry, and the merchandising industry ancillary to theatrical productions and concerts. There can be no assurance that the Company will be able to compete successfully.

                  LABOR RELATIONS. Many individuals associated with the Company's productions, including actors and directors, as well as the employees of the theaters in which the Company's presentations are presented, are members of guilds or unions which bargain collectively with producers on an industry-wide basis from time to time. The Company's operations are dependent on its ability to maintain harmonious relations with these guilds and unions.

                  DEPENDENCE ON MANAGEMENT AND OTHER KEY PERSONNEL. The Company is largely dependent on its executive officers and, in particular, Brad Krassner, its Co-Chairman of the Board and Chief Executive Officer, Joe Marsh, its Co-Chairman of the Board, and Lee Marshall, its President and Chief Operating Officer, all of whom were instrumental in the formation of the Company's management, booking and merchandising operations. Management of the Company will have substantial discretion in the selection, acquisition, production, marketing and management of the Company's productions. The success of the Company will depend upon the ability of its management to identify commercially viable theatrical productions, accurately estimate the costs of producing such properties, successfully negotiate for the allocation of associated profits, if any, and effectively administer the production and marketing of its theatrical properties. The loss of the services of any of the Company's executive officers or other key personnel could have a material adverse effect on the Company's business and prospects.


                  CONTROL BY MANAGEMENT. The Company's officers and directors own approximately 83.5% of the Company's outstanding Common Stock. Accordingly, they will be able to control the Company, elect all of the Company's directors, increase the authorized capital, dissolve, merge, sell the assets of the Company and generally direct the affairs of the Company.


                  LIMITED EXPERIENCE IN FACILITY MANAGEMENT; PROPOSED EXPANSION. The Company recently became engaged in facility management, in which it has limited experience. Furthermore, the Company may use a portion of the proceeds of the Private Placement to expand its operations and acquire companies in the live entertainment business. There can be no assurance that the Company will be successful in any or all of these endeavors. The Company, which acquired MovieTime in August 1996, has decided recently to reduce funding for MovieTime and plans to phase out MovieTimes' operations. See "Business."

                  AUTHORIZATION OF PREFERRED STOCK. The Company's Certificate of Incorporation authorizes the issuance of 5,000,000 shares of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no present intention to issue any shares of its preferred stock, the Company may do so in the future.

                  NO PAYMENT OF CASH DIVIDENDS. The Company does not intend to declare any cash dividends with respect to its Common Stock in the foreseeable future. Instead, the Company intends to retain future earnings, if any, for use in its business operations. Furthermore, the Company is prohibited from paying cash dividends while the Notes are outstanding.

                  PAYMENT OF THE NOTES. The Notes are direct, senior obligations of the Company. The Company is required to pay interest and principal on the Notes, including amounts with respect to the mandatory sinking fund provisions contained therein, regardless of the Company's profitability at the time any such payments are due. The payment of such principal and interest could materially and adversely affect the Company's ability to meet its other obligations. If the Company is unable to make principal and interest payments on the Notes when due, or to make required sinking fund payments when due, the consequences to the Company would be material and adverse.

                  EXERCISE OF THE WARRANTS AND/OR THE CONVERSION OF THE NOTES INTO COMMON STOCK WILL HAVE DILUTIVE EFFECT. The Warrants will provide an opportunity for the holders thereof to profit from a rise in the market price of the Common Stock, of which there is no assurance, with resulting dilution in the ownership interest in the Company held by the then present shareholders. Holders of the Warrants or the Notes most likely would exercise such Warrants or convert the Notes and purchase the Common Stock underlying such securities at a time when the Company may be able to obtain capital by a new offering of securities on terms more favorable than those provided by such Warrants or Notes, in which event the terms on which the Company may be able to obtain additional capital would be affected adversely.


                  NO ACTIVE TRADING MARKET; DISCLOSURE RELATING TO LOW PRICED STOCKS. The Common Stock presently has no active trading market. There can be no assurance that a trading market will develop or, if developed, that it will be maintained. The Company has applied for listing of the Common Stock on Amex. However, there can be no assurance that the Company will succeed in obtaining a listing for the Common Stock on AMEX, or that if it is successful in obtaining such listing that it will be able to meet the maintenance criteria for continued quotation of the Common Stock on AMEX. If the Common Stock were to be listed and subsequently removed from AMEX, trading, if any, in the Common Stock might thereafter have to be resumed in the over-the-counter market in the so-called "pink sheets" or, if then available, be conducted in the Nasdaq National Market, the Nasdaq SmallCap Market or another exchange. As a result, an investor might find it more difficult to dispose of, or to obtain accurate quotations as to the value of, the Common Stock.

                  In addition, as the Common Stock has no active trading market and the trading price of the Common Stock is less than $5.00 per share, trading in the Common Stock is subject to the requirements of Rule 15g-9 promulgated under the Exchange Act. Under such rule, broker/dealers who recommend such low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchase and receive the purchaser's written consent prior to the transaction. The Common Stock is also subject to the Securities Enforcement Remedies and Penny Stock Reform Act of 1990, which requires additional disclosure in connection with any trades involving a stock defined as a penny stock (generally, according to recent regulations adopted by the Commission, any equity security not traded on an exchange or quoted on Nasdaq that has a market price of less than $5.00 per share, subject to certain exceptions), including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith. Such requirements could severely limit the market liquidity of the Common Stock and the ability of purchasers in this offering to sell their securities in the secondary market. There can be no assurance that the Common Stock will be listed Amex, or if listed, that the Company will be able to maintain such listing. If the Common Stock continues to have a market price of less than $5.00 and fails to be listed on Amex or another active trading market, or, if so listed, is subsequently delisted, the Common Stock will be treated as a penny stock.


                  SHARES ELIGIBLE FOR FUTURE SALE. 22,763,179 of the Company's 24,394,300 currently outstanding shares of Common Stock are "restricted securities" and, in the future, may be sold upon compliance with Rule 144, adopted under the Act. Rule 144 provides, generally, that a person holding "restricted securities" for a period of two years may sell only an amount every three months equal to the greater of (a) one percent of the Company's issued and outstanding Common Stock, or (b) the average weekly volume of sales during the four calendar weeks preceding the sale. The amount of "restricted securities" which non-affiliates of the Company may sell is not so limited, since non-affiliates may sell without volume limitation their shares held for three years if there is adequate current public information available concerning the Company. All of the Shares held by the former shareholders of MEI (a total of 19,000,000 Shares) and the former shareholders of Movietime (a total of 1,199,999 Shares), all of the Shares issued to the investors in the Private Placement (a total of 2,074,300 Shares), all of the Shares issued to the placement agent in the Private Placement (a total of 488,820 Shares) and all of the Common Stock underlying the Notes, the Placement Agent Warrants and the Redeemable Warrants are being registered in the registration statement of which this Prospectus forms a part. As a result, all of the shares being registered hereunder will be freely tradeable without registration or other restrictions under the Securities Act following their offering and sale under this prospectus. However, the former shareholders of both MEI and Movietime have agreed not to resell their Shares (a total of 20,199,999 Shares) or any portion thereof for a period ending on August 30, 1997.

                   After reserving a total of 5,213,243 shares of Common Stock for issuance upon (i) the exercise of the Placement Agent Warrants, (ii) the conversion of the Notes and/or upon redemption of the Redeemable Warrants, and
(iii) the exercise of options to purchase up to an aggregate of 1,750,000 shares of Common Stock under the Company's 1996 Employee Stock Option Plan (the "Stock Option Plan") and Directors Stock Option Plan (the "Directors Plan" and together with the Stock Option Plan, the "Plans"), the Company will have at least 19,892,457 shares of authorized but unissued Common Stock available for issuance without further stockholder approval. As a result, any issuance of additional shares of Common Stock may cause current stockholders of the Company to suffer significant dilution which may adversely affect the market for the securities of the Company. See "Description of Securities."


                  Prospective investors should be aware that the possibility of sales of shares of Common Stock in the future may depress the price of the Common Stock in any market which may develop and, therefore, the ability of any investor to market shares may be dependent directly upon the number of shares that are offered and sold. Affiliates of the Company may sell their shares during a favorable movement in the market price of the Common Stock which may have a negative effect on its price per share. See "Description of Securities."

                                   THE MERGER

GENERAL



                  In conjunction with the initial closing of the Private Placement on July 29, 1996, the Company consummated the Merger. The Company was the surviving entity in the Merger. Upon consummation of the Merger the Board of Directors and management of MEI were elected to corresponding positions with the Company. Pursuant to the Merger, the Company issued one share of Common Stock for each share of MEI Common Stock then outstanding, and changed its name from Shadow Wood Corporation to "Magicworks Entertainment Incorporated." In addition, the Company amended its Certificate of Incorporation to increase the number of authorized shares of Common Stock to 50,000,000 and to authorize 5,000,000 shares of preferred stock, $.001 par value, to be issued in such series and with such rights, preferences and designations as determined by the Company's Board of Directors.



                  By virtue of the Merger, the Company has succeeded to all of the rights, duties and obligations of MEI, including, but not limited to, the contractual rights, duties and obligations arising under the Notes, the Placement Agent Warrants and all other obligations incurred in connection with the Private Placement. See "Certain Transactions."

                  Prior to the consummation of the Merger, the Company effectuated a reverse stock split on a 1 for 12.5 basis which reduced its issued and outstanding shares of common stock to 311,180 shares. All fractional shares were rounded up to the nearest whole share.


           CONSOLIDATION TRANSACTIONS AND S CORPORATION DISTRIBUTIONS

CONSOLIDATION TRANSACTIONS


                  MEI was formed in June 1996 as a holding company to facilitate the consolidation of the operations of each of Diamond Bullet Merchandising, Inc., a Florida corporation, Touring Artists Group, Inc., an Ohio corporation, Touring Artists Group, Inc., a Florida corporation, Performing Arts Management of North Miami, Inc., a Florida corporation, Magic Promotions, Inc., a Florida corporation, and Magic Promotion, Inc., an Ohio corporation, all of which shared common control, but which had operated previously as independent corporations (the foregoing corporations are referred to herein collectively as the "Constituent Corporations"). Concurrently with the initial closing of the Private Placement on July 29, 1996, 100% of the outstanding capital stock of each of the Constituent Corporations was acquired by the Company (the "Consolidation").


                  The Consolidation complies with the requirements of SAB 48 and has therefore been accounted for at the historical cost bases of the transferors.


S CORPORATION DISTRIBUTIONS

                  Prior to the consummation of the Consolidation, the Constituent Corporations elected to be treated as S corporations for federal and state income tax purposes. As a result, the Constituent Corporations paid no federal or state income tax, and all earnings of the Constituent Corporations were subject to federal and state taxation directly at the shareholder level. The practice of the Constituent Corporations was to pay cash distributions to shareholders equal to the excess operating cash flow generated by the operations of the Constituent Corporations.

                  In the fiscal year ended December 31, 1995, the Constituent Corporations had retained undistributed earnings aggregating $5,625,113, of which $3,816,129 was distributed to the shareholders of the Constituent Corporations.

                  At July 30, 1996, the Company had retained and undistributed earnings of $1,340,043. During 1996, the Company made S corporation distributions aggregating $2,509,445 to the shareholders of MEI (including all of the shareholders of the Constituent Corpoations). No further S corporation distributions will be made. Effective upon consummation of the Corsolidation, the Constituent Corporations ceased to be treated as S corporations, and, accordingly, are now fully subject to federal and state income tax.

The accompanying consolidated statements of operations include pro forma income taxes due for periods prior to the Merger as if the Company had been subject to Federal and state corporate income taxes, based on the tax laws in effect during those periods and statutory rates applied to pre-tax accounting income.


                                 USE OF PROCEEDS

                  The Company will not receive any proceeds from the sale of the Securities offered hereby. Management estimates that the aggregate expenses of this offering will be approximately $1.0 million, all of which will be borne by the Company.

                           PRICE RANGE OF COMMON STOCK

                  The Common Stock is currently quoted on the OTC Bulletin Board under the symbol "MAJK". The following table sets forth the high and low bid prices of the Common Stock for the period indicated in 1996. Such over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions. Prior to the Merger, there was no active trading market for the Common Stock.



                                                    HIGH              LOW
-----------------------------------------------------------------------------
     1996
Third Quarter                                      $4.25            $3.50
Fourth Quarter                                     $4.00            $3.00

     1997
First Quarter                                      $4.25            $2.75

                  On April 1, 1997, the last reported bid price of the Common Stock was $4.00 per share. As of that date, there were approximately 250 holders of record of the Common Stock.

                                 DIVIDEND POLICY

                  Holders of Common Stock are entitled to dividends when, as and if declared by the Board of Directors out of funds legally available therefor. Prior to the Consolidation, the Constituent Corporations had elected to be treated as S Corporations for federal and state income tax purposes, and paid cash distributions to their shareholders equal to their excess operating cash flow from operations. No further S Corporation distributions will be made. The Company does not anticipate the payment of any dividends in the foreseeable future. The Company intends to retain future earnings, if any, to finance the development and expansion of its business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, the Company's financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid. Further, the Notes provide that the Company will not (i) declare or pay any dividend or make any other distribution to the stockholders of the Company, except dividends or distributions payable in equity securities of the Company, or (ii) purchase, redeem or otherwise acquire or retire for value any equity securities of the Company, except (a) an equity security acquired upon conversion thereof into other equity securities of the Company and (b) any equity security issued to employees, directors or other performing services in accordance with agreements providing for such repurchase at original cost upon termination of employment, membership on the Board of Directors or other affiliation with the Company.

                                 CAPITALIZATION


                   The following table sets forth, as of December 31, 1996, the capitalization of the Company.


                                               DECEMBER 31, 1996
                                               ------------------


Short-term debt.................................    $  302,956
                                                  -------------

Long-term debt..................................     6,177,492
                                                  -------------


Stockholders' Equity:

         Preferred Stock, par value $.001 per
            share, 5,000,000 shares authorized,
            no shares issued and outstanding....            --


         Common Stock, par value $.001 per
            share, 50,000,000 shares authorized,
            24,394,300 shares issued and
            outstanding(1)......................    $   24,394


Additional paid in capital......................     4,151,026

Retained earnings...............................       431,685
                                                  -------------
Total stockholders' equity .....................     4,607,105
                                                  -------------
Total capitalization............................   $11,087,553
                                                  =============

--------------------------------------

(1) Does not include (i) shares issuable upon the conversion of the Notes, the exercise of the Placement Agent Warrants or the exercise of Redeemable Warrants that may be issued upon prepayment of the Notes in certain circumstances (ii) 1,750,000 shares issuable upon exercise of options granted and to be granted under the Plans and (iii) 500,000 shares issuable under a settlement agreement. See "Business-Legal Proceedings," "Management Stock Option Plans" and "Description of Securities."

                      SELECTED CONSOLIDATED FINANCIAL DATA

         The selected consolidated financial data set forth below has been derived from the consolidated financial statements of the Company. The consolidated financial statements as of and for the year ended December 31, 1996 have been audited by Arthur Andersen LLP, independent certified public accountants, and such consolidated financial statements and the report thereon are included elsewhere in this registration statement. The combined financial statements of Magicworks Entertainment as of December 31, 1995 and for the two years in the period ended December 31, 1995 have been audited by Ernst & Young LLP, independent certified public accountants, and such consolidated financial statements and the report thereon are included elsewhere in this Registration Statement. The combined financial statements as of and for the year ended December 31, 1992 are derived from the unaudited consolidated financial statements of the Company, which in the opinion of management, include all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the information set forth therein.

         The following selected financial data includes the accounts of the Company and its subsidiaries and partnerships as more fully described in Note 1 to the Consolidated Financial Statements. In 1996 the Company acquired MovieTime and Space Agency in transactions accounted for as poolings of interests. The historical financial statements of the Company have been restated to include the accounts of MovieTime and Space Agency since the Company's inception.

         The selected financial data set forth below should be read in conjunction with the consolidated financial statements of the Company contained elsewhere herein, including the notes thereto.

                                                                  YEAR ENDED DECEMBER 31,
                                          -------------------------------------------------------------------------
                                               1992           1993           1994           1995           1996
                                          ------------   ------------  --------------   -----------  --------------
STATEMENT OF OPERATIONS DATA:
Revenues:
    Production..........................    $  662,222    $18,250,149     $23,346,244   $31,638,078     $30,255,931
    Promotion...........................     3,663,269     19,069,954      13,283,612    17,406,082      36,310,528
    Merchandising.......................     2,368,060      2,461,577       2,338,619     2,474,214       2,686,238
    Other...............................       831,605      1,473,103       1,560,837     2,191,605       2,330,418
                                          ------------   ------------  --------------   -----------  --------------

Total revenues..........................     7,525,156     41,254,783      40,529,312    53,709,979      71,583,115
                                          ------------   ------------  --------------   -----------  --------------
Operating expenses:
    Production..........................       651,645     15,281,557      21,783,840    29,251,937      28,019,575
    Promotion...........................     2,635,949     16,361,755       9,909,580    13,505,270      30,765,158
    Salaries, wages and benefits........       679,244      1,692,190       1,935,974     2,649,670       3,699,334
    Cost of goods sold..................     1,929,003      1,860,777       1,824,102     1,462,364       1,933,983
    General and administrative..........       994,054      1,272,826       1,548,202     2,252,106       3,892,705
                                          ------------   ------------  --------------   -----------  --------------

Total operating expenses................     6,889,895     36,469,105      37,001,698    49,121,347      68,310,755
                                          ------------   ------------  --------------   -----------  --------------

Income from operations..................       635,261      4,785,678       3,527,614     4,588,632       3,272,360
Other income (expense):
    Interest income.....................         1,296         35,166          64,781       310,668         286,596
    Interest expense....................       (77,294)       (79,767)        (20,011)     (132,192)       (491,630)
    Income from investments
      in partnerships...................       440,963        364,976         417,071       418,679          83,922
                                          ------------   ------------  --------------   -----------  --------------
    Income before minority interests
      and provision for income taxes....     1,000,226      5,106,053       3,989,455     5,185,787       3,151,248
    Minority interests..................         3,640     (1,828,358)     (1,460,444)   (1,446,888)         11,731
                                          ------------   ------------  --------------   -----------  --------------

Income before provision for income taxes     1,003,866      3,277,695       2,529,011     3,738,899       3,162,979
Provision for income taxes..............             -              -               -             -        (597,216)
                                          ------------   ------------  --------------   -----------  --------------
Net income before pro forma income
    taxes for periods prior to
    July 29, 1996                            1,003,866      3,277,695       2,529,011     3,738,899       2,565,763
Pro forma income taxes(1)...............      (391,507)    (1,278,301)       (986,314)   (1,458,170)     (1,161,758)
                                          ------------   ------------  --------------   -----------  --------------

Pro forma net income(1).................      $612,359     $1,999,394      $1,542,697    $2,280,729      $1,404,005
                                          ============   ============  ==============   ===========  ==============

Pro forma net income
    per common share....................   $       .03     $      .09     $       .07    $      .10      $      .06
                                          ============   ============  ==============   ===========  ==============

Weighted average common shares
    outstanding.........................    21,831,180     21,831,180      21,831,180    21,831,180      25,080,885
                                          ============   ============  ==============   ===========  ==============


                                                                  YEAR ENDED DECEMBER 31,
                                          -------------------------------------------------------------------------
                                              1992           1993           1994           1995           1996
                                          ------------   ------------  --------------   -----------  --------------
BALANCE SHEET DATA:
    Working capital.....................    $1,208,959     $  792,113      $2,309,935   $ 1,379,721     $ 6,633,127
    Total assets........................     3,137,895      4,152,388       8,396,494    11,717,054      14,854,716
    Total liabilities...................     2,483,147      2,510,397       5,897,370     9,487,822      10,247,611
    Total stockholders' equity..........       654,748      1,641,991       2,499,124     2,229,232       4,607,105
-----------------------------------

(1) Reflects the effect of a pro forma provision for income taxes on historical statement of operations data at 39% which would have been recorded had the Company been a taxable entity for all periods presented.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS

         The Company, through its subsidiaries and related partnerships, acquires domestic and international stage and ancillary rights to theatrical productions, produces and promotes live entertainment, manages and books performances and shows, and merchandises a broad range of products associated with its productions and performers. Prior to 1992, the Company focused primarily on, and generated the majority of its revenue from, the worldwide production of "The Magic of David Copperfield," as well as its management and booking agency and merchandising businesses, and was not involved in other large scale productions. In 1992 the Company began to act regularly as producer and co-producer in cases in which the Company determined, based on the responses to its booking inquiries, that the demand for a production was strong. In some cases, the Company also obtained additional rights associated with the show, such as the ability to present the show in certain venues. In addition, the Company's strategy with respect to its theatrical production business was and continues to focus upon production of popular, proven hits rather than first run productions.

         The Company is the successor by merger to the business of Magicworks Entertainment Incorporated, a Florida corporation ("MEI"). On July 29, 1996, certain of the Company's predecessors in interest consummated the Consolidation. On the same date, MEI issued and sold 400.06 Units in the Private Placement from which it received net proceeds in the amount of $8,782,832. On September 27, 1996, the Company sold an additional 14.8 Units pursuant to the Private Placement from which it received additional net proceeds in the amount $333,000.

         Upon completion of the Private Placement, MEI merged with and into the Company. In accordance with the terms of the Merger, each share of MEI Common Stock issued and outstanding was converted into one share of the Company's Common Stock. The Company was the surviving corporation in the Merger and investors in the Private Placement became security holders of the Company. Upon consummation of the Merger, the Company changed its name from Shadow Wood Corporation to Magicworks Entertainment Incorporated.

GENERAL

         The Company's revenues are derived principally from its production and promotion activities, which, in 1996, accounted for approximately 42.3% and 50.7%, respectively, of the Company's total revenues.

         The Company's operating results have fluctuated significantly from quarter to quarter and year to year, primarily as a result of the number of shows or events in production, the timing and staging of productions, and the Company's involvement in promotion as well as production in certain instances. In addition, the season for most of the Company's theatrical productions runs from September to June. While the Company engages in other businesses and productions, including summer music tours, during the rest of the year, its operating results have fluctuated significantly from quarter to quarter and year to year, and may be expected to continue to do so in the future. Production revenue results from the sale to local promoters of shows produced by the Company in exchange for a guaranteed weekly fee, plus a percentage of box office receipts and other revenue. In cases where the Company participates in the promotion of a show it is producing, it becomes involved in the local presentation, enhancing its opportunity for profits and exposing itself to greater risk. In addition, the Company has historically derived a significant percentage of its revenues and profits from one production, "The Magic of David Copperfield." This situation results in part from the successful expansion of the "David Copperfield" production in Europe and Asia, where the Company participates as a producer and a non-managing promoter. With respect to its share of promotion receipts when it is the non-managing promoter, the Company records its share of the net profits, but does not record the corresponding revenues or expenses.

         The majority of the Company's operating expenses consist of the operating costs of its concert and theatrical productions and the amortization of preproduction costs. Preproduction costs include pre-opening advertising, publicity and promotions, set construction, props, costumes, and salaries and fees paid to the cast, crew and musicians and creative participants during rehearsals. Preproduction costs incurred prior to the opening performance are capitalized, net of amounts received from investors. These costs are then amortized over the guaranteed terms of the respective shows, which range from 12 to 24 months. Operating costs are expensed as incurred. As discussed above, with respect to revenues from promotions, when the Company participates in the promotion of a profitable production, the managing promoter remits to the Company its share of the net profits; accordingly, the Company's revenues are enhanced without any charge to expenses. When the Company is the managing promoter, it records both the associated revenues and expenses.

         The accompanying consolidated financial statements include the accounts of the following partnerships involved in equity and non-equity theatrical production: The Judas Company ("Judas") which was formed in 1992, Dolliko, which was formed in 1994, Impossible Touring Company ("Impossible") which was formed in 1993, Ain't Misbehavin' Company ("Ain't Misbehavin") which was formed in 1995 and The Deathtrap Company ("Deathtrap") which was formed in 1996. Although at December 31, 1996, the Company held less than a 51% ownership interest in these partnerships, their results are consolidated as the Company exercises control over the operating and financial policies of these partnerships, both contractually and in practice, and such control is not expected to be temporary. The percentages of these partnerships not owned by the Company are presented as minority interests in the consolidated financial statements.

         The following table sets forth the shows that the Company either produced or co-produced in each year from 1992 through 1996:

           1992                      1993                    1994                    1995                   1996

Phantom of the Opera         Phantom of the Opera   Jesus Christ Superstar  Jesus Christ Superstar A Chorus Line

David Copperfield            David Copperfield      Man of La Mancha        Hello, Dolly!          Ain't Misbehavin'

                             Jesus Christ Superstar Hello, Dolly!           David Copperfield      Deathtrap

                             Man of La Mancha       David Copperfield       Nutcracker on Ice      Styx/Lynyrd Skynyrd

                                                    Nutcracker on Ice       She Loves Me           Jesus Christ Superstar

                                                    She Loves Me            Ain't Misbehavin'      Hello, Dolly!

                                                                                                   David Copperfield

                                                                                                   Nutcracker on Ice

                                                                                                   She Loves Me

Total for 1992:  2           Total for 1993: 4      Total for 1994: 6       Total for 1995: 6      Total for 1996: 9


RESULTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

         Revenues increased by $17.9 million, or 33.3%, to $71.6 million in 1996 from $53.7 million in 1995, primarily because the Company produced or promoted more shows in 1996 including the Company's promotion of "Phantom of the Opera" in 1996 and the Southeast Asia tour of "David Copperfield."

         Production revenue decreased by $1.4 million, or 4.4%, to $30.3 in 1996 from $31.6 million in 1995. The decrease resulted primarily from decreased revenues from "Hello, Dolly!" (which ended its tour in January 1996 and recommenced touring in September of 1996) and "Jesus Christ Superstar" which went on hiatus during the summer of 1996. Revenue from "Hello, Dolly!" decreased by $9.1 million, to $1.5 million in 1996 from $10.6 million in 1995. This decrease was partially offset by the commencement of the concert division productions of the "Styx/Kansas" and "The Lynyrd Skynyrd/Doobie Brothers" tours and productions of "Cufolk Dance Troup" and "The Night in New Orleans Tour."

         Promotion revenue increased by $18.9 million, or 108.6%, to $36.3 million in 1996 from $17.4 million in 1995, primarily as a result of the successful promotions of "The Phantom of the Opera" and the Southeast Asia tour of "David Copperfield."

         Merchandising revenues increased $0.2 million, or 8.6%, to $2.7 million in 1996 from $2.5 million in 1995. In 1996, the Company provided merchandising for fourteen shows as opposed to eight in 1995.

         As a percentage of revenues, operating expenses increased to 95.4% in 1996 from 91.5% in 1995 as a result of the Company increasing its overhead due to costs associated with being public as well as incurring a full year of start up expenses for MovieTime in addition to the costs described below.

         Production expenses decreased by $1.2 million, or 4.2%, to $28.0 million in 1996 from $29.3 million in 1995, primarily as a result of the significant decrease in expenses for "Hello, Dolly!," and "Jesus Christ Superstar" partially offset by increased expenses from the commencement of the concert division described above. As a percentage of production revenues, production expenses remained relatively constant, at 92.6% in 1996 and 92.5% in 1995.

         Promotion expenses increased by $17.3 million, or 127.8%, to $30.8 million in 1996 from $13.5 million in 1995, primarily from the proportional increase from the successful promotion of "The Phantom of the Opera" and "David Copperfield". As a percentage of promotion revenues, promotion expenses increased to 84.7% in 1996 from 77.6% in 1995, primarily from the increased costs associated with promoting concerts dates which commenced in 1996.

         Salaries, wages and benefits increased by $1.1 million, or 39.6%, to $3.7 million in 1996 from $2.6 million in 1995. The increase resulted from non-recurring pension expense of $0.1 million in connection with the termination of the Company's status as an S-Corporation, the hiring of five additional employees in the transportation division, two additional marketing employees, and six additional administrative employees in anticipation of future growth. As a percentage of revenues, salaries, wages and benefits increased to 5.2% in 1996 as compared to 4.9% in 1995.

         As a percentage of merchandising revenue, the costs of goods sold increased to 72.0% in 1996 from 59.1% in 1995, primarily due to a $0.1 million write down of merchandise that occurred in the fourth quarter of 1996.

         General and administrative expenses increased by $1.6 million, or 72.8%, to $3.9 million in 1996 from $2.3 million in 1995. The increase was due to inclusion of a full year of expenses in 1996 from MovieTime compared to only seven months of operations in 1995 ($0.5 million in 1996 compared to $0.2 million in 1995), additional depreciation on the Company's buses, five of which were acquired in the fourth quarter of 1995 and the commencement of the concerts division which incurred $0.5 million in expenses in 1996. Also included are expenses associated with being a public company that were not present in the preceding year.

         Interest income remained relatively constant at $0.3 million in 1996 and 1995.

         The Company had interest expense of $0.5 million in 1996 compared to $0.1 million in 1995. The increase was attributable to the interest relating to the Notes issued in the Private Placement.

         Income from investments in partnerships not consolidated by the Company decreased by $0.3 million to $0.1 million in 1996 from $0.4 million in 1995. The decrease is attributable to the closing of the "Nutcracker" and "Tommy" in 1996 partially offset by the commencement of "Chorus Line."

         Minority interests decreased by approximately $1.5 million, to $11,000 in 1996 from $1.5 million in 1995. The expense related to the portions of "Hello, Dolly!," "She Loves Me," "Jesus Christ Superstar," "Ain't Misbehavin'-Non Union Tour" and "Deathtrap" not owned by the Company were insignificant in 1996. In 1995, the expenses related to such interests in "Jesus Christ Superstar," "Hello Dolly!", "Ain't Misbehavin'-Union Tour" and "She Loves Me" increased significantly due to higher minority profits earned with respect to these shows. The amount of minority interest liability fluctuates depending on the timing of productions and distributions.

         Income before provision for income taxes decreased by $0.5 million to $3.2 million in 1996 from $3.7 million in 1995 as a result of the foregoing in addition to the $0.6 million tax charge incurred by the Company as a result of its switch from S-Corporation status to C-Corporation status in 1996. Pro forma net income decreased by $0.8 million to $1.4 in 1996 from $2.3 in 1995.

YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

         Revenues increased by $13.2 million, or 32.5%, to $53.7 million in 1995 from $40.5 million in 1994, primarily because the Company produced more shows in 1995, including "Jesus Christ Superstar," "David Copperfield," "Hello Dolly!," "She Loves Me" and "Ain't Misbehavin'." In 1994, the Company realized production revenues from full seasons of "David Copperfield" and "Jesus Christ Superstar" but only partial seasons of "Hello, Dolly!" and "Man of La Mancha." In addition, the Company promoted a successful run of "Les Miserables" in 1995.

         Production revenue increased by $8.3 million, or 35.5%, to $31.6 million in 1995 from $23.3 million in 1994. The increase resulted primarily from the addition of revenues from "Hello Dolly!" (which opened at the end of 1994 and ran through January 1996), "She Loves Me" and "Ain't Misbehavin'" to the existing productions of "David Copperfield," and "Jesus Christ Superstar," partially offset by the loss of revenues from "Man of La Mancha." Revenue from "Hello Dolly!" increased from $7.9 million in 1994 to $16.4 million in 1995, which offset the reduction in revenue from "Jesus Star Superstar" from $14.7 million in 1994 to $10.4 million in 1995.

         Promotion revenue increased by $4.1 million, or 31.0%, to $17.4 million in 1995 from $13.3 million in 1994, primarily from successful promoter dates of "Les Miserables."

         Merchandising revenues increased by $0.2 million, or 5.8%, to $2.5 million in 1995 from $2.3 million in 1994. In 1995, the Company provided merchandising for eight shows, as opposed to nine shows in 1994. Revenue increased, however, as a result of the increase in the number of tour dates for David Copperfield in 1995.

         As a percentage of revenues, operating expenses stayed relatively constant (91.5% in 1995 compared to 91.3% in 1994) as a result of the Company's increase in overhead, which increase was proportionate to the Company's increase in revenues during the period.

         Production expenses increased by $7.5 million, or 34.3%, to $29.3 million in 1995 from $21.8 million in 1994, primarily as a result of the significant increase in expenses for "Hello, Dolly!," from $7.3 million in 1994 to $14.6 million in 1995, reflecting the increased period of operation. As a percentage of production revenues, production expenses remained relatively constant, at 92.5% in 1995 and 93.3% in 1994.

         Promotion expenses increased by $3.6 million, or 36.3%, to $13.5 million in 1995 from $9.9 million in 1994, primarily from the successful run of "Les Miserables" in 1995. As a percentage of promotion revenues, promotion expenses remained relatively constant at 77.6% in 1995 and 74.6% in 1994.

         Salaries, wages and benefits increased by $0.7 million, or 36.8%, to $2.6 million in 1995 from $1.9 million in 1994. The increase resulted from additional personnel, primarily in the booking and promotional divisions, as well as additional personnel to oversee the "David Copperfield" tour. As a percentage of revenues, salaries, wages and benefits increased to 4.9% in 1995 as compared to 4.8% in 1994.

         As a percentage of merchandising revenue, the costs of goods sold declined to 59.1% in 1995 from 78.0% in 1994, primarily because of a decrease in the unit cost of the merchandise in 1995.

         General and administrative expenses increased by $0.7 million, or 45.5%, to $2.3 million in 1995 from $1.6 million in 1994. The primary reason for the increase related to increased maintenance and repairs for tour buses and incremental costs associated with leasing of additional buses in 1995 and the expansion of the box office operations in Salt Lake City.

         Interest income increased by $0.2 to $0.3 million in 1995 from $0.1 million in 1994 primarily from advance ticket sales held by the Company in interest bearing accounts.

         The Company had interest expense of $0.1 million in 1995 compared to $20,000 in 1994. The increase was attributable to the increase in the amount of outstanding bus loans the Company incurred in 1995.

         Income from investments in partnerships not produced by the Company remained stable at $0.4 million in 1995 and 1994.

         Minority interests were constant at $1.5 million in 1995 and 1994. In 1995, the expense related primarily to the portions of "Hello, Dolly!," "She Loves Me," "Jesus Christ Superstar" and "Ain't Misbehavin'" not owned by the Company. In 1994, the expenses related to such interests in "Jesus Christ Superstar," "Hello, Dolly!" and "Man of La Mancha."

         Net income before provision for income taxes increased by $1.2 million (47.8%) as a result of the foregoing, to $3.7 million in 1995 from $2.5 million in 1994. Pro forma net income increased by $0.7 million (47.8%) to $2.3 million in 1995 from $1.6 million in 1994.

LIQUIDITY AND CAPITAL RESOURCES

         At December 31, 1996, the Company had working capital of $6.6 million compared to $1.4 million at December 31, 1995. Through July 1996, the Company financed its operations primarily through borrowings and cash flow from operations. During 1996, the Company received net proceeds of $9.1 million from the sale of 414.86 Units in the Private Placement.

         During 1996, the Company made S-Corporation distributions aggregating $4,211,972, as compared to $4,171,129 in 1995, to the stockholders of the Constituent Corporations. No further S-Corporation distributions will be made.

         The Company has a line of credit and other short term borrowings which are payable on demand (the "Credit Line"). The Credit Line provides for short-term borrowings of up to $1.2 million with interest at prime plus 3/4%. The Credit Line is collateralized by substantially all of the Company's assets and is guaranteed by certain executive officers of the Company. At December 31, 1996, the full amount of the Credit Line was available for borrowing. The

Company's remaining indebtedness consists of $1.3 million, collateralized by buses used in the Company's business, and $5.2 million of Notes sold in the Private Placement.

         The Company's principal anticipated capital expenditures over the next several years will relate to acquisitions, if suitable opportunities arise, and the production of additional theatrical productions.

         Net cash provided by operating activities decreased in 1996 to $1.5 million as compared to $4.9 million in 1995 and $5.6 million in 1994. The decrease in net cash provided by operating activities in 1996 related to a decrease in advance ticket sales and an increase in accounts receivable, partially offset by an increase in accounts payable and accrued liabilities. The decrease in net cash provided by operating activities in 1995 related primarily to a substantial increase in preproduction costs during the period relating primarily to "Hello, Dolly!" offset in part by an increase in accounts payable and receipt of advance ticket sales.

         Net cash used in investing activities totaled $1.7 million in 1996, as compared to $0.9 million in 1995 and $0.4 million in 1994. The increase in cash used in investing activities for 1996 related primarily to the payment of loans due to affiliates and investments in new theatrical shows for 1997 as well as the purchase of three buses. The increase in cash used in investing activities in 1995 related primarily to the purchase of five new buses.

         Net cash provided (used) by financing activities totaled $1.5 million in 1996 as compared to $(3.3) million in 1995 and $(2.1) million in 1994. During 1996 the Company received net proceeds from the Private Placement of approximately $9.1 million after deduction of all fees and expenses associated therewith, offset by the repayment of certain indebtedness under the Line of Credit. The increase in cash used in financing activities in 1995 from 1994 related primarily to the additional distributions made to principals of the Company and to minority partners, partially offset by an increase in proceeds received from debt.

CHANGE IN ACCOUNTANTS

   In November 1996, the Company's Board of Directors replaced Ernst & Young LLP, certified public accountants ("Ernst & Young"), with Arthur Andersen LLP as its independent auditor. The report of Ernst & Young on the combined financial statements of Magicworks Entertainment as of and for the three years ended December 31, 1995 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles and there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference thereto in its report on the combined financial statements of Magicworks Entertainment for such years.

                                    BUSINESS

GENERAL

         The Company, through its subsidiaries and related partnerships, acquires domestic and international stage and ancillary rights to theatrical productions, produces and promotes live entertainment, manages and books performances and shows, and merchandises a broad range of products associated with its productions and performers. Prior to 1992, the Company focused primarily on, and generated the majority of its revenue from, the worldwide production of "The Magic of David Copperfield," as well as its management and booking agency and merchandising businesses, and was not involved in other large scale productions. In 1992 the Company began to act regularly as producer and co-producer in cases in which the Company determined, based on the responses to its booking inquiries, that the demand for a production was strong. In some cases, the Company also obtained additional rights associated with the show, such as the ability to present the show in certain venues. In addition, the Company's strategy with respect to its theatrical production business was and continues to focus upon production of popular, proven hits rather than first run productions.

BACKGROUND

         The Company is the successor by merger to the business of MEI. On July 29, 1996, certain of the Company's predecessors in interest consummated the Consolidation pursuant to which their operations were consolidated. On the same date, the Company issued and sold 400.06 Units ("Units"), each unit consisting of a Note in the principal amount of $12,500 bearing interest at a rate of 10% per annum and 5,000 shares of MEI Common Stock in the Private Placement from which it received net proceeds in the amount of $8,782,832. On September 27, 1996, the Company sold an additional 14.8 Units pursuant to the Private Placement from which it received additional net proceeds in the amount $333,000.

         Upon completion of the Private Placement, MEI merged with and into the Company. In accordance with the terms of the Merger, each share of MEI Common Stock issued and outstanding was converted into one share of the Company's Common Stock. The Company was the surviving corporation in the Merger and investors in the Private Placement became security holders of the Company. Upon consummation of the Merger, the Company changed its name from Shadow Wood Corporation to Magicworks Entertainment Incorporated.

GROWTH STRATEGY

         Over the past several years, the Company has experienced significant growth, primarily as a result of the success of its productions as well as its continued diversification. The Company's strategy has been to integrate the financing, production, booking and ancillary exploitation of live entertainment. The Company believes that its integrated approach enables it to exercise control over the significant aspects of its productions--theater management, theatrical production and promotion, marketing and merchandising.

         The Company believes that the touring live entertainment industry is a high-growth industry. The Company seeks to acquire touring rights for well-established, popular musicals. The Company's strategy is to use its management and booking division to determine the demand for live entertainment productions prior to financing such productions. The Company plans to exploit its experience and contacts with performers, venues, presenters and sponsors by expanding its operations, as opportunities arise, in the areas of sports, management speakers bureaus, fashion management, corporate sponsorship, music, movies and television. The Company believes that its relationships in the entertainment industry will facilitate its expansion into other areas, particularly with respect to facility management, production and presentation opportunities.

         The Company also perceives an opportunity to grow through acquisitions of regional, national and international entertainment producers and presenters and related businesses. Consistent with its growth strategy, the Company will also seek to expand its operations, as opportunities arise, by acquiring local and regional companies with market niches in the entertainment industry. The Company believes that there are significant acquisition opportunities available due to the highly fragmented nature of the live entertainment industry.

         In keeping with its strategy to expand its business by acquiring entertainment related businesses, on August 28, 1996 the Company acquired all of the issued and outstanding capital stock of MovieTime Entertainment, Inc. ("MovieTime"), a company that has developed an interactive telecommunications service that provides digital telephone delivery systems to movie theaters. The Company has decided recently to reduce funding for MovieTime and plans to phase out MovieTimes' operations.

         On December 31, 1996, the Company acquired all of the issued and outstanding capital stock of the Space Agency Concerts and Theatricals, which operates under the name Space Agency, Inc. ("Space Agency"). Space Agency produces Broadway subscriptive series in Salt Lake City, Utah, and Vancouver and Calgary, Canada and has managed or promoted concerts and musicals in more than 50 North American cities. Both acquisitions have been accounted for as poolings of interests and, accordingly, the historical results of operations of the Company have been restated to include the accounts of Movietime and Space Agency since inception.

         Further, as of October 1996, Touring Artists Group, Inc., a wholly-owned subsidiary of the Company ("TAG"), and two unrelated entities entered into a limited liability company agreement (the "LLC Agreement") to form The Booking Group, LLC, a New York limited liability company (the "Booking Group"). Pursuant to the LLC Agreement, TAG owns a 33 1/3% interest in the Booking Group.

THE THEATRICAL PRODUCTION BUSINESS

         The development and production of musical stage productions requires a substantial investment of time and capital. A period of 12 to 24 months typically elapses between the time a producer acquires the theatrical stage rights to a production and the date on which the production is first performed before the public.

         Initially, the producer acquires the theatrical stage rights in a musical work created by a composer, lyricist and book writer (collectively the "Authors"). In consideration for these rights, the Authors typically receive royalties calculated as a percentage of box office receipts and occasionally a share of production profits. The producer then assembles all of the elements necessary to mount the production, first engaging a director. The producer and director, in collaboration with the Authors, select other key creative personnel who are then engaged by the producer. The contractual arrangements with key creative personnel (other than principal performers except in rare circumstances) usually include royalties and, less commonly, production profit participation.

         Following auditions, performers are customarily engaged by negotiations with talent agents. During a production's preproduction phase, the producers arrange for or coordinate set construction, costume preparation, lighting and sound equipment (leased or purchased), rehearsal and theater bookings and generally develop the production to the point where it is ready to be performed before an audience. Well in advance of the opening, the producer develops and begins to execute a marketing plan for the production.

         A producer typically finances a theatrical production at least in part with project financing from third parties. A limited partnership or joint venture often is created for that purpose, with the limited partners or joint venturers investing funds to defray the production costs in order to earn a negotiated portion of any production profits. Limited partnerships and joint ventures are common in the theater and motion picture industries and enable producers to limit risk and conserve working capital for other productions. Investors in limited partnerships frequently bear substantially all of the financial risk associated with a production and typically receive approximately 50% of the profits, if any, after their initial investment is recouped.

         Expenses of developing a production that are incurred prior to the first performance of that production are usually described as preproduction costs or production costs. Preproduction costs include expenses for pre-opening advertising, publicity and promotions, set construction, props, costumes, and salaries and fees paid to the cast, crew, musicians and other creative personnel during rehearsals. In the case of a touring production, preproduction costs also include all expenses associated with moving the production from venue to venue.

         Expenses incurred after a production's first performance are termed operating costs or running costs. Operating costs include post-opening advertising, publicity and promotions, salaries of the cast, crew and musicians, equipment rental, theater rental, royalties payable to creative personnel and, after the recovery of all production costs, third-party profit participation, if any.

        For touring productions presented in a series of venues, the allocation between preproduction costs and operating costs is more complicated. For example, for a production that is to tour in four cities, advertising expenses incurred after the first performance in the first city may be operating costs (if incurred in the first city) or preproduction costs (if incurred in any of the other cities before the first performance in that city). Similarly, moving costs typically are accounted for as preproduction costs. As a result, unrecouped preproduction costs of a touring production may fluctuate upward, even if the tour is generating operating profits, depending upon the levels of advertising, moving and other costs incurred during the tour.

         A production's revenues are only recognized as each performance is presented. While tickets are usually sold well in advance of the performance date, the revenue from each advance ticket is offset by the potential liability that may arise if the performance is not presented and the ticket price must be refunded. The arrangements for investing advance box office receipts and the allocation of interest earned on those funds prior to the performance by which such funds have been generated are often complex and the subject of negotiations among the producer, the theater owner or manager, and any ticket-selling agency engaged for the particular production.

         Royalties payable to the Authors, to creative production personnel and to producers are generally calculated as a percentage (typically 8% to 16% in total) of box office receipts (gross ticket sales revenues, net only of taxes, credit card charges and other agreed deductions). Alternatively, Authors and creative talent can be remunerated on a profit pool basis whereby they receive an agreed percentage of weekly operating profits (box office receipts net of operating costs).

         The point at which aggregate operating profits from the production are equivalent to the preproduction costs is called recoupment and operating profits earned by the production thereafter are called production profits. Some royalty arrangements provide that recoupment triggers an increase in the percentage of royalties to which creative personnel are entitled. Of course, for an unsuccessful production recoupment may not occur.

THE COMPANY'S THEATRICAL AND CONCERT PRODUCTIONS

         GENERAL

         After the Company or one of its co-producers acquires the right to produce a show, typically by paying a fee to the owner of the rights to the show, the Company secures written offers from local presenters who guarantee the Company minimum levels of weekly revenues. When the Company has secured enough guaranteed contracts, it then finances the show. As is typical in the industry, the Company finances its shows on an individual basis by selling limited partnership interests to investors who assume much of the financial risk associated with the show. The Company acts as general partner and attempts to solicit as limited partners entities that will have a stake in the success of the show, such as presenters and theater owners, as well as other investors. In addition, the Company itself will occasionally have a limited partnership interest in its productions, thereby assuming a greater portion of the risk itself. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- General."

         Since 1992, the Company has acted as producer or co-producer for, or has become contractually obligated to produce, the following productions:



     1992                 1993                 1994                1995                1996                 1997*
PHANTOM OF THE        PHANTOM OF THE       JESUS CHRIST        JESUS CHRIST        A CHORUS LINE        SKOAL "ROAR"
OPERA                 OPERA                SUPERSTAR           SUPERSTAR                                TOUR
                                                                                   AIN'T MISBEHAVIN'

DAVID COPPERFIELD     DAVID COPPERFIELD    MAN OF LA           HELLO, DOLLY!                            JEKYLL & HYDE
                                           MANCHA                                  DEATHTRAP
                      JESUS CHRIST                             DAVID                                    THE SOUND OF
                      SUPERSTAR            HELLO, DOLLY!       COPPERFIELD         STYX/SKYNYRD         MUSIC

                      MAN OF LA            DAVID COPPERFIELD   NUTCRACKER ON       JESUS CHRIST         INTERNATIONAL
                      MANCHA                                   ICE                 SUPERSTAR            WARNER BROTHERS
                                           NUTCRACKER ON ICE                                            FAMILY ICE SHOW
                                                               SHE LOVES ME        HELLO, DOLLY!

                                                                                                        SINGIN' IN THE
                                                               AIN'T               DAVID COPPERFIELD    RAIN
                                                               MISBEHAVIN'

                                                                                   NUTCRACKER ON ICE    A CHORUS LINE

                                                                                   SHE LOVES ME         SUMMER DAZE
                                                                                                        TOUR '97

                                                                                                        RINGO STARR &
                                                                                                        HIS ALL STAR BAND

                                                                                                        STYX' GRAND
                                                                                                        ILLUSION TOUR

                                                                                                        LYNYRD SKYNYRD
                                                                                                        TOUR

                                                                                                        DAVID COPPERFIELD

                                                                                                        THE HUNCHBACK OF
                                                                                                            NOTRE DAME

TOTAL FOR 1992:  2    TOTAL FOR 1993: 4    TOTAL FOR 1994: 5   TOTAL FOR 1995: 6   TOTAL FOR 1996: 9    TOTAL TO DATE FOR 1997: 12

*Column represents shows with respect to which the Company has signed a production agreement.

         The Company's revenues from its production activities have increased significantly, from $23.3 million in the year ended December 31, 1994 to $30.2 million in the year ended December 31, 1996. For the years ended December 31, 1994, 1995 and 1996, production activities accounted for approximately 57.6%, 58.9% and 42.3%, respectively, of the Company's revenues.

MAJOR PRODUCTIONS


         The following is a summary discussion of the major productions that the Company produced or co-produced during 1994, 1995 and 1996, the major productions that the Company is currently producing or co-producing and the shows that the Company is contractually bound to produce in the future:

         "JESUS CHRIST SUPERSTAR"

         The Company's co-production of "Jesus Christ Superstar", by Andrew Lloyd Webber and Tim Rice, opened in December 1992. The production starred Ted Neeley and Carl Anderson, the original stars from the motion picture, and in January 1997 concluded a record 4 years of touring.

         "DAVID COPPERFIELD"

         "The Magic of David Copperfield" has been co-produced by the Company on a continuous basis since 1982, and is presently booked through 1998. The Company has a contract with David Copperfield that runs through December 1999.

         "AIN'T MISBEHAVIN'"

         The Company co-owns the North American touring rights for "Ain't Misbehavin'" formerly starring the Pointer Sisters and currently starring Martha Reeves and the Vandellas. The show opened in September 1995 and ran through June 1996. The Company then restaged the show in order to allow the show to tour in smaller markets. The restaged show commenced touring in October 1996, and is expected to run through April 1997.

         "A CHORUS LINE"

         The Company's non-equity co-production of "A Chorus Line" commenced in September 1996 and is expected to run through June 1997. The Company then expects to commence an equity tour of "A Chorus Line" in August 1997 which is expected to run through June 1998.

         "DEATHTRAP"

         The Company is currently co-producing a revival of "Deathtrap," Ira Levin's comedy thriller and one of the longest running non-musical plays in Broadway history. The Company's revival, which stars Elliott Gould and Mariette Hartley, is the first major touring revival of this show. The show's tour commenced in September 1996 and is expected to run through April 1997.

         "SINGIN' IN THE RAIN"

         In January 1997 the Company commenced co-production of a touring production of "Singin' in the Rain," which is based on the movie of the same name. This stage production features the original Comden and Green book and includes all of the song-and-dance numbers associated with the cinematic production.

         "THE HUNCHBACK OF NOTRE DAME"

         The Company has contracted to co-produce this new musical which is based on Victor Hugo's classic novel of the same name. The Company's production was written by Dennis DeYoung (the lead singer and songwriter of Styx). The show is currently in the workshop stage and is expected to commence its tour in 1997.

         "INTERNATIONAL WARNER BROTHERS FAMILY ICE SHOW"

         This production features professional ice skaters playing the roles of Batman and Robin as well as the Looney Tunes characters. The show is scheduled to commence a tour in Southeast Asia beginning in June 1997.

         "SOUND OF MUSIC"

         The Company's production is scheduled to be played in Hong Kong, Singapore and Bangkok during May, June and July of 1997. The show is expected to feature Marie Osmond.

         "JEKYLL AND HYDE"

         The Company is co-producing this musical production which opened in New York in March 1997. The show had a successful nationwide tour in 1996 which led to its Broadway premiere. This show stars Linda Edder.

         "MAN OF LA MANCHA"

         The Company co-produced a non-equity North American tour of "Man of La Mancha" which commenced September 1993 and played through April 1994. The tour played in 95 cities included Mexico City, Vancouver and Anchorage.

         "NUTCRACKER ON ICE"

         The Company's co-production of "Nutcracker on Ice", featuring Olympic ice skaters Rudy Galindo, Karyn Kadavy, Debi Thomas, Calla Urbansky and Rocky Marvel, commenced in the fall of 1994 and ran through the fall of 1996.

         "HELLO, DOLLY!"

         The Company launched a tour of "Hello, Dolly!," starring Carol Channing, in July 1994. The show toured the United States through February 1997.

         "SHE LOVES ME"

         The Company produced a non-equity tour of "She Loves Me" which commenced in October 1995 and played through April 1995. The Company's production was the first touring production of this show following its Broadway equity revival.

SUMMER MUSIC TOURS

         The Company co-produced two major summer tours in 1996: a 65-city summer tour of the musical group Styx that featured all of the band's original members (headed by singer/songwriter Dennis DeYoung), together with Kansas, as well as a coast-to-coast amphitheater tour that featured Lynyrd Skynyrd together with the Doobie Brothers. During 1997 the Company has contracted to produce the Skoal "Roar" tour, Summer Daze Tour '97, Ringo Starr and his All Star Band, Barry Manilow, Grand Illusion tour starring Styx and Lynyrd Skynyrd.

THE THEATRICAL PROMOTION BUSINESS

         The promotion of theater and concert events involves the presentation of such events at particular venues in which they are to play. The promoter is responsible for ticket sales, advertising and marketing of the event. Generally, the promoter guaranties the producer of the event a certain amount of revenue. Any revenue over this amount generated by the promoter, less the expenses incurred in connection with promotion of the event, is retained by the promoter.

THE COMPANY'S THEATRICAL AND CONCERT PROMOTIONS

         The Company promoted during 1996 or is contractually obligated to promote in 1997, the following shows:

         "PHANTOM OF THE OPERA"

         The Company presented sixteen weeks of this popular musical in Salt Lake City, Utah.

         "LES MISERABLES"

         The Company presented nine weeks of this show in San Jose, Long Beach, Fresno and Bakersfield, California and Salt Lake City, Utah. The Company is expected to present approximately 20 weeks over the next two years.

         "JESUS CHRIST SUPERSTAR"

         The Company presented "Jesus Christ Superstar", by Andrew Lloyd Webber and Tim Rice, for approximately 130 dates during 1996 in Canada, the continental United States and Alaska.

         "BB KING"

         The Company promoted this show in 15 cities in the United States and Canada.

         "RIVERDANCE"

         The Company co-promoted an extended run of approximately 20 shows in the Rosemont theater in Chicago, Illinois.

         "STYX/KANSAS"

         The Company presented six dates.

         "DAVID COPPERFIELD"

         The Company co-presented selected dates of "Tbe Copperfield Tour" United States, a first time four week run in Australia, a four week run in Southeast Asia including the cities Jakarta, Singapore, and Hong Kong, and a successful first time run on Broadway. The Company has a contract with Mr. Copperfield to present his show in major United States cities as well as South America in 1997.

         "BARRY MANILOW"

         The Company has contracted to present Mr. Manilow in 46 shows throughout the United States during 1997.

MANAGEMENT AND BOOKING

         The Company acts as the management and booking agent for a variety of live entertainment events. As management and booking agent, the Company is retained by producers to arrange bookings for the tours of various theatrical presentations, musical acts and one person shows. The Company then markets the productions to presenters throughout the world, and is paid a fixed fee or a percentage of proceeds, without investing any of its own capital. The Company currently acts as exclusive booking agent for over 23 shows including the Broadway productions of "Rent," "Annie," and "Big"; the Off-Broadway comedy "Full Gallop"; the national touring companies of "State Fair," "A Chorus Line" and "West Side Story"; and variety attractions such as "Blue Suede Shoes," "Cirque Ingineux" and Hal Holbrook in "Mark Twain Tonight!", and musical acts such as Bobby Short and the Preservation Hall Jazz Band. The Company's booking division recently signed an exclusive agreement with the Broadway hit musical "Bring in 'Da Noise/Bring in 'Da Funk" for all touring bookings in the United States exclusive of New York.

         The Company's revenues from its management and booking activities have increased from $0.5 million in the year ended December 31, 1992 to $1.4 million in the year ended December 31, 1996. The Company successfully booked and managed the 1993 tour of "Jesus Christ Superstar" by Andrew Lloyd Webber and Tim Rice. This success was followed by the Company's booking of the pre-Broadway tour of "Hello, Dolly!" starring Carol Channing in 1994; the post-Broadway tour of "She Loves Me" and the national tour of "The Pointer Sisters' Ain't Misbehavin'" in 1995 and the national tours of the Broadway drama "Having Our Say" and the Pulitzer Prize winning "Three Tall Women" in 1996. As a result of these and other successes of its booking and management activities, the Company believes it has become a significant factor in the industry in bringing first class touring Broadway shows to secondary U.S. and major foreign markets.

VENUE OPERATIONS

         The Company is involved in the operation, management and development of venues for the presentation of a wide variety of live entertainment. The Company believes that its relationships in the entertainment industry will facilitate the expansion of its venue operations. As part of its growth strategy, the Company intends to continue to expand its venue operations.

         NORTH MIAMI PERFORMING ARTS AMPHITHEATER

         The Company has a long term management contract with the City of North Miami, Florida to develop, construct, manage and operate the City's proposed Amphitheater with a planned open air capacity in excess of 25,000 people and an under-roof capacity ranging from 3,000 to 15,000 people. The facility is expected to be capable of accommodating at least one million people per year.

         The project is planned to be constructed on Biscayne Bay, 15 miles south of Fort Lauderdale and 15 miles north of downtown Miami. The project is currently in the permitting stage, and in addition to permitting, is subject to substantial contingencies relating to environmental concerns. Construction has been delayed as a result of the inability of the City to obtain certain permits and, consequently, the Company is unable to predict when construction will commence, if ever. The Company is currently negotiating a date certain with the City of North Miami by which permit approvals must be received.

         The 30-year term of the Company's management contract with the City of North Miami will commence on the date of occupancy. Pursuant to the agreement, the Company will pay to the City: (i) an annual minimum return subject to annual adjustment based on the consumer price index, but not to exceed $0.5 million per annum, (ii) a use fee charge equal to 5% of revenues from box office ticket sales for productions presented at the facility and (iii) 5% of the gross revenues received by the Company from concessions and parking. In addition, the Company has agreed to remit a refundable deposit to the City in the sum of $1.5 million (upon the receipt of all governmental approvals and permits required for construction of the facility and approval of a financing package acceptable to the Company), to be applied toward the payment of construction, operation and monitoring costs related to the facility. See "-Legal Proceedings."

TRANSPORTATION

         The Company owns ten custom-built sleeper tour buses which it leases to touring productions under long and short term contracts for use in transporting entertainers and crews during a show's tour. In addition, the Company leases various show related equipment to touring productions (i.e., sound systems, rigging and musical equipment). The Company has serviced all of the tours of its own production tours of "The Magic of David Copperfield," "Jesus Christ Superstar" as well as others, with a variety of rentals. The Company currently handles all trucking requirements of its internally produced shows.

MERCHANDISING AND CONCESSIONS

         The Company offers merchandise in connection with most of the productions with which it is involved as a producer and/or a promoter, and also in connection with certain other productions on a contract basis. The Company merchandises cast recordings, videos, t-shirts and other memorabilia related to a given show or client. The Company also sells food and beverages at its venues. The Company's merchandising and concession clients in 1996 included tours of "Fiddler on the Roof," "Hello, Dolly!," "Stomp," "A Chorus Line," "Carousel," "Tap Dogs," "Applause," "Ain't Misbehavin'," "The Magic of David Copperfield" and "Annie." In addition, the Company has acquired the merchandising rights to the upcoming tours of "Jekyll & Hyde," and "Push On" and will also provide vending services for the North American tour of U2 and the Summer Daze Tour '97.

ADVERTISING, MARKETING AND SPONSORSHIPS

         The Company's marketing, promotion and sponsorship division oversees diverse production projects for the Company. The division is responsible for advertising and promotion of the Company's various productions. Every television spot, radio spot and print advertisement relating to the Company's productions is produced under the supervision of the Company's in-house marketing staff. Sales figures are monitored on a daily basis so that any marketing mix changes necessary for a production are made promptly.

         In 1996, the advertising division oversaw the marketing of such diverse events as a Jimmy Buffet Margaritaville concert, the Akron Rib and Music Festival, "Jesus Christ Superstar," "The Magic of David Copperfield" and "Riverdance."

MOVIETIME

         MovieTime was formed in May of 1995, in the State of Florida, to develop and operate interactive digital phone systems that provide telephone advertising, information and ticketing services to the motion picture industry.

         The Company, which acquired MovieTime in August 1996, has decided recently to reduce funding for MovieTime and plans to phase out MovieTime's operations.

COMPETITION

         The Company competes with a wide range of entertainment alternatives, including movies, theatrical presentations, sporting events, concerts, and others. Within its own industry segment, the Company competes with other producers and booking agencies for attractive theatrical properties and artistic talent.

         The Company's merchandising division services the merchandising needs of the in-house productions, venues and clients represented by the Company, but competes for contracts for other productions with a number of other companies.

PROPERTIES

         The Company's principal executive offices are located in approximately 2,700 square feet of leased office space in Miami Beach, Florida. The Company leases such space from a corporation owned by Messrs. Krassner and Marsh, the Company's Co-Chairman of the Board and Chief Executive Officer and Co-Chairman of the Board, respectively, pursuant to a lease that expires in 2001 and which provides for an annual rent of approximately $39,000. The Company also leases approximately 3,500 square feet of office space in Aurora, Ohio pursuant to a lease expiring in November 2002. The Company leases such space from Lee Marshall, the Company's President and Chief Operating Officer, for an annual rent of approximately $41,000. The Company also leases office space in Salt Lake City, Utah from John W. Ballard, a director of the Company and the President of Space Agency, pursuant to a lease expiring in December 2000 which provides for an annual rent of approximately $36,000. See "Certain Transactions."

LEGAL PROCEEDINGS

         An arbitration proceeding (the "Statement of Claim") had been instituted by Diamond Bullet Corporation, an affiliate of the Company ("DBC"), against Robert L. Ferman ("Ferman"), a former financial advisor to certain of the Company's predecessors. DBC's claim had been for rescission, fraud and breach of fiduciary duty in connection with a consulting agreement under which DBC agreed to pay Ferman a monthly retainer fee of $2,500 and an equity position in DBC in the event that Ferman was successful in locating an acceptable underwriter for a proposed initial public offering of the securities of the Company or its affiliates. In March 1997 the Company and Ferman settled the proceeding. Pursuant to the settlement agreement, the Company has agreed to sell to Ferman 500,000 shares of Common Stock (the "Settlement Shares") for a purchase price of $2,000,000, the market value of the Settlement Shares on the date of the settlement agreement ($4.00). The Company has also granted to Ferman certain registration rights with respect to the Settlement Shares. Ferman has issued to the Company his three year, non-recourse promissory note (the "Note") in payment for the Settlement Shares. The Settlement Shares will be held in escrow as security for the Note by the Company pending payment of the Note.

         In October 1994, a former independent contractor filed a complaint against the limited partnership that produces "Jesus Christ Superstar" in the Common Pleas Court of Philadelphia County seeking consequential damages of $5,000,000 arising from the termination of an employment contract by such limited partnership. A court date has not been set. Management believes, based on the advice of counsel, that the lawsuit is without merit, and that the outcome of this suit will not have a material adverse effect on its financial condition or results of operations.

         In February 1997, Kerri A. Strug brought an action in the United States District Court for the district of Arizona (the "Arizona Action") against Magic Promotions, Inc., a wholly-owned subsidiary of the Company ("MPI"), in connection with the "Goldmedal Gymnastics Tour" that has been touring in the United States for anticipatory breach of her contract and a declaratory judgment that Ms. Strug be released from her obligations under the contract. Ms. Strug has claimed damages in excess of $850,000. Subsequently, on March 14, 1997, MPI filed a complaint in the United States District Court for the Southern District of Florida (the "Florida Action") against Ms. Strug and her agent, Steve Rosner, and Mr. Rosner's company, Integrated Sports International ("ISI"). The complaint in the Florida Action contains three counts: breach of contract by Ms. Strug, fraud in the inducement by Ms. Strug, Mr. Rosner and ISI, and rescission against Ms. Strug. The Company believes Ms. Strug's claims are without merit and intends to pursue vigorously the Florida Action and to defend the Arizona Action. Management believes, based on the advice of counsel, that the lawsuit is without merit, and that the outcome of this suit will not have a material adverse effect on its financial condition or results of operations.

        In December 1996, Performing Arts Management of North Miami, Inc., a wholly-owned subsidiary of the Company ("PAM"), has commenced an action in the Eleventh Judicial Circuit Court for the State of Florida against the City of North Miami (the "City") for failure to perform under the operating management agreement between PAM and the City relating to PAM's management of the North Miami Performing Arts Center. In January 1997 the City filed a counterclaim alleging that the Company had breached the management contract. The dispute stems from the City's inability to deliver a permit to the Company to build the performing arts center as required under the operating agreement by failing to make certain payments alleged to be required thereunder. The suit is currently in a 45 day settlement period. The Company intends to pursue its suit vigorously and to defend itself against the City's counterclaim. Management believes, based on the advice of counsel, that the City's counterclaim is without merit, and that the outcome of this suit will not have a material adverse effect on its financial condition or results of operations.

                                   MANAGEMENT


                  The directors, executive officers and key employees of the Company are as follows:

           NAME         AGE              POSITION
----------------------  ---     ------------------------------------------------


Brad Krassner.........  45      Co-Chairman of the Board and Chief
                                Executive Officer


Joe Marsh.............  43      Co-Chairman of the Board

Lee Marshall..........  39      President, Chief Operating Officer and
                                Director

Steven Chaby..........  30      Chief Financial Officer

H. Yale Gutnick.......  54      Director


John W. Ballard.......  49      Director and Chief Executive Officer,
                                Space Agency


Glenn Bechdel.........  52      Vice President, Magic Promotions


Larry Turk............  50      President and Chief Operating Officer,
                                Diamond Bullet Merchandising


Michel Vega...........  29      President, Touring Artists Group

Ronald J. Korn........  56      Director



                  BRAD KRASSNER co-founded MEI and has been the Company's Co-Chairman of the Board and Chief Executive Officer since the consummation of the Merger. Mr. Krassner has had a diversified career in the production, promotion, marketing and merchandising of live entertainment. He has been in the entertainment business since 1974, when he was employed by the marketing department of Ringling Brothers Barnum & Bailey Circus. Over the past 20 years, Mr. Krassner has produced and/or presented a variety of touring shows, including "Ice Capades," "Moscow Circus," "Swatch Watch NYC Fresh Festival" and "The Kool Jazz Festivals." Mr. Krassner is responsible for all of the Company's strategic planning and development and oversees corporate expansion activities.

                  JOE MARSH co-founded MEI and has been the Company's Co-Chairman of the Board since the consummation of the Merger. Mr. Marsh has been the president of Magic Promotions, Inc. since 1988, and is primarily responsible for the production of the tour of "The Magic of David Copperfield." He also oversees the theatrical division, which includes such shows as "Hello, Dolly!" starring Carol Channing, "Jesus Christ Superstar," "Man of La Mancha," "Ken Hill's The Phantom of the Opera," "South Pacific" starring Robert Goulet and "Elvis, a Musical Celebration."

                  LEE MARSHALL co-founded MEI and has been the Company's President, Chief Operating Officer and a director since the consummation of the Merger. Mr. Marshall is responsible for the day-to-day operations of Magic Promotions, Inc., the Company's theatrical production division. He is responsible for supervision of the production and promotion of such shows as "Hello, Dolly!" starring Carol Channing, "Jesus Christ Superstar," "Man of La Mancha," "Ken Hill's The Phantom of the Opera," "South Pacific" starring Robert Goulet and "Elvis, a Musical Celebration." Mr. Marshall also oversees the Company's booking agency division. Mr. Marshall has also served as the secretary and treasurer of Magic Promotions since 1984, and has been the president of Touring Artists Group since 1992.


                  STEVEN CHABY has been Chief Financial Officer and Treasurer of MEI since May 1996 and has held the same positions with the Company since the consummation of the Merger. Mr. Chaby is a certified public accountant in the State of Florida. From 1994 to 1996, Mr. Chaby was an accountant with Ernst & Young/Kenneth Leventhal Real Estate

Group LLP, certified public accountants, in Miami, Florida. From 1991 to 1994, Mr. Chaby worked as an accountant with the certified public accounting firm of James and Surman in Boca Raton, Florida.

                  H. YALE GUTNICK has been a director of MEI since May 1996 and has held the same position with the Company since the consummation of the Merger. Mr. Gutnick is the senior shareholder/member of the law firm of Strassburger McKenna Gutnick & Potter, which has offices in Pittsburgh, Pennsylvania and Greensburg, Pennsylvania. Mr. Gutnick graduated with honors from Ohio Wesleyan University in 1964 and from the University of Pittsburgh Law School in 1967. He began his legal career in the Honors Program with the United States Department of Justice in Washington, D.C., where he was a trial and appellate lawyer from 1967 through 1969, when he entered private practice in Pittsburgh, Pennsylvania. In the 25 years he has been in private practice, Mr. Gutnick has specialized in complex civil and criminal litigation and entertainment and media law.


                  JOHN W. BALLARD, a director and the Chief Executive Officer of Space Agency since December 1996. Prior to the Company's acquisition of Space Agency, Mr. Ballard acted as the President of Space Agency since its founding in 1979. Mr Ballard holds an MBA from the Harvard University Business School and a bachelor of science degree from Stanford University.

                  GLENN BECHDEL, Vice President of Magic Promotions, has been an officer of MEI since 1983. Mr. Bechdel's primary responsibility since co-founding Magic Promotions in 1983 has been to act as operations officer of the transportation and merchandising division of such corporation. Throughout his 13 years with the Company, Mr. Bechdel has been active in all Company business and productions such as "The Magic of David Copperfield," "Elvis, a Musical Celebration," "Jesus Christ Superstar," and "South Pacific," among others.

                  LARRY TURK, the President and Chief Operating Officer of Diamond Bullet Merchandising, has been an officer of MEI since 1988, acting from 1988-1993 as the Vice President and Chief Operating Officer of Diamond Bullet Merchandising, and since that date in the offices he now holds.

                  MICHEL VEGA, the President of the Touring Artists Group, has been an officer of MEI since March 1992. Mr. Vega has also served as Vice President and Senior Vice President of Touring Artists Group. Prior to joining the Company, Mr. Vega was the tour director for NAMCO Booking, a theatrical booking agency.

                  RONALD J. KORN, a certified public accountant and an attorney-at-law, has been a director of the Company since September 1996. Since July 1991, Mr. Korn has served as President of Ronald Korn Consulting, a business consulting firm, and as Chairman of the Board of Carole Korn Interiors, Inc., an interior design firm. From 1961 to 1991, Mr. Korn was a partner with the certified public accounting firm of KPMG Peat Marwick, including six years in which Mr. Korn served as Managing Partner of KPMG Peat Marwick's Miami, Florida office. Mr. Korn serves as a director of Engle Homes, Inc. and Vacation Break U.S.A., Inc., the common stock of each of which is publicly traded.

                  The Company's officers are elected annually by the Board of Directors and serve at the discretion of the Board. The Company's directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. The Company will reimburse all directors for their expenses in connection with their activities as directors of the Company. Directors of the Company who are not employees also receive a stipend of $2,000 per meeting of the Board of Directors or of any Committee thereof upon which such director sits and a grant of an option to purchase 2,000 shares of Common Stock upon election as a director, and an option to purchase 2,000 shares of Common Stock upon re-election as a director, under the Directors' Stock Option Plan. All such options are required to have an exercise price equal to not less than the fair market value of the Common Stock at the date of grant. Directors of the Company who are also employees of the Company do not receive additional compensation for their services as directors.

                  The Company maintains an audit committee and a compensation committee each of which is composed of Messrs. Gutnick and Korn.

EXECUTIVE COMPENSATION

                  The following table sets forth the total compensation paid or accrued by the Company, for services rendered during 1996, to the Company's Chief Executive Officer and to each of the five most highly compensated of the Company's other executive officers whose total 1996 salary and bonus exceeded $100,000 (collectively the "Named Officers"). The Company did not grant any stock options, stock awards or stock appreciation rights in 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                            ANNUAL COMPENSATION
                                                                                        OTHER ANNUAL     ALL OTHER
         NAME AND PRINCIPAL POSITION                   YEAR       SALARY       BONUS    COMPENSATION  COMPENSATION(1)(2)
--------------------------------------------------     ----      --------    ---------  ------------  ------------------
Brad Krassner.....................................     1996       $ 82,461      ___        ___        $  170,790
     Chief Executive Officer and Co-Chairman of        1995          -0-        ___        ___        $  471,000
     the Board

Joe Marsh.........................................     1996       $255,769      ___        ___        $1,419,772
     Co-Chairman of the Board                          1995       $300,000      ___        ___        $2,081,057

Lee Marshall......................................     1996       $170,769      ___        ___        $  473,256
     President and Chief Operating Officer             1995       $130,000      ___        ___        $  760,044

Glenn Bechdel.....................................     1996       $128,462      ___        ___        $  473,256
     Vice President, Magic Promotions, Inc.            1995       $130,000      ___        ___        $  701,839

John W. Ballard(3)................................     1996       $150,000      ___        ___        $1,472,861
     President, Space Agency

Stephen Boulay(3).................................     1996       $ 60,000    $90,000      ___        $  133,470
     Vice President, Space Agency


-----------------------------
(1) The aggregate amount of perquisites and other personal benefits provided to each Named Officer is less than 10% of the total annual salary and bonus of such officer.

(2) Each of the Named Officers in the past has received S Corporation distributions based on their interests in certain of the Constituent Corporations or, in the case of Messrs. Ballard and Boulay, their interests in Space Agency. The aggregate of such distributions received by Messrs. Krassner, March, Marshall and Bechdel in 1995 were $223,210, $2,081,057, $760,044 and $701,839, respectively. The aggregate of such distributions received by Messrs. Krassner, Marsh, Marshall, Bechdel, Ballard and Boulay in 1996 were $140,040, $1,419,772, $473,256, $473,256,
      $1,472,861 and $133,470, respectively. In addition, Mr. Krassner received management fees in 1995 paid by Diamond Bullet Merchandising, Inc.($25,750). See "Certain Transactions" and "Consolidation Transactions and S Corporation Distributions."

(3) Messrs. Ballard and Boulay became executive officers of Space Agency upon consummation of the Company's acquisition of Space Agency in December 1996.

EMPLOYMENT AGREEMENTS

                  In July 1996, the Company entered into five-year employment agreements with each of Messrs. Krassner, Marsh, Marshall and Bechdel, which provide for annual base salaries of $150,000, $250,000, $250,000 and $150,000, respectively, with automatic annual increases of $25,000. If any of these executives is terminated for cause, as defined in his employment agreement, the executive is not entitled to receive severance pay. If the executive is terminated without cause, he is entitled to receive his then current salary for the remaining term of the employment agreement but in no event less than two years of such salary. Each of the employment agreements contains a provision that the executive will not compete or engage in a business competitive with the current or anticipated business of the Company for the term of the agreement and for one year thereafter if the executive is terminated for cause or the executive terminates his employment. In addition, each executive agreed not to disclose confidential information of the Company during the term of his employment or thereafter.

                  In December 1996, Space Agency entered into 3 year employment agreements with John W. Ballard and Steven Boulay, which provide for annual base salaries of $150,000 and $100,000, respectively. If any of these executives is terminated for cause, as defined in his employment agreement, the executive is not entitled to receive severance pay. If the executive is terminated without cause, he is entitled to receive his then current salary for the remaining term of the employment agreement but in no event less than two years of such salary. Each of the employment agreements contains a provision that the executive will not compete or engage in a business competitive with the current or anticipated business of the Company for the term of the agreement and for one year thereafter if the executive is terminated for cause or the executive terminates his employment. In addition, each executive agreed not to disclose confidential information of the Company during the term of his employment or thereafter.


STOCK OPTION PLANS

                  Under the Company's 1996 Employee Stock Option Plan (the "Stock Option Plan") and Directors Stock Option Plan (the "Directors Plan", and together collectively with the Stock Option Plan, the "Plans"), 1,700,000 shares of Common Stock and 50,000 shares of Common Stock, respectively, are reserved for issuance upon exercise of options. The Plans are designed to serve as an incentive for retaining qualified and competent employees and directors.

                  The Company's Board of Directors, or a committee thereof, administers and interprets the Stock Option Plan and is authorized, in its discretion, to grant options thereunder to all eligible employees of the Company (currently 45 individuals), including officers and directors (whether or not employees) of the Company. The Stock Option Plan provides for the granting of both "incentive stock options" (as defined in Section 422A of the Internal

Revenue Code) and nonstatutory stock options. Options can be granted under the Stock Option Plan on such terms and at such prices as determined by the Board, or a committee thereof, except that the per share exercise price of options will not be less than the fair market value of the Common Stock on the date of grant, and, in the case of an incentive stock option granted to a 10% shareholder, the per share exercise price will not be less than 110% of such fair market value. The aggregate fair market value of the shares covered by incentive stock options granted under the Plans that become exercisable by a grantee for the first time in any calendar year is subject to a $100,000 limit.

                  Only nonemployee directors are eligible to receive options under the Directors Plan. The Directors Plan provides for an automatic grant of options to purchase 2,000 shares of Common Stock upon a person's election as a director of the Company and an automatic grant of options to purchase 2,000 shares of Common Stock upon such person's re-election as a director of the Company. All such options are required to have an exercise price equal to not less than the fair market value of the Common Stock at the date of grant.

                  Options granted under the Stock Option Plan will be exercisable after the period or periods specified in the option agreement relating to such grant, and options granted under the Directors Plan are exercisable immediately. Options granted under the Plans are not exercisable after the tenth anniversary of the date of grant and are not transferable other than by will or by the laws of descent and distribution. The Plans also authorize the Company to make loans to optionees to enable them to exercise their options.

                             PRINCIPAL SHAREHOLDERS

                  The following table sets forth, as of the date of this Prospectus, information with respect to the beneficial ownership of the Common Stock by (i) each person known by the Company to be the owner of more than 5% of the outstanding Common Stock, (ii) each director, (iii) each of the Named Officers, and (iv) all directors and executive officers of the Company as a group.




                                                                                           PERCENTAGE OF
                                                                                           OUTSTANDING
                                                                 AMOUNT AND NATURE OF        SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                          BENEFICIAL OWNERSHIP       OWNED(2)
---------------------------------------                          --------------------     -------------
Joe Marsh.......................................................      8,487,012               34.8%

Brad Krassner...................................................      3,232,426               13.3%

Lee Marshall....................................................      3,460,872               14.2%

Glenn Bechdel...................................................      3,228,846               13.2%

H. Yale Gutnick.................................................         10,000                  *

Ronald J. Korn..................................................          2,000                  *

John W. Ballard.................................................      1,188,001                4.9%

Stephen Boulay..................................................        132,000                  *


All directors and executive officers as a group (10 persons)....     20,364,850               83.5%

-------------------------------------

*         Less than 1%.

(1) Each beneficial owner has an address in care of Magicworks Entertainment Incorporated, 930 Washington Avenue, Miami Beach, Florida 33139.
(2)       Based on a total of 24,394,300 shares outstanding.

                             SELLING SECURITYHOLDERS


                  The shares of Common Stock offered hereby are owned by the Selling Shareholders. The following table sets forth certain information with respect to the ownership of the Common Stock by each Selling Shareholder as of March 31, 1997.


                                                                 NUMBER OF SHARES        PERCENT OF SHARES
                                                                  OWNED PRIOR TO          OF COMMON STOCK         NUMBER OF
                 NAME AND ADDRESS OF                              OFFERING(1)(2)            HELD PRIOR          SHARES OFFERED
                 SELLING SHAREHOLDER                                  (3)                  TO OFFERING             HEREBY(4)
-------------------------------------------------------------    ----------------        -----------------      --------------
Abraxas Partners, Ltd.                                                  5,178                    *                      5,250
Windermere House
404 East Bay Street
P.O. Box SS-6238
Nassau, The Bahamas

Philip Altheim                                                          8,631                    *                      8,750
270 Pond Crossing
Lawrence, NY 11559

Apec Arc, Inc.                                                          8,632                    *                     17,500
c/o Clifford Spelke
2001 Marcus Avenue, Su. N-215
Lake Success, NY 11042

Arbinter-Omnivalor, S.A.                                              138,096                    *                    140,000
4 Cours De Rive
1211 Geneve 3
Switzerland

Renee Arsan                                                                10                    *                         10
1500 Bay Road #88
Miami Beach, FL  33139

Pierre Asselin                                                             10                    *                         10
400 S. Pointe Dr., #405
Miami Beach, FL  33139

Jack Balter and Deborah Balter, JTWROS                                  8,631                    *                      8,750
8919 Atwell
Houston, TX  77096

Banca Del Gottardo                                                    172,620                    *                    175,000
Viale Stefano Franscini 8
6901 Lugano, Switzerland
Attn: Diego Lucchini (MFTB)

Banque de Patrimoines Prives Geneve BPG SA                              8,631                    *                      8,750
Attn:  Mr. Dan Caropiche
20-22, Avenue de Miremont
CH-1211 Geneve 25
Switzerland

Banque Populaire Suisse Geneva                                         34,524                    *                     35,000
Attn:  Mr. Laurent Perrin
Case Postale 2054
1211 Geneve 2
Switzerland

Banque Privee Endmond de Rothschild S.A.                               94,941                    *                     96,250
Geneva
Attn: Mrs. Lisiane Spicher
18 rue de Hesse
1204 Geneva, Switzerland

Ryan Baril                                                                 10                    *                         10
3373 Whispering Pines Lane
Eau Claire, WI  54701

Beatrice Barnett                                                        8,631                    *                      8,750
Attn:  Ian Barnett
c/o 7A Albert Br. Road
London SW11 4PX
England

Gary Barnett                                                            8,631                    *                      8,750
621 South Saltair Avenue
Los Angeles, CA 90049

Banque De Financement & D'Investissement Geneve                        43,155                    *                     43,750
Mr. Marcel Cerutti
2, rue Jean-Petitot
Case postale 5710
1211 Geneve 11, Switzerland

Kathy Barrett                                                              10                    *                         10
15070 SW 127th Court
Miami, fL  33186

Adam Bechdel                                                               10                    *                         10
1117 Floridian Court
Cape Coral, FL  33904

Allen J. Bechdel                                                           10                    *                         10
7660 Peck Road
Ravenna, OH  44266

Brian Bechdel                                                              10                    *                         10
1711 SE 8th Street
Cape Coral, FL  33904

Curtis A. Bechdel                                                          10                    *                         10
4589 Bassett Road
Atwater, OH  44201

John Bechdel                                                               10                    *                         10
1117 Floridian Court
Cape Coral, FL  33904

Karyle D. Bechdel                                                          10                    *                         10
1117 Floridian Court
Cape Coral, FL  33904

Glenn Bechdel                                                       3,228,846                  14.0%                3,228,846
c/o Magicworks Entertainment Incorporated
930 Washington Avenue
Miami Beach, Florida 33139

Brad Leigh Benjamin                                                   240,000                   1.0%                  240,000
3410 B. 21st Court
Olympia, WA 98501

Fred Bernstein                                                             10                    *                         10
7512 Chapelhill Drive
Orlando, FL  32819

Oystein Bjorge                                                          8,631                    *                      8,750
Bastadruggen 21
1370 Asker, Norway

George L. Black Trust                                                   8,631                    *                      8,750
11401 Highway 301 North
Thonotosassa, FL  33592

Meredith Blair                                                             10                    *                         10
401 E. 34th Street #33-D
New York, NY   10016

Ronald L. Book, P.A. Employees Profit Sharing Trust                     8,631                    *                      8,750
2999 N.E. 191 Street
Penthouse 6
Aventura, FL 33180


                                                                 NUMBER OF SHARES        PERCENT OF SHARES
                                                                  OWNED PRIOR TO          OF COMMON STOCK         NUMBER OF
                 NAME AND ADDRESS OF                              OFFERING(1)(2)            HELD PRIOR          SHARES OFFERED
                 SELLING SHAREHOLDER                                  (3)(4)                TO OFFERING             HEREBY
-------------------------------------------------------------    ----------------        -----------------      --------------
Erling U. Borg                                                          8,631                    *                      8,750
P.B. 1128
2601 Lillehammer, Norway

Bostar A/S                                                             34,524                    *                     35,000
Parkveien 55
P.O.B. 2416, Solli
N-0201, Oslo
Norway
Attn: Ove Hoegh

Sandra Breiterman                                                          10                    *                         10
4220 Post Avenue
Miami Beach, FL  33140

Shelley M. Brennan                                                         10                    *                         10
63-A E. Summit
Chagin Fallas, OH  44022

Harvey R. Brice BSSC Master Defined Contribution M/P Pension Plan       8,631                    *                      8,750
70 Bethone Street
New York, NY 10014-1758
Attn: Harvey R. Brice

Bruce Bronstein                                                            10                    *                         10
34 Harbor Circle
Freehold, NJ  07728

Norman Brooks                                                         103,572                    *                    105,000
c/o Magicworks Entertainment Incorporated
930 Washington Avenue
Miami Beach, Florida 33139

Michael J. Brown                                                      133,333                    *                    133,333
216 E. 95th Street
New York, NY 10128

David R. Bruni                                                             10                    *                         10
2355 S. Linden Street
Alliance, OH  44601

Lawrence Burstein                                                       8,631                    *                      8,750
114 East 90th Street
Apt. 3-B
New York, NY 10128

C.N. Limited                                                            8,631                    *                      8,750
c/o the Company Secretary
P.O. Box 316, Jardine House No. 1
Wesley Street
St. Helier, Jersey Channel Islands
U.K.

Caco A/S                                                                8,631                    *                      8,750
Apalveien 30
0371 Oslo
Norway
Attn: Ole J. Gjerpen

Tammy J. Cain                                                              10                    *                         10
1012 Sunview Drive
Mogadoe, OH  44260

Cameo Trust Corporation Limited                                         8,636                    *                     38,500
c/o Chris Bateson
Cameo House, 18 Hope Street
Douglas, Isle of Man
British Isles IM1 1AQ

Jeffrey Capas and Katherine Capas, JTWROS                               8,631                    *                      8,750
2808 Palamore Drive
Tampa, FL 33618

Capital Growth International, L.L.C.(5)                               291,615                   1.2%                  291,615
666 Steamboat Road
Greenwich, CT  06830-7150
Attn: Michael Jacobs

Casita Linda Corp.                                                      8,631                    *                      8,750
c/o 7A Albert Br. Road
London SW11 4PX
England

Bob Cayne                                                                  10                    *                         10
PO Box 8187
Incline Village, NV  89452

Melissa A. Cayne                                                           10                    *                         10
PO Box 8187
Incline Village, NV  89452

Phyllis J. Cayne                                                           10                    *                         10
PO Box 8187
Incline Village, NV  89452

Steve Chaby                                                                10                    *                         10
600 NE 36th Street
Miami, FL  33137

Jeff Chrzozon                                                              10                    *                         10
321 W 78th Street #7-F
New York, NY  10024

Clariden Bank                                                           8,631                    *                      8,750
Clariden Street, 26
CH-8002 Zurich
Switzerland
Attn: Karl Wiedmer

Charles G. Claypool, Jr.                                                   10                    *                         10
PO Box 684
E. Liverpool, OH  43920

Clissold Lane                                                              10                    *                         10
2413 Butternut Circle
Salt Lake City, UT  84124

John R. Coleman                                                            10                    *                         10
4164 Ross Hollow Road
New Albany, IN  47150

Kirk Coleman                                                               10                    *                         10
540 Weatherend Court
Alpharetta, GA  30202

Lisa Coleman                                                               10                    *                         10
540 Weatherend Court
Alpharetta, GA  30202

Rona Coty                                                               8,631                    *                      8,750
7612 Mar Della Terrace
Boca Raton, FL 33433

Crescent Capital Company, LLC                                          43,155                    *                     43,750
135 Wood Road
Braintree, MA 02184-2503
Attn: Richard W. Brown

Bobbie Crowe                                                               10                    *                         10
1915 Tudor Street
Cuyahoga Falls, OH  44221

Cody Crowe                                                                 10                    *                         10
1915 Tudor Street
Cuyahoga Falls, OH  44221

Geoff Crowe                                                                10                    *                         10
1540 Viogross Avenue
Akron, OH  44310


Jamie Crowe                                                                10                    *                         10
1540 Viogross Avenue
Akron, OH  44310

Jeff Crowe                                                                 10                    *                         10
1540 Viogross Avenue
Akron, OH  44310

Jenn Crowe                                                                 10                    *                         10
1540 Viogross Avenue
Akron, OH  44310

Joanne Crowe                                                               10                    *                         10
508 Loomis Avenue
Cuyahoga Falls, OH  44221

Katy Crowe                                                                 10                    *                         10
1540 Viogross Avenue
Cuyahoga Falls, OH  44221

Kingsley Crowe                                                             10                    *                         10
508 Lommis Avenue
Cuyahoga Falls, OH  44221

Lisa Crowe                                                                 10                    *                         10
508 Loomis Avenue
Cuyahoga Falls, OH  44221

Marci Crowe                                                                10                    *                         10
1915 Tudor Street
Cuyahoga Falls, OH  44221

Mike Crowe                                                                 10                    *                         10
1915 Tudor Street
Cuyahoga Falls, OH  44221

Gerald A. Cunningham                                                       10                    *                         10
307 Greenfield Road
New Wilmington, PA  16142

Philip Datlof, M.D.                                                     8,631                    *                      8,750
17867 Lake Estates Drive
Boca Raton, FL 33496

Robert A. Davis                                                            10                    *                         10
8943 Garland Avenue
Surfside, FL  33154

Delaware Charter Guarantee & Trust Co.                                  4,315                    *                      4,375
TTEE FBO Robert Zelinka IRA
c/o Bear Sterns & Co.
Acct. #686-747-31-1-5 (R. Zelinka IRA)
1 Metro Tech Center
Brooklyn, NY 11021-2859

Caley Detweiler                                                            10                    *                         10
508 Loomis Avenue
Cuyahoga Falls, OH  44221

Nick Detweiler                                                             10                    *                         10
508 Loomis Avenue
Cuyahoga Falls, OH  44221

Sam Detweiler                                                              10                    *                         10
508 Loomis Avenue
Cuyahoga Falls, OH  44221


                                                                 NUMBER OF SHARES        PERCENT OF SHARES
                                                                  OWNED PRIOR TO          OF COMMON STOCK         NUMBER OF
                 NAME AND ADDRESS OF                              OFFERING(1)(2)            HELD PRIOR          SHARES OFFERED
                 SELLING SHAREHOLDER                                  (3)(4)                TO OFFERING             HEREBY
-------------------------------------------------------------    ----------------        -----------------      --------------
Delores Drumm                                                              10                    *                         10
7274 Longview Avenue
Mentor, OH  44060

John Drumm                                                                 10                    *                         10
7274 Longview Avenue
Mentor, OH  44060

Edgeport Nominees Ltd.                                                 44,000                    *                     44,000
44 Worship Street
London, EC2A 2JT
England
Attn: Ian Goldbart

Tamara Elwood                                                              10                    *                         10
6835 Richmond Road #34
Solon, Oh  44139

Emanon Partners, L.P.                                                  81,132                    *                     82,250
237 Park Avenue
Suite 901
New York, NY 10017
Attn: Michael Schaenen

David Ettinger & Beth Ettinger, JTWROS                                  8,631                    *                      8,750
21873 Town Place Drive
Boca Raton, FL 33433
Attn: Mr. and Mrs. D. Ettinger

Falcon Management Corporation                                          17,262                    *                     17,500
James Leitner - President
c/o Anne-Lee Shachian
795 B. Franklin Avenue
Franklin Lakes, NJ 07417

Marjorie Farber                                                            10                    *                         10
4321 Post Avenue
Miami Beach, FL  33140

Peter Farber                                                               10                    *                         10
4321 Post Avenue
Miami Beach, FL  33140

Samantha Farber                                                            10                    *                         10
4321 Post Avenue
Miami Beach, FL  33140

Christopher Fox                                                        25,000                    *                     25,000
Schaenen, Fox Capital Management
237 Park Avenue, Suite 900
New York, NY   10017

Steve Foxhall                                                              10                    *                         10
7274 Longview Avenue
Mentor, OH  44060

Leonard Frankel                                                       103,572                    *                    105,000
3686 N.W. 195 Lane
Aventura, FL 33180

Laurie May Frey                                                            10                    *                         10
4137 River Street
Willoughby, OH  44094

J. Lee Friedman                                                            10                    *                         10
1850 Lenox Road NE
Atlanta, GA  30306

Lynn Friedman                                                              10                    *                         10
1850 Lenox Road NE
Atlanta, GA  30306

Jonathan Fryd                                                          77,679                    *                     78,750
c/o Magicworks Entertainment Incorporated
930 Washington Avenue
Miami Beach, Florida 33139

Mitchell Fullerton                                                    240,000                   1.0%                  240,000
3410 B. 21st Court
Olympia, WA 98501

Jennifer A. Gaglione
656 Solon Blvd
Solon, Oh  44139

Galaxy Investments, Inc.                                               17,262                    *                     17,500
1280 Terminal Way Suite
Reno, NV 89502
Attn: Gladys Greene, President

Pam Gerber                                                                 10                    *                         10
PO Box 507
Dover, OH  44622

Teresa Geyer                                                               10                    *                         10
7512 Chapelhill Drive
Orlando, FL  32819

Gary Glickstein                                                            10                    *                         10
1210 W. 60th Street
Miami Beach, FL  33140

Goran Enterprises Limited                                              17,262                    *                     17,500
Rea Brothers (Guernsey) Limited
Attn:  G. D'Arcy
Commerce House
Les Banques, St. Peter Port
Guernsey, GY1 3EZ, Channel Islands

G.P.S. Fund Ltd.                                                       17,262                    *                     17,500
International Trade Center TM 126
Piscadera Bay
Curacao
Netherlands Antilles

Charles L. Greenberg and Donna Greenberg, JTWROS                       17,262                    *                     17,500
120 S.E. 5th Avenue
Apartment #333
Boca Raton, FL 33432
Attn: Mr. and Mrs. Charles L. Greenberg

Greenberg and Panish, APC, Defined Benefit Pension Plan Dated 2/1/88    8,631                    *                      8,750
3832 Wilshire Boulevard
Los Angeles, CA 90010
Attn: Mr. David Greenberg

Bear, Stearns Securities Corp.                                          8,631                    *                      8,750
Custodian David Greenberg
IRA Rollover #402-95170-1-0-353
245 Park Avenue
New York, NY 10167

Susan Greenberg                                                         8,631                    *                      8,750
1185 Corsica Drive
Los Angeles, CA 90272

Donald Gross                                                            8,631                    *                      8,750
474 Fulton Avenue
Hempstead, NY 11550

Saul Gross                                                                 10                    *                         10
2900 Flamingo Road
Miami Beach, FL  33140

David R. Groves                                                            10                    *                         10
1670 Parkgate Road
Columbus, OH  43229

Steven Haas                                                                10                    *                         10
4431 Nautilus Drive
Miami Beach, FL  33140



H. Yale Gutnick                                                        18,631                    *                     18,631
1000 Grandview Avenue, #501
Pittsburgh, PA 15211

Edward Haymes                                                          17,262                    *                     17,500
7108 Queenferry Circle
Boca Raton, FL 33496

Amy Joe Weisberg Head                                                      10                    *                         10
2853 Grinstead Drive #3
Louisville, KY  40205

Doug Herman                                                                10                    *                         10
4605 SW 10th Avenue
Cape Coral, FL  33914

Heptagon Investments Limited                                           34,524                    *                     35,000
c/o FSC Summit Trust
5 Rue Cesar Soulie
1260 Nyon
Switzerland

                                                                 NUMBER OF SHARES        PERCENT OF SHARES
                                                                  OWNED PRIOR TO          OF COMMON STOCK         NUMBER OF
                 NAME AND ADDRESS OF                              OFFERING(1)(2)            HELD PRIOR          SHARES OFFERED
                 SELLING SHAREHOLDER                                  (3)(4)                TO OFFERING             HEREBY
-------------------------------------------------------------    ----------------        -----------------      --------------
Herald Investment Trust PLC                                           517,860                   1.3%                  525,000
c/o Brown Brothers Harriman & Co.
69 Wall Street
New York, NY 10005
Attn: OSG Dept.

Heritage Finance & Trust Co. (Geneva)                                  34,524                    *                     35,000
Acct No.: 4608840
c/o Brown Brothers Harriman, NY
Attn:  OSG Dept.
69 Wall Street
New York, NY 10005

Stanley Hollander IRA                                                  17,262                    *                     17,500
c/o Cowen & Co.
IRA Dept., A/C 58-03120-1-7-44
(S. Hollander IRA)
Financial Square
New York, NY 10005

Intergalactic Growth Fund, Inc.                                        17,262                    *                     17,500
c/o Peter B. Evans
P.O. Box N-341
Charlotte House, Charlotte Street
Nassau, Bahamas

Alan Jacobs                                                            97,205                    *                     97,205
6840 Lion's Head
Boca Raton, FL 33496

Alan D. Jacobson, IRA                                                  17,262                    *                     17,500
c/o 122 East 42nd Street
New York, New York  10168

Lenard E. Jacobson, M.D.                                                8,631                    *                      8,750
150 East 69th Street
New York, NY 10021

Christopher D. Jennings                                                12,947                    *                     13,125
1431 Warnall Avenue
Los Angeles, CA 90024

Kamdex International Limited                                            8,631                    *                      8,750
Celtic House
Victoria Street
Douglas, Isle of Man
UK 1M1 2SJ
Attn: Martin Neville

A/S Kapitalutvikling                                                    8,631                    *                      8,750
Strandveien 20
N-1324 Lysaker
Norway
Attn: Knut W. Wang

Kensington Partners L.P.                                               69,048                    *                     70,000
c/o Keim Wilson Associates
237 Park Avenue, 9th Floor
New York, NY 10017
Attn:  Richard Keim

Madlyne King                                                               10                    *                         10
12404 Gooderham Way
N. Potomac, MD  20878

Sam King                                                                   10                    *                         10
12404 Gooderham Way
N. Potomac, MD  20878

Steve King                                                                 10                    *                         10
12404 Gooderham Way
N. Potomac, MD  20878

Tracy King                                                             29,000                    *                     29,000
12404 Gooderham Way
N. Potomac, MD  20878

Peter Barrington Kirk                                                  25,893                    *                     26,250
Overbergum 22B
1315 Nesoya
Norway

Manny Kladitis                                                             10                    *                         10
234 W. 44th Street #902
New York, NY  10036

Ronald Koenig                                                          17,262                    *                     17,500
Capital Growth International
660 Steamboat Road, 2nd Floor
Greenwich, CT 06830

Kirsti M.B. Kolbeinsen                                                  8,631                    *                      8,750
Holger Lysto, 23C
0280 Oslo
Norway

Stephen Kornfeld IRA                                                   17,262                    *                     17,500
719 North Ocean Boulevard
Delray Beach, FL 33483

Brad L. Krassner(6)                                                 3,454,212                  15.0%                3,454,212
c/o Magicworks Entertainment Incorporated
930 Washington Ave., 5th Floor
Miami Beach, FL 33139

Elaine Krassner                                                        29,000                    *                     29,000
705 Horton Drive
Silver Spring, MD  20902

Laine Krassner                                                             10                    *                         10
2040 N. Bay Road
Miami Beach, FL  33140

Sherri T. Krassner                                                     29,000                    *                     29,000
2040 N. Bay Road
Miami Beach, FL  33140

Jerry Krause                                                               10                    *                         10
4701 Willowbrook
Mentor, OH  44060

Kathy Krause                                                               10                    *                         10
4701 Willowbrook
Mentor, OH  44060

Megan Krause                                                               10                    *                         10
4701 Willowbrook
Mentor, OH  44060

KTB Enterprises, Ltd.                                                   8,631                    *                      8,750
c/o 7A Albert Br. Road
London SW11 4PX
England
Attn: Ian Barnett

William Kunzweiler                                                     34,524                    *                     35,000
5420 LBJ Freeway, Suite 515
Dallas, TX 75240

Tonia Kwiatkowski                                                          10                    *                         10
2232 Heatherland Drive
Broadview Heights, OH  44147

Eddie Lambert                                                              10                    *                         10
1549 Verna Street
New Orleans, LA  70019

Selena Lambert                                                             10                    *                         10
1549 Verna Street
New Orleans, LA  70019

Debbie Leibowitz                                                           10                    *                         10
8.W. Rivo Alto Drive
Miami Beach, FL  33139

                                     -40-

                                                                 NUMBER OF SHARES        PERCENT OF SHARES
                                                                  OWNED PRIOR TO          OF COMMON STOCK         NUMBER OF
                 NAME AND ADDRESS OF                              OFFERING(1)(2)            HELD PRIOR          SHARES OFFERED
                 SELLING SHAREHOLDER                                  (3)(4)                TO OFFERING             HEREBY
-------------------------------------------------------------    ----------------        -----------------      --------------
Legong Investments, N.V.                                               86,310                    *                     87,500
International Trade Center TM 126
Piscadera Bay
Curacao
Netherlands Antilles

Joel Lewis and Patricia Lewis JTWROS                                    8,631                    *                      8,750
11501 N.W. 4th Street
Plantation, FL 33325

Charles A. Loughlin                                                        10                    *                         10
5820 S. Penn
Oklahoma City, OK  73119

Larry Magrid and Barbara Magrid, JTWROS                                 8,631                    *                      8,750
1231 Vine Street
Philadelphia, PA 19107
Attn: Larry Magrid

Dr. Mannie Magrid and Jeanette Magrid, JTWROS                           8,631                    *                      8,750
8111 Meadow Crest
Houston, TX   77071

Grace Mallah                                                               10                    *                         10
540 W. 51st Terrace
Miami Beach, FL  33140

John Mallah                                                            10,000                    *                     10,000
540 W. 51st Terrace
Miami Beach, FL  33140

William P. Marino                                                       8,631                    *                      8,750
1041 4th Street N.E.
New Philadelphia, OH 44663

Edward A. Marod                                                            10                    *                         10
4 Surrey Road
Palm Beach Gaardens, FL  33418

Andrew Marsh                                                               10                    *                         10
9005 Streamview Lane
Vienna, VA  22185

Brian Marsh                                                                10                    *                         10
PO Box 507
Dover, OH  44622

Brian W. Marsh                                                          8,631                    *                      8,750
6167 Harmony Valley Road
Newcomerstown, OH 43832

Carol Marsh                                                                10                    *                         10
9005 Streamview Lane
Vienna, VA   2185

Colby Marsh                                                                10                    *                         10
9005 Streamview Lane
Vienna, VA  22185

Joe Marsh                                                           8,465,480                  36.8%                8,465,480
2040 North Bay Road
Miami Beach, FL

John Marsh                                                                 10                    *                         10
9005 Streamview Lane
Vienna, VA  22185

John J. Marsh, Jr.                                                      8,631                    *                      8,750
217 Gooding Avenue, N.W.
New Philadelphia, OH 44663

Nichole Marsh                                                              10                    *                         10
PO Box 507
Dover, OH  44622

Brian Marsh, Jr.                                                           10                    *                         10
PO Box 507
Dover, OH  44622

Carrie Marshall                                                            10                    *                         10
3423 Lincoln Avenue
Lorain, OH  44052

Dale Marshall                                                              10                    *                         10
11751 Rose Lane
Springdale, OH   45246

Jessica Marshall                                                           10                    *                         10
615 Len Court
Aurora, OH 44202

Karen Marshall                                                             10                    *                         10
615 Len Court
Aurora, OH  44202

Kathy Marshall                                                             10                    *                         10
11751 Rose Lane
Springdale, OH   45246

Lauren Marshall                                                            10                    *                         10
615 Len Court
Aurora, OH  44202

Lee Marshall                                                        3,450,338                  15.0%                3,450,338
c/o Magicworks Entertainment Incorporated
930 Washington Avenue
Miami Beach, Florida 33139

Lois Marshall                                                              10                    *                         10
233 Brookfield Road
Avon Lake, OH  44012

Todd Marshall                                                              10                    *                         10
3423 Lincolne Avenue
Lorain, OH  44052

Cecil Travis Martin                                                        10                    *                         10
3454 W. Highway 76
Branson, MD  65616

Beth Matosko                                                           29,000                    *                     29,000
14742 Rolling Green Way
Gaitersburg, MD  20878

Jessica Matosko                                                            10                    *                         10
14742 Rolling Green Way
Gaitersburg, MD  20878

Jillian Matosko                                                            10                    *                         10
14742 Rolling Green Way
Gaitersburg, MD  20878

Jordan Matosko                                                             10                    *                         10
14742 Rolling Green Way
Gaitersburg, MD  20878

Scott Matosko                                                              10                    *                         10
14742 Rolling Green Way
Gaitersburg, MD  20878

Joseph D. Maurer                                                           10                    *                         10
1117 Floridian Court
Cape Coral, FL  33904

Timothy W. McCann                                                          10                    *                         10
494 Edgewood Road
Sharon, PA  16146



Gordon R. Miller, M.D.                                                  8,631                    *                      8,750
10250 Collins Avenue, #304
Bal Harbor, FL  33154

Jody Mong                                                                  10                    *                         10
3619 Charring Cross drive
Stowe, OH  44224

Steve Mong                                                                 10                    *                         10
3619 Charring Cross drive
Stowe, OH  44224

Morgan Steel Ltd.                                                      34,524                    *                     35,000
c/o P. Kevin Perry
One Sydney Mount, Circular Rd.
Douglas, Isle of Man, U.K.

Napier Brown Holdings Ltd.                                             25,893                    *                     26,250
International House
1 St. Katherine's Way
London E1 9UN
England
Attn: A.S.P. Drake

Elizabeth Thoele Nelson                                                    10                    *                         10
N. 5492 Mann Road
Spooner, WI  54801

Ronald L. Nilsen and Carolyn M. Nilsen, JTWROS                          8,631                    *                      8,750
22 Candlestick Road
Clementon, NJ 08021
Attn: Ronald L. Nilsen

Jane Norby                                                                 10                    *                         10
3373 Wispering Pines Lane
Eau Claire, WI  54701

John T. Norman                                                             10                    *                         10
1020 Waloo Way
Twinsburg, OH  44087

Panache Partnership                                                    34,524                    *                     35,000
c/- Azzurra
P.O. Box 12075
Penrose Auckland, New Zealand

Sid Paterson                                                            8,631                    *                      8,750
1385 York Avenue
New York, NY 10021

Greg Pavek                                                                 10                    *                         10
2115 Laurel Street
Eau Claire, WI  54701

Michelle Pavek                                                             10                    *                         10
2115 Laurel Street
Eau Claire, WI  54701

Irma Perez                                                                 10                    *                         10
9770 SW 44th Street
Miami, FL  33165

Sherry E. Perrupato                                                     8,631                    *                      8,750
2635 South Holbrook Street
Philadelphia, PA 19142

Jean-Claude Pfister                                                     4,786                    *                      4,786
2301 Collins Avenue #1103-A
Miami Beach, FL  33139

Pictet & Cie                                                            8,631                    *                      8,750
29 bd Georges-Favon
1204 Geneva
Switzerland
Attn: Claude-Alain Cherubini


Cowen & Company                                                         4,316                    *                      4,375
IRA Dept. Asher Plaut
IRA #58-03134
Financial Square
New York, NY 10005

Pyramid Partners, LP                                                   19,506                    *                     19,775
c/o Steven Blatt
Tanner Mainstain Hoffer
10866 Wilshire Blvd., 10th Floor
Los Angeles, CA 90024

Michael Ralby                                                          50,000                    *                     50,000
Concorde Centre II, PH 8
2999 N.E. 191st Street
Aventura, FL   33180

                                                                 NUMBER OF SHARES        PERCENT OF SHARES
                                                                  OWNED PRIOR TO          OF COMMON STOCK         NUMBER OF
                 NAME AND ADDRESS OF                              OFFERING(1)(2)            HELD PRIOR          SHARES OFFERED
                 SELLING SHAREHOLDER                                  (3)(4)                TO OFFERING             HEREBY
-------------------------------------------------------------    ----------------        -----------------      --------------
David Rees                                                             34,524                    *                     35,000
22B Stafford Court
174 Kensington High Street
London W8 7DJ
England

P.G. Ridgwell                                                          25,893                    *                     26,250
c/o Napier Brown Holdings Ltd.
International House
1 St. Katherine's Way
London E1 9UN
England

Republic National Bank of NY (Luxembourg) SA                          112,203                    *                    113,750
32, Boulevard Royal
L-2449 Luxembourg
Attn: Jean-Louis Thill

RNB (France) Monaco                                                    17,260                    *                     17,500
15 Bis-17, Avenue D'Ostende
MC 98000 Monaco
Attn: Rachel Balet

Trond Ronning                                                           8,631                    *                      8,750
Revesporet 9B
N-1347
Hosle, Norway

Rosebud Capital Growth Fund Ltd.                                      290,000                    *                    294,000
Charlotte House
Charlotte Street
Nassau, Bahamas
Attn: Dawn E. Davies

Cheryl Lynn Rubin                                                       8,631                    *                      8,750
Billingstadaasen 20
Billingstad 1362, Norway

Bear, Stearns Securities Corp.                                          8,631                    *                      8,750
Custodian Allan Rudnick
IRA Rollover #402-95158-1-6-300
245 Park Avenue
New York, NY 10167

Rush & Co.                                                             34,520                    *                     35,000
c/o European Stockbrokers, Ltd.
20 Conduit Street
London W1R 9TD
England
Attn: Philip Gould

Rush & Co.                                                            276,160                    *                    280,000
Swiss American Securities, Inc.
100 Wall Street, 4th Floor
New York, NY 10005

Saracen International Incorporated                                     25,893                    *                     26,250
Celtic House, 3rd Floor
Victoria Street
Douglas, Isle of Man
UK 1M1 2SJ
Attn: Luay Allawi

Debbie Scarcelli                                                           10                    *                         10
4337 River Street
Willoughby, OH  44094

Jason Scarcelli                                                            10                    *                         10
4337 River Street
Willoughby, OH  44094

Joe Scarcelli                                                              10                    *                         10
4337 River Street
Willoughby, OH  44094


Michael Schaenen                                                       25,000                    *                     25,000
Schaenen, Fox Capital Management
237 Park Avenue, Suite 900
New York, New York  10017

Albert Schmier                                                          8,631                    *                      8,750
17879 Lake Estates Drive
Boca Raton, FL 33496

Seth H. Schreiber                                                       8,631                    *                      8,750
460 West 34th Street
New York, NY 10001

SEIF Limited                                                           25,893                    *                     26,250
c/o Barings (Guernsey) Ltd.
Arnold House, St. Julian's Ave.
St. Peter Port
Guernsey, GY1 3DA, Channel Islands
Attn: Shaun Baker

Larry Seitz                                                                10                    *                         10
1540 Viogross Avenue
Akron, OH  44301

John J. Serio                                                              10                    *                         10
63-A E. Summit Street
Chagrin Falls, OH  44022

Robert Setzer                                                              10                    *                         10
8306 Mills Drive #553
Miami, FL  33183

Richard Shack                                                         112,650                    *                    112,650
c/o Magicworks Entertainment Incorporated
930 Washington Avenue
Miami Beach, Florida 33139

Hy Shapiro                                                              8,630                    *                      8,750
2400 South Dixie Highway
Miami, FL 33133

Walter Shealy                                                          34,524                    *                     35,000
c/o Magicworks Entertainment Incorporated
930 Washington Avenue
Miami Beach, Florida 33139

Steven Simon                                                           53,333                    *                     53,333
Autolend
930 Washington Avenue
Miami Beach, FL 33139

Emmanuelle Simonet                                                         10                    *                         10
760 Euclid #5
Miami Beach, FL   33139

Betsy Singer                                                               10                    *                         10
9240 W. Bay Harbor Drive
Unit #3-C
Bay Harbor Island, FL  33154

Fred Singer                                                                10                    *                         10
9240 W. Bay Harbor Drive
Unit #3-C
Bay Harbor Island, FL  33154

Skips A/S Canopus                                                       8,631                    *                      8,750
c/o Knut W. Wang
Standveien 20
1324 Lysaker Norway

                                     -42-

                                                                 NUMBER OF SHARES        PERCENT OF SHARES
                                                                  OWNED PRIOR TO          OF COMMON STOCK         NUMBER OF
                 NAME AND ADDRESS OF                              OFFERING(1)(2)            HELD PRIOR          SHARES OFFERED
                 SELLING SHAREHOLDER                                  (3)(4)                TO OFFERING             HEREBY
-------------------------------------------------------------    ----------------        -----------------      --------------
Skips A/S Lodd                                                          8,631                    *                      8,750
P.O. Box 2472 Solli
0202 Oslo, Norway

Fred Snitzer                                                            8,631                    *                      8,750
75 Henry Street
Brooklyn, NY 11201

Daniel Sokoloff and Deena Sokoloff, as Tenants by the Entirety          8,631                    *                      8,750
10230 Seagrape Way
Palm Beach Gardens, FL 33418
Attn: Daniel Sokoloff

Charla Sparks                                                              10                    *                         10
12724 Holdridge Road
Silver Spring, MD  20906

Clifford W. Spelke                                                     17,262                    *                     17,500
2001 Marcus Avenue, Su. N-215
Lake Success, NY 11042

Adam Spivak                                                             8,631                    *                      8,750
136 Chinaberry Drive
Lafayette, PA 19444

Allen Spivak                                                            8,631                    *                      8,750
713 Waverly Road
Bryn Mawr, PA 19010

Merrill Lynch Acct. #53M 13719 (R. Spivak)                             17,262                    *                     17,500
Suite 210A
794 Pennllyn Pike
Bluebill, PA 19422
Attn: Adam Goldman

Kyle J. Stencovage                                                         10                    *                         10
1117 Floridian court
Cape Coral, FL  33904

Orrin S. Stern and Jeffrie K. Stern TBE                                 8,631                    *                      8,750
2409 N.W. 64th Street
Boca Raton, FL 33496
Attn: Orrin S. Stern

Carrie Strogin                                                             10                    *                         10
4213 SW 6th Avenue
Cape Coral, FL  33904

Sylvaner Corporation                                                    8,631                    *                      8,750
c/o 7A Albert Br. Road
London SW11 4PX
England

James D. Tate                                                          73,114                    *                     73,114
c/o Magicworks Entertainment Incorporated
930 Washington Avenue
Miami Beach, Florida 33139

The Diamond Bullet Corp                                                10,534                    *                     10,534
Pension Plan
c/o Magicworks Entertainment Incorporated
930 Washington Avenue
Miami Beach, Fl 33139

Barry Thoele                                                               10                    *                         10
Route #1, Box 241
Cushing, MN  56443

Faith Thoele                                                               10                    *                         10
421 W. Tyler
Eau Claire, WI  54701

James Thoele                                                               10                    *                         10
Route #1, Box 241
Cushing, MN  56443

Jesse Thoele                                                               10                    *                         10
Route #1, Box 241
Cushing, MN  56443

Katie Thoele                                                               10                    *                         10
Route #1, Box 241
Cushing, MN  56443

Norbert L. Thoele                                                      29,000                    *                     29,000
421 W. Tyler
Eau Claire, WI  54701

Sandra L. Thoele                                                       29,000                    *                     29,000
P.O. Box 5599
Snowmass Village, CO  81615

Larry Turk                                                            238,624                   1.0%                  238,624
c/o Magicworks Entertainment Incorporated
930 Washington Avenue
Miami Beach, Florida 33139

David L. Vanderkar                                                         10                    *                         10
1724 Liberty Street
Alliance, OH  44601

Matias A. Vega and Carmella K. Vega JTWROS                              8,631                    *                      8,750
31 Gedney Way
Chappaqua, NY 10510
Attn: Matias A. Vega

Michel Vega                                                           385,069                   1.7%                  385,069
c/o Magicworks Entertainment Incorporated
930 Washington Avenue
Miami Beach, Florida 33139

Vital Miljo AS                                                          8,631                    *                      8,750
Raadfhusgaten 7B
0151 Oslo, Norway
Attn: Bjarne Odegaard

W&P Bank & Trust Company Ltd.                                          51,786                    *                     52,500
Cumberland House
27 Cumberland Street
Nassau, Bahamas
Attn: Pascal Cristiano

Brad J. Wavra                                                              10                    *                         10
850 Nautilus Drive
Aurora, OH  44202

Brian K. Wedge                                                             10                    *                         10
13236 Gar Highway
Chardon, OH  44024

Julie Weisberg                                                             10                    *                         10
893 Cedar Creek N.
Marietta, GA  30069

Laurie Weisberg                                                            10                    *                         10
2655 Collins Avenue #702
Miami Beach, FL  33140

Stuart Weisberg                                                        23,000                    *                     23,000
2655 Collins Avenue #702
Miami Beach, FL  33140

Dr. Lawrence S. Weisman IRA                                            34,524                    *                     35,000
c/o Bear Sterns Corp.
IRA Acct #: 689-95590-14-E73
245 Park Avenue
New York, NY 10167

Dr. Lawrence S. Weisman                                                 8,631                    *                      8,750
12216 134th Way
Scottsdale, AZ 85259-2235

Mark L. Weiss and Tobi Weiss, JTWROS                                    8,631                    *                      8,750
12926 Cherry Road
North Miami, FL 33181
Attn: Mark L. Weiss

Joel S. Weissglass                                                      8,631                    *                      8,750
14 Takolusa Drive
Holmdel, NJ 07733-1232

Lago Wernstedt and Mi Wernstedt                                        17,262                    *                     17,500
Fritiofsy 5
S-18264 Djursholm
430908-0838
Attn: Lago Wernstedt


                                                                 NUMBER OF SHARES        PERCENT OF SHARES
                                                                  OWNED PRIOR TO          OF COMMON STOCK         NUMBER OF
                 NAME AND ADDRESS OF                              OFFERING(1)(2)            HELD PRIOR          SHARES OFFERED
                 SELLING SHAREHOLDER                                  (3)(4)                TO OFFERING             HEREBY
-------------------------------------------------------------    ----------------        -----------------      --------------
Jeff A. Williamson                                                         10                    *                         10
2015 Broad Street
Albany, OH  45710

Brad Young                                                                 10                    *                         10
806 Bayridge Avenue
Willowick,OH  44095

Carol Young                                                                10                    *                         10
3502 Octavia Street
New Orleans, LA  70125

Jimmy Young                                                                10                    *                         10
3502 Octavia Street
New Orleans, LA  70125

Ruth Zelinka                                                            4,316                    *                      4,375
200 E. 57th Street
Apt. 11-B
New York, NY 10022

Elizabeth Zveibel                                                          10                    *                         10
8281 SW 107 Avenue #D
Miami, FL  33173

------------------------------------
 *       Less than 1%.
(1) Unless otherwise indicated, each shareholder has sole voting and investment power with respect to the Common Stock indicated as owned thereby.
(2) In accordance with Rule 13d-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shares that are not outstanding, but that are issuable pursuant to (i) the exercise of outstanding Warrants and (ii) the conversion of the Notes, all of which are exercisable or convertible within 60 days of the date of this Prospectus, have been deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by the individual having such right, but have not been deemed outstanding for the purpose of computing the percentage for any other person. These amounts do not include the exercise of certain warrants to purchase an aggregate of 500,000 shares of Common Stock. See "Description of Securities."
(3) These share amounts include up to an aggregate of 1,481,643 shares which may be issued to certain Selling Shareholders either upon (i) the conversion of the Notes or (ii) upon the exercise of the Redeemable Warrants which may be issued, in certain circumstances, upon the prepayment of the Notes.
(4) With respect to the Selling Shareholders, it has been assumed that all their shares so offered will be sold. Further, these amounts include shares which may be issued to certain Selling Shareholders upon conversion of accrued interest payable upon their Notes.
(5) Does not include the shares owned of record by various officers and/or employees of Capital Growth International, LLC, including Messrs. R. Koenig and A. Jacobs, whose share totals are included elsewhere in this table.
(6) Includes 184,110 Shares held by Mr. Krassner as nominee on behalf of certain members of his family and as to which Mr. Krassner disclaims beneficial ownership.

PLACEMENT AGENT WARRANTS

                  The following table sets forth certain information with respect to the beneficial ownership of the Company's outstanding Placement Agent Warrants as of March 31, 1991, and as adjusted to reflect the sale of such Warrants offered by the holder thereof.

                                             BEFORE OFFERING
                                        ----------------------------
      NAME AND ADDRESS                    WARRANTS         PERCENT            WARRANTS OFFERED
-------------------------------------   ------------   -------------          ----------------
Rush & Co.                                  40,000              8.0                 40,000
C/O Swiss American Securities
Mr. Glenn Pizer
100 Wall Street, 4th Floor
New York, NY 10005

Josephthal Lyon & Ross Incorporated          9,375              1.9                  9,375
Robert Moses
200 Park Avenue
New York, NY 10166

Michael Ralby                               10,625              2.1                 10,625
Concorde Centre II, PH 8
2999 N.E. 191st Street
Aventura, FL 33180

Christopher Fox                              2,500               *                   2,500
Schaenen, Fox Capital Management
237 Park Avenue, Suite 900
New York, NY 10017

First National Fund                          3,750               *                   3,750
C/O Josephthal Lyon & Ross Incorporated
Hershel Krasnow
1111 Kane Concourse
Bay Harbor Islands, FL 33154

Sachem Corporate Finance                     3,100               *                   3,100
Mira Merme
Eagle Court
6-7 St. John's Lane
London, England EC1M 4BH

Edgeport Nominees, Ltd.                      5,500              1.1                  5,500
C/O Townsley & Co.
44 Worship Street
London, England EC2A 2JT

Robert Zelinka                               5,000              1.0                  5,000
C/O Capital Growth International, L.L.C.
777 South Flagler Drive
West Tower, 8th Floor
West Palm Beach, FL 33401

Pellet Investments C/O Capital Management    3,125               *                   3,125
Attn: Ron Pearson
305 Walnut Street
Newtonville, MA 02160

Cheviot Capital                              1,250               *                   1,250
Devonshire House
146 Bishopsgate
London, England EC1

Helix Investments, Ltd.                      5,063              1.0                  5,063
Cameo House
18 Hope Street
Douglas, Isle of Man
British Isles IM1 1AQ

Brill Securities                               625               *                     625
Asher Plaut
152 W. 57th Street
New York, NY 10019

Michael Schaenen                             2,500               *                   2,500
Schaenen, Fox Capital Management
237 Park Avenue, Suite 900
New York, NY 10017

Brookbank Holdings Limited                   1,875               *                   1,875
C/O Latour Trust Limited
Elaine Heuston
P.O. Box 344, Osprey house
5 Old Street
St. Helier, Jersey, JE4 8UZ
Channel Islands

Credit Suisse (Guernsey) Ltd.               14,540              2.9                 14,540
Mark Trenchard
Helvetia Court
P.O. Box 368
St. Peter Port, Guernsey, GY1 4EJ
Channel Islands

Vital Miljo                                 15,625              3.1                 15,625
C/O Abacus Management AS
Raadhusgaten 7B
Oslo, Norway
0151

Prime Grieb & Co.                            2,500               *                   2,500
Walter Prime
19 Loudon Road
London, England NW8 OLY

Gesico International                        18,585              3.7                 18,585
C/O Brown Brothers Harriman
Attn: Ralph Firmeno, OSG Dept.
59 Wall Street
New York, NY 10005

Eurocapital Ltd.                            12,500              1.5                 12,500
C/O GFI Servizi Finanziari SA
Attn: Oscar Garzotto
Via Balestra 27
Lugano, Switzerland 6900

Gibesgelt                                   27,875              5.6                 27,875
C/O BFI Banque De Financement &
D'Investissement, geneve
Attn: Xavier Justo
2, rue Jean-Petitot
Casa Postale 5710
1211 Geneve 11, Switzerland

Auric Investments, Ltd                    235,565             47.1                 235,565
24 St. Georges St.
Douglas, Isle of Man
IM11AH, British Isles

Alan Jacobs                                78,522             15.7                  78,522
6840 Lion's Head
Boca Raton, FL  33496


        RELATIONSHIP BETWEEN THE COMPANY AND CERTAIN SELLING SHAREHOLDERS

                  Capital Growth International, LLC acted as the placement agent in connection with the Private Placement and received compensation therefor in the form of cash and securities. See "Certain Transactions." The following Selling Shareholders may be deemed affiliates of Capital Growth: Ronald Koenig, Alan L. Jacobs and Stanley Hollander IRA.

                              CERTAIN TRANSACTIONS



                  MEI was formed in June 1996 for the purpose of combining the operations of the Constituent Corporations. Effective at the closing of the Private Placement, MEI issued shares of Common Stock to the shareholders of each of the Constituent Corporations in exchange for their respective interests in the Constituent Corporations, as a result of which each of the Constituent Corporations became a wholly-owned subsidiary of the Company. The number of shares of Common Stock issued to each such shareholder was determined by mutual agreement, based on their respective ownership interests in the Constituent Corporations.

                  Prior to being consolidated with MEI, the Constituent Corporations operated as S corporations under the applicable provisions of the Code. In connection therewith, the Constituent Corporations declared and paid distributions during 1995 in the amounts of $223,210, $2,081,057 and $760,041, $701,839 and $324,000 to Messrs. Krassner, Marsh, Marshall, Bechdel and Ballard, respectively. In 1996, the Company declared and paid distributions to Messrs. Krassner, Marsh, Marshall, Bechdel and Ballard in the respective amounts of $145,040, $1,419,772, $473,256 $473,256 and $1,472,861. Such distributions were in addition to the salaries paid to Messrs. Marsh, Marshall, Bechdel and Ballard.

                  In May 1996, the Company entered into a lease agreement with respect to its Miami Beach office with a corporation that is owned by Messrs. Krassner and Marsh. The agreement calls for monthly lease payments of $3,250 for a five-year term. The agreement further provides for annual increases of $200 per month during its term. The Company paid rent pursuant to a prior lease for such property for the years ended December 31, 1995 and 1996 in the amounts of $39,000 and $27,306, respectively.

                  In November 1994, the Company entered into a lease for its Ohio office, which is owned by Mr. Marshall. The agreement calls for monthly rental payments of approximately $3,417, and expires in November 2002. The Company paid rent pursuant to such lease during 1995 and 1996 in the aggregate amounts of $33,000 and $37,984, respectively.

                  In December 1996, the Company entered into lease for its Salt Lake City, which is co-owned by Mr. Ballard. The lease, which expires in December 2000 calls for monthly rental payments of approximately $3,000. The Company paid rent pursuant to such lease during 1995 and 1996 in the aggregate amounts of $18,100 and $31,000, respectively.

                  In November 1995, one of the Constituent Corporations issued to an individual its convertible promissory note in the amount of $100,000 exchangeable into shares of common stock of such Constituent Corporation. Such individual assigned such convertible promissory note to Mr. Krassner in exchange for 75,167 shares of the Company owned by Mr. Krassner. Mr. Krassner then canceled the note, and, as a result, the Company extinguished $89,235 of a $100,000 debt owed by Mr. Krassner to the Company, leaving a balance owing from the Company to Mr. Krassner of $10,765 with respect to such debt which was paid in August 1996..


                  In July and September 1996, the Company closed the Private Placement in which it received aggregate gross proceeds of $10,371,500. A total of 120 investors purchased Units in the Private Placement. Brad Krassner, Joe Marsh, Lee Marshall and H. Yale Gutnick, a director of the Company, also invested in the Private Placement (purchasing 11,000, 22,000, 11,000 and 5,000 Shares of Common Stock and $25,500, $51,000, $25,500 and $12,500 of principal amount of Notes, respectively).

                  All of the Company's indebtedness under its existing lines of credit has been personally guaranteed by Messrs. Krassner, Marsh, Marshall and Bechdel. The Company anticipates that no further personal guarantees of the Company's indebtedness by its executive officers will be made.


                  The Company has paid management fees for accounting, general management, office and other administrative services to Diamond Bullet Corporation, an entity controlled by Mr. Krassner. Such fees aggregated $25,750, $53,218 and $75,378 in 1996, 1995 and 1994, respectively.

                  As of June 30, 1996, MovieTime was indebted to the Company in the amount of $459,398 plus accrued interest. The Company obtained such funds under a credit line with Merril Lynch. As a result of the Company's acquisition of MovieTime, the indebtedness to the Company was eliminated in consolidation and the Company became indebted to Merrill Lynch during August 1996, which indebtedness has been paid in full.

                  Messrs. Krassner, Marsh, Marshall and Bechdel owned 31.1%, 6.7%, 3.9% and 2.7%, respectively, of the issued and outstanding common stock of Movietime immediately prior to the Company's acquisition of Movietime, which ownership interests were exchanged for 373,333, 80,827, 47,268 and 31,905 shares of Common Stock of the Company, respectively. See "Principal Shareholders".

                  In connection with the Private Placement, the Company paid Capital Growth (as the placement agent for such Private Placement) an aggregate cash commission of $790,120 and a nonaccountable expense allowance of $172,530.

                  In addition, the Company issued to Capital Growth and its designees an aggregate of 488,820 shares of the Company's Common Stock and an aggregate of 500,000 Placement Agent Warrants. These Shares and the Shares underlying the Placement Agent Warrants are included in this offering.

                  The Company has agreed to indemnify Capital Growth against certain liabilities in connection with the Private Placement, including liabilities under the Securities Act.

                  The Company has retained Capital Growth for a period of twenty-four months at a fee of $2,500 per month, to render various financial advisory services thereto, and specified fees for additional financings and other transactions.

FUTURE TRANSACTIONS

                  The Company will require that any future transactions between the Company and its officers, directors, principal shareholders and the affiliates of the foregoing persons be on terms no less favorable to the Company than could be reasonably obtained in arm's length transactions with independent third parties, and that any transactions not in the ordinary course of business also be approved by a majority of the Company's outside independent directors who are disinterested in the transaction.

                            DESCRIPTION OF SECURITIES

                  COMMON STOCK - The Company is authorized to issue 50,000,000 shares of Common Stock, par value $.001 per share. Each holder of Common Stock is entitled to one vote for each share held of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50 percent of the shares voted for the election of directors can elect all of the directors. The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are, and the shares of Common Stock offered hereby when issued will be, fully paid and nonassessable. To vary the rights of the Common Stock the approval of holders of a majority of the outstanding shares of Common Stock is required.

                  PREFERRED STOCK - The Company's Articles of Incorporation authorize the issuance of 5,000,000 shares of Preferred Stock, $.001 par value. The Preferred Stock may be issued in series from time to time with such designation, rights, preferences and limitations as the Board of Directors may determine. The rights, preferences and limitations of separate series of Preferred Stock may differ with respect to such matters as may be determined by the Board of Directors, including, without limitation, the rate of dividends, method and nature of payment of dividends, terms of redemption, amounts payable on liquidation, sinking fund provisions (if any), conversion rights

(if any) and voting rights. The potential exists, therefore, that Preferred Stock might be issued which would grant dividend preferences and liquidation preferences to preferred stockholders over common stockholders. Unless the nature of a particular transaction and applicable statute require such approval, the Board of Directors has the authority to issue these shares without stockholder approval. The issuance of Preferred Stock may have the effect of delaying or preventing a change in control of the Company without any further action by stockholders.


NOTES

                  The following is a brief summary of certain provisions of the Notes, but such summary does not purport to be complete and is qualified in all respects by reference to the actual text of the Notes, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.


                  MATURITY; INTEREST - The principal amount of the Notes, together with any accrued but unpaid interest thereon, is due and payable July 30, 2001 (the "Maturity Date") unless converted by the holder or prepaid by the Company. The Notes bear interest at a rate of 10% per annum. Interest shall be paid semi-annually on June 30 and December 31.


                  CONVERSION OPTION - All, but not less than all, of the principal amount and accrued but unpaid interest on each Note may be converted at the option of the holder at any time prior to the Maturity Date or prepayment at a conversion price of $3.50 per share (subject to adjustment for stock splits, combinations and reclassifications).

                  PREPAYMENT - All, but not less than all, of the outstanding principal amount of the Notes, together with accrued but unpaid interest, may be prepaid at the option of the Company (a) provided that the Circumstances (as defined below) exist, or (b) at any time, provided that for each $3.50 (subject to adjustment under certain circumstances) in principal amount of each Note that is prepaid, the Company shall issue to the holder thereof one Redeemable Warrant. Each Redeemable Warrant entitles the holder thereof to purchase one share of Common Stock (the "Redeemable Warrant Shares") at an exercise price of $3.50 per share (subject to adjustment for stock splits, combinations and reclassifications). The Redeemable Warrants may be redeemed by the Company at $.10 per Redeemable Warrant, provided that the Circumstances exist.

                  The "Circumstances" shall exist if (i) the Securities are registered under the Securities Act and applicable state "blue sky" law, (ii) a current prospectus is then available for the sale of the Securities, and (iii) the closing bid price of the Common Stock as reported by Nasdaq, the OTC Bulletin Board, or such other market on which the Common Stock is then traded, equals or exceeds the Threshold Price for the twenty consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption or prepayment, as the case may be. The Threshold Price with respect to the prepayment of the Notes and the redemption of the Redeemable Warrants is $5.00 per share.

                  COVENANTS - The Company has covenanted so long as the Notes are outstanding, to: (a) punctually pay principal and interest, when due; (b) maintain its corporate existence and the corporate existence of each of MPIO and Magic Promotions, Inc., each of which is a wholly-owned subsidiary of the Company (the "Specified Subsidiaries") and keep its various rights and franchises and those of the Specified Subsidiaries in good standing; (c) pay or discharge all taxes, assessments and governmental charges; (d) comply in all material respects with all applicable federal, state and local laws and regulations; (e) refrain from paying dividends or redeeming equity securities;
(f) refrain from creating or incurring liens on its assets or properties unless incurred in connection with business purposes; and (g) limit "insider" or affiliate transactions with the Company to those which are on terms which are fair to the Company and which are reasonably similar to, or more beneficial to the Company than terms available from third parties.

                  EVENTS OF DEFAULT - The following events shall constitute events of default under the Notes: (a) if the Company defaults in the payment or performance of its obligations under the Notes or the Note Escrow Agreement executed in connection with the Private Placement; (b) if the Company or a Specified Subsidiary is dissolved or liquidated or fails to maintain its corporate existence; (c) if the Company or a Specified Subsidiary is the subject of bankruptcy, insolvency or reorganization proceedings; (d) if the Company or a Specified Subsidiary ceases its usual business; (e) if the Company's warranties, representations or statements of fact in the Notes or the Note Escrow Agreement were false or misleading when made; or
(f) if a receiver or trustee is sought against the Company, or a Specified Subsidiary or any of their property, which is not dismissed within 60 days.

REDEEMABLE WARRANTS

                  The following is a brief summary of certain provisions of the Redeemable Warrants, but such summary does not purport to be complete and is qualified in all respects by reference to the actual text of the Redeemable Warrant Certificates, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

                  Upon prepayment of the Notes under certain circumstances, the Company will deliver to the subject noteholder a Redeemable Warrant for each $3.50 in principal amount of the Note that is prepaid. Warrant certificates for the Redeemable Warrants may be exchanged for new certificates of different denominations, and may be exercised or transferred by presenting them at the appropriate office described in the certificates representing the Redeemable Warrants.

                  Each Redeemable Warrant entitles the registered holder to purchase one share of Common Stock (the "Warrant Shares") at an exercise price of $3.50 per Warrant Share (subject to adjustment for stock splits, combinations and reclassifications) at any time prior to redemption from the date of issuance until the Maturity Date. The exercise price of the Redeemable Warrants bears no relationship to any objective criteria of value and should in no event be regarded as an indication of any future market price of the Securities offered hereby. Redeemable Warrants may be redeemed by the Company at $.10 per share on thirty days' notice at any time, if the Circumstances exist.

                  Each Redeemable Warrant may be exercised by surrendering the warrant certificate, with the subscription form attached to the warrant certificate properly completed and executed, together with payment of the exercise price to the warrant agent. The Redeemable Warrants may be exercised in whole or from time to time in part. If less than all of the Redeemable Warrants evidenced by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining number of Redeemable Warrants.

                  The Redeemable Warrants do not confer upon the holders thereof any voting, dividend or other rights as shareholders of the Company.

                  The Redeemable Warrants are not exercisable or redeemable unless, at the time of the exercise or redemption, the Company has a current prospectus covering the shares of Common Stock issuable upon the exercise of such warrants, or such shares have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the exercising holder of such warrants.

TRANSFER AGENT

                  The transfer agent and registrar for the Common Stock is American Stock Transfer & Trust Company.

                              PLAN OF DISTRIBUTION


                  This Prospectus covers the sale of Shares by the Selling Shareholders and the sale of Placement Agent Warrants by the holders thereof (such holders, together with the Selling Shareholders are referred to herein collectively as the "Selling Securityholders"). See "Selling Shareholders." Any distribution of any such securities by the Selling Securityholders, or by their pledgees, donees, transferees or other successors in interest may be effected from time to time in one or more of the following transactions: (a) to underwriters who will acquire securities for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (any public offering price and any discount or concessions allowed or reallowed or paid to dealers may change from time to time); (b) through brokers, acting as principal or agent, in transactions (which may involve block transactions) on the OTC Bulletin Board or on one or more exchanges on which the securities are then listed, in special offerings, exchange distributions pursuant to the rules of the applicable exchanges or in the over-the-counter market, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices;
(c) directly or through brokers or agents in private sales at negotiated prices; or (d) by any other legally available means.

                  The Company will not receive any proceeds from the sale of the Securities offered hereby. The aggregate proceeds to the Selling Shareholders from the securities offered hereby will be the offering price less applicable commissions or discounts, if any. There is no assurance that the Selling Securityholders will sell any of the securities offered hereby.

                  The Selling Securityholders and such underwriters, brokers, dealers or agents, upon effecting a sale of securities, may be considered "underwriters" as that term is defined in the Securities Act. Sales effected through agents, brokers or dealers will ordinarily involve payment of customary brokerage commissions although some brokers or dealers may purchase such securities as agents for others or as principals for their own account. The Selling Securityholders will pay any sales commissions or other sellers' compensation applicable to such transactions. A portion of any proceeds of sales and discounts, commissions or other sellers' compensation may be deemed to be underwriting compensation for purposes of the Securities Act.

                  Pursuant to applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the securities offered hereby may not simultaneously engage in market making activities for the Common Stock for a period of two business days prior to the commencement of such distribution. In addition, each Selling Securityholder and any other person who participates in a distribution of the securities will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Rules 10b-2, 10b-6 and 10b-7, which provisions may limit the timing of purchases and may affect the marketability of the securities and the ability of any person to engage in market making activities for the Common Stock.

                  At the time a particular offering of securities is made, to the extent required, a Prospectus supplement will be distributed which will set forth the number of securities being offered and the terms of the offering, including the purchase price or the public offering price, the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriters for securities purchased from the Selling Securityholders, any discounts, commissions and other items constituting compensation from the Selling Securityholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

                  In order to comply with the securities laws of certain states, if applicable, the securities will be sold in such jurisdictions, if required, only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless the securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and the conditions of such exemption have been satisfied.


                  The Company has agreed that it will bear all costs, expenses and fees in connection with the registration or qualification of the Shares and the Placement Agent Warrants under federal and state securities laws. The Company and each Selling Securityholder have agreed to indemnify each other and certain other persons against certain liabilities in connection with the offering of the securities, including liabilities arising under the Securities Act.

                         SHARES ELIGIBLE FOR FUTURE SALE


                  As of March 31, 1997, the Company had 24,394,300 shares of Common Stock outstanding. Of these shares, 22,689,179 shares being registered pursuant to the registration statement of which this Prospectus forms a part will be, and 311,120 shares are freely tradeable without restrictions or further registration under the Securities Act, except for any shares purchased by an "affiliate" of the Company (in general, a person who has a control relationship with the Company) which will be subject to the limitations of Rule 144 adopted under the Securities Act.

                  In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or other persons whose shares are aggregated), who has owned restricted shares of Common Stock beneficially for at least two years is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of one percent of the total number of outstanding shares of the same class or the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned shares of Common Stock for at least three years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.


                  As a result, all of the shares being registered hereunder will be freely tradeable without registration or other restriction under the Securities Act following their offering and sale under this prospectus.


                  In connection with the Private Placement, all of the Company's officers and directors, the MEI Shareholders and the shareholders of Movietime agreed not to sell or otherwise dispose of any of their shares of Common Stock for a period ending December 30, 1997.


                  No prediction can be made as to the effect, if any, that market sales of shares of Common Stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities.

                                  LEGAL MATTERS

                  The legality of the Securities offered hereby will be passed upon for the Company by Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., Miami, Florida.

                                     EXPERTS

                  The consolidated financial statements of Magicworks Entertainment Incorporated as of December 31, 1996 and for the year then ended in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving such report. The consolidated financial statements of Magicworks Entertainment Incorporated and subsidiaries as of December 31, 1995 and for each of the two years ended December 31, 1995 included herein have been audited, as to combination only, by Arthur Andersen LLP. Such financial statements have been derived in part from the financial statements of Magicworks Entertainment Incorporated as of December 31, 1995 and for each of the two years in the period ended December 31, 1995, which have been audited by Ernst & Young LLP, independent certified public accountants, as indicated in their report with respect thereto, and which report is included herein in reliance upon authority of said firm as experts in accounting and auditing. The financial statements of MovieTime Entertainment Inc., as of December 31, 1995 and for the period from May 24, 1995 (inception) through December 31, 1995 appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report thereon appearing elsewhere herein,and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The financial statements of Space Agency, Inc. as of December 31, 1995 and the period ended December 31, 1995 in this prospectus and registration statement have been audited by Nievaard, Kofoed & Teran, P.C., independent certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

             MAGICWORKS ENTERTAINMENT INCORPORATED AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                       PAGE
                                                                       ----

Magicworks Entertainment Incorporated and Subsidiaries -

    Reports of Independent Certified Public Accountants                F-2

    Consolidated Balance Sheets                                        F-4

    Consolidated Statements of Operations                              F-5

    Consolidated Statements of Stockholders' Equity                    F-6

    Consolidated Statements of Cash Flows                              F-7

    Notes to Consolidated Financial Statements                         F-9

MovieTime Entertainment, Inc. -

    Report of Independent Certified Public Accountants                 F-22

    Balance Sheet                                                      F-23

    Statement of Operations                                            F-24

    Statement of Stockholders' Equity                                  F-25

    Statement of Cash Flows                                            F-26

    Notes to Financial Statements                                      F-27

Space Agency, Inc. -

    Reports of Independent Certified Public Accountants                F-30

    Balance Sheets                                                     F-32

    Statements of Operations                                           F-33

    Statements of Stockholders' Equity                                 F-34

    Statements of Cash Flows                                           F-35

    Notes to Financial Statements                                      F-36

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Shareholders of Magicworks Entertainment Incorporated:

We have audited the accompanying consolidated balance sheet of Magicworks Entertainment Incorporated (a Delaware corporation) and subsidiaries as of December 31, 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Magicworks Entertainment Incorporated and subsidiaries as of December 31, 1996, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

We have also audited, as to combination only, the accompanying consolidated financial statements of Magicworks Entertainment Incorporated and subsidiaries as of December 31, 1995 and for each of the two years in the period ended December 31, 1995. As described in Note 1, these statements have been combined from the consolidated statements of Magicworks Entertainment Incorporated and subsidiaries, MovieTime Entertainment, Inc. and Space Agency, Inc. The reports of other auditors who have audited these statements appear elsewhere in this Form S-1 Registration Statement. In our opinion, the accompanying consolidated financial statements as of December 31, 1995 and for each of the two years in the period ended December 31, 1995 have been properly combined on the basis described in Note 1.

ARTHUR ANDERSEN LLP

Miami, Florida,
    February 14, 1997 (except with respect
    to the matters discussed in Note 12,
    as to which the date is March 25, 1997).

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Principals of
Magicworks Entertainment

We have audited the accompanying combined balance sheets of the entities listed in Note 1 (Magicworks Entertainment) as of December 31, 1995, and the related combined statements of income, changes in capital and cash flows for each of the two years in the period ended December 31, 1995. These financial statements are the responsibility of the entities' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Magicworks Entertainment at December 31, 1995, and the combined results of its operations and its cash flows for each of the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

ERNST & YOUNG LLP

April 11, 1996
Miami, Florida

             MAGICWORKS ENTERTAINMENT INCORPORATED AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                                                              DECEMBER 31,
                                                                                   ----------------------------------
                                                                                       1996                 1995
                                                                                   -------------        -------------

                                     ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                                                      $   6,367,179        $   5,097,588
    Accounts receivable                                                                1,921,356            1,237,040
    Inventories                                                                          268,959              160,930
    Preproduction costs                                                                  610,697            1,508,314
    Due from affiliates                                                                    3,213                    -
    Advances and temporary deposits                                                      525,975              408,194
    Other current assets                                                                 731,604              592,321
                                                                                   -------------        -------------
               Total current assets                                                   10,428,983            9,004,387



PROPERTY AND EQUIPMENT, net                                                            2,076,310            1,346,410

INVESTMENTS IN PARTNERSHIPS                                                              918,564              347,783

DEFERRED COSTS, net                                                                    1,105,114              564,032

INTANGIBLE ASSETS, net                                                                   325,745              454,442
                                                                                   -------------        -------------

                                                                                   $  14,854,716        $  11,717,054
                                                                                   =============        =============


                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Current maturities of long-term debt                                           $     302,956        $     137,870
    Accounts payable                                                                   1,467,843              911,401
    Accrued liabilities                                                                1,043,553              892,674
    Advance ticket sales                                                                 844,373            3,612,204
    Deferred income taxes                                                                137,131                    -
    Short-term debt                                                                            -            1,920,489
    Due to affiliates                                                                          -              150,028
                                                                                   -------------        -------------
               Total current liabilities                                               3,795,856            7,624,666
                                                                                   -------------        -------------

DEFERRED INCOME TAXES                                                                    274,263                    -
                                                                                   -------------        -------------
LONG-TERM DEBT, net of current maturities                                              6,177,492              392,699
                                                                                   -------------        -------------
MINORITY INTERESTS                                                                             -            1,470,457
                                                                                   -------------        -------------
COMMITMENTS AND CONTINGENCIES (Notes 10 and 12)


STOCKHOLDERS' EQUITY:
    Preferred stock, $.001 par value; 5,000,000 shares
       authorized; none issued and outstanding                                                 -                    -
    Common stock, $.001 par value; 50,000,000 shares authorized, 24,394,300
        in 1996 and 21,831,179 in 1995 issued and outstanding                             24,394               21,831
    Additional paid-in capital                                                         4,151,026              129,507
    Retained earnings                                                                    431,685            2,077,894
                                                                                   -------------        -------------
               Total stockholders' equity                                              4,607,105            2,229,232
                                                                                   -------------        -------------
                                                                                   $  14,854,716        $  11,717,054
                                                                                   =============        =============

          The accompanying notes to consolidated financial statements are an integral part of these balance sheets.

             MAGICWORKS ENTERTAINMENT INCORPORATED AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                             FOR THE YEAR ENDED DECEMBER 31,
                                                                   ---------------------------------------------------
                                                                        1996              1995               1994
                                                                   --------------    --------------     --------------
REVENUES:
    Production                                                     $   30,255,931    $   31,638,078     $   23,346,244
    Promotion                                                          36,310,528        17,406,082         13,283,612
    Merchandising                                                       2,686,238         2,474,214          2,338,619
    Other                                                               2,330,418         2,191,605          1,560,837
                                                                   --------------    --------------     --------------
             Total revenues                                            71,583,115        53,709,979         40,529,312
                                                                   --------------    --------------     --------------
OPERATING EXPENSES:
    Production                                                         28,019,575        29,251,937         21,783,840
    Promotion                                                          30,765,158        13,505,270          9,909,580
    Salaries, wages and benefits                                        3,699,334         2,649,670          1,935,974
    Cost of goods sold                                                  1,933,983         1,462,364          1,824,102
    General and administrative                                          3,892,705         2,252,106          1,548,202
                                                                   --------------    --------------     --------------
             Total operating expenses                                  68,310,755        49,121,347         37,001,698
                                                                   --------------    --------------     --------------

INCOME FROM OPERATIONS                                                  3,272,360         4,588,632          3,527,614
                                                                   --------------    --------------     --------------

OTHER INCOME (EXPENSE):
    Interest income                                                       286,596           310,668             64,781
    Interest expense                                                     (491,630)         (132,192)           (20,011)
    Income from investments in partnerships                                83,922           418,679            417,071
                                                                   --------------    --------------     --------------
             Income before minority interests                           3,151,248         5,185,787          3,989,455
                  and provision for income taxes

MINORITY INTERESTS                                                         11,731        (1,446,888)        (1,460,444)
                                                                   --------------    --------------     --------------
             Income before provision for income taxes                   3,162,979         3,738,899          2,529,011

PROVISION FOR INCOME TAXES                                               (597,216)                -                  -
                                                                   --------------    --------------     --------------
             Net income before pro forma income taxes
                  for periods prior to July 29, 1996                    2,565,763         3,738,899          2,529,011

PRO FORMA INCOME TAXES                                                 (1,161,758)       (1,458,170)          (986,314)
                                                                   --------------    --------------     --------------
             Pro forma net income                                  $    1,404,005    $    2,280,729     $    1,542,697
                                                                   ==============    ==============     ==============

PRO FORMA NET INCOME PER COMMON SHARE                              $          .06    $          .10     $          .07
                                                                   ==============    ==============     ==============
WEIGHTED AVERAGE COMMON SHARES
    OUTSTANDING                                                        25,080,885        21,831,180         21,831,180
                                                                   ==============    ==============     ==============

           The accompanying notes to consolidated financial statements are an integral part of these statements.


             MAGICWORKS ENTERTAINMENT INCORPORATED AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                                                                    ADDITIONAL
                                                   COMMON             PAID-IN            RETAINED
                                                    STOCK             CAPITAL            EARNINGS             TOTAL
                                                -----------        -----------        -----------         -----------

BALANCE, December 31, 1993, as
    previously reported                         $    19,311        $     8,368        $ 1,361,305         $ 1,388,984
        Shares issued in connection with
               the MovieTime acquisition
               (Note 1)                               1,200            121,139               -                122,339
        Shares issued in connection with
              the Space acquisition (Note 1)          1,320               -               251,686             253,006
                                                -----------        -----------        -----------         -----------

BALANCE, December 31, 1993, as
    restated                                         21,831            129,507          1,612,991           1,764,329
        Distributions                                  -                  -            (1,671,878)         (1,671,878)
        Net income                                     -                  -             2,529,011           2,529,011
                                                -----------        -----------        -----------         -----------

BALANCE, December 31, 1994                           21,831            129,507          2,470,124           2,621,462
        Capital contributions                          -                  -                40,000              40,000
        Distributions                                  -                  -            (4,171,129)         (4,171,129)
        Net income                                     -                  -             3,738,899           3,738,899
                                                -----------        -----------        -----------         -----------

BALANCE, December 31, 1995                           21,831            129,507          2,077,894           2,229,232
        Issuance of common stock, net of
            costs of $1,255,668                       2,563          3,927,519               -              3,930,082
        Stock options granted to
            nonemployees                               -                94,000               -                 94,000
        Distributions                                  -                  -            (4,211,972)         (4,211,972)
        Net income                                     -                  -             2,565,763           2,565,763
                                                -----------        -----------        -----------         -----------

BALANCE, December 31, 1996                      $    24,394        $ 4,151,026        $   431,685         $ 4,607,105
                                                ===========        ===========        ===========         ===========

          The accompanying notes to consolidated financial statements are an integral part of these statements.



             MAGICWORKS ENTERTAINMENT INCORPORATED AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                             FOR THE YEAR ENDED DECEMBER 31,
                                                                   ---------------------------------------------------
                                                                        1996              1995               1994
                                                                   --------------    --------------     --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                     $    2,565,763    $    3,738,899     $    2,529,011
    Adjustments to reconcile net income to net
      cash provided by (used in) operating activities-
         Depreciation and amortization                                    526,318           233,186            173,444
         Write-down of investments in partnerships                              -           101,994             68,715
         Deferred income tax provision                                    411,394                 -                  -
         Loss on sale of property and equipment                            27,734                 -              1,408
         Minority interests                                               (11,731)        1,446,888          1,460,444
         Income from investments in partnerships                          (83,922)                -                  -
         Stock options granted to nonemployees                             94,000                 -                  -
         Changes in operating assets and liabilities:
              Accounts receivable                                        (684,316)         (574,170)           (25,162)
              Inventories                                                (108,029)          (16,289)             2,598
              Preproduction costs                                         897,617          (449,633)        (1,058,681)
              Advances and temporary deposits                            (117,781)          (17,105)           (33,656)
              Other current assets                                       (139,283)         (493,889)           217,563
              Deferred costs                                              182,929          (244,659)          (114,516)
              Accounts payable                                            556,442            83,224            (66,756)
              Accrued liabilities                                         150,879          (716,340)         1,470,002
              Advance ticket sales                                     (2,767,831)        1,761,275            946,985
                                                                   --------------    --------------     --------------
             Net cash provided by operating activities                  1,500,183         4,853,381          5,571,399
                                                                   --------------    --------------     --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of property and equipment                                   (953,930)       (1,006,045)          (110,667)
    Proceeds from sale of assets                                                -                 -              7,500
    Investments in partnerships                                          (624,570)           76,443           (132,941)
    Payments from (advances to) affiliates                               (153,241)          136,598             14,588
    Intangible assets                                                       4,952           (63,914)          (160,289)
                                                                   --------------    --------------     --------------
             Net cash used in investing activities                     (1,726,789)         (856,918)          (381,809)
                                                                   --------------    --------------     --------------

                                   (Continued)


             MAGICWORKS ENTERTAINMENT INCORPORATED AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                   (Continued)

                                                                             FOR THE YEAR ENDED DECEMBER 31,
                                                                   ---------------------------------------------------
                                                                        1996              1995               1994
                                                                   --------------    --------------     --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from debt                                             $    1,914,057    $    2,523,677     $       83,091
    Repayment of debt                                                  (3,070,417)         (264,985)          (326,054)
    Net proceeds from private placement                                 9,115,832                 -                  -
    Distributions to minority interests in excess of
        contributions by minority interests                            (1,458,726)       (1,381,291)          (191,564)
    Distributions                                                      (4,211,972)       (4,171,129)        (1,671,878)
    Capital contributions                                                       -            40,000                  -
    Deferred debt issuance costs                                         (792,577)                -                  -
                                                                   --------------    --------------     --------------
         Net cash provided by (used in) financing activities            1,496,197        (3,253,728)        (2,106,405)
                                                                   --------------    --------------     --------------

         Net increase in cash and cash equivalents                      1,269,591           742,735          3,083,185

CASH AND CASH EQUIVALENTS, beginning of year                            5,097,588         4,354,853          1,271,668
                                                                   --------------    --------------     --------------
CASH AND CASH EQUIVALENTS, end of year                             $    6,367,179    $    5,097,588     $    4,354,853
                                                                   ==============    ==============     ==============

SUPPLEMENTAL DISCLOSURE OF
    CASH FLOW INFORMATION:
      Cash paid during the year for:
         Interest                                                  $      490,628    $       83,518     $       28,726
                                                                   ==============    ==============     ==============

         Income taxes                                              $      250,000    $            -     $            -
                                                                   ==============    ==============     ==============
SUPPLEMENTAL INFORMATION OF NONCASH
    INVESTING AND FINANCING ACTIVITIES:
          Distribution of notes receivable to affiliates           $            -    $      666,288     $            -
                                                                   ==============    ==============     ==============

           The accompanying notes to consolidated financial statements are an integral part of these statements.

             MAGICWORKS ENTERTAINMENT INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) DESCRIPTION OF BUSINESS AND SUMMARY
    OF SIGNIFICANT ACCOUNTING POLICIES:
---------------------------------------

      NATURE OF OPERATIONS

Magicworks Entertainment Incorporated (the "Company"), through its subsidiaries and partnerships, produces, promotes and represents live theatrical acts and events and provides ancillary services including merchandising and transportation.

On July 29, 1996, the Company consummated a simultaneous merger (the "Merger") with certain other affiliated businesses. On the same date, the Company issued and sold 400.06 Units in a private placement (see Note 5) from which it received net proceeds in the amount of $8,782,832. Each unit consists of an unsecured senior convertible note (the "Notes") in the principal amount of $12,500 bearing interest at a rate of 10% per annum, and 5,000 shares of common stock. On September 27, 1996, the Company sold an additional 14.8 Units pursuant to the private placement from which it received additional net proceeds in the amount $333,000. Upon completion of the private placement, the Company merged with and into Shadow Wood Corporation ("Shadow Wood"), a publicly-traded Delaware corporation. In accordance with the terms of the Merger, each share of the Company's common stock issued and outstanding was converted into one share of Shadow Wood's common stock. Shadow Wood was the surviving corporation and investors in the private placement became security holders of Shadow Wood. Shadow Wood changed its name to Magicworks Entertainment Incorporated.

For periods prior to July 29, 1996, the Financial Statements present the combined results of Magic Promotion, Inc., Magic Promotions, Inc., Touring Artists Group, Inc., Performing Arts Management of North Miami, Inc., Diamond Bullet Merchandising, Inc., MovieTime Entertainment Inc. and Space Agency, Inc.

On August 28, 1996, the Company acquired all of the outstanding capital stock of MovieTime Entertainment, Inc. ("MovieTime") in exchange for 1,199,999 shares of the Company's common stock. MovieTime was formed in May 1995. The principals of MovieTime are the same as the principals and management of the Company. Accordingly, the acquisition was accounted for on a historical cost basis in a manner similar to a pooling of interests. The consolidated financial statements have been restated to reflect the accounts of MovieTime since inception. Revenues and loss generated by MovieTime and included in the accompanying consolidated statements of operations are as follows:

                                                 1996              1995
                                              -----------      -----------

    Revenues                                  $    81,077      $         -
                                              ===========      ===========

    Loss before pro forma income taxes        $  (674,703)     $  (402,963)
                                              ===========      ===========

Revenues and loss generated by MovieTime prior to the date of acquisition and included in the accompanying consolidated statements of operations for the year ended December 31, 1996 were $59,546 and ($449,161), respectively.

On December 31, 1996, the Company acquired all of the outstanding capital stock of Space Agency, Inc. ("Space") in exchange for 1,320,001 shares of the Company's common stock. The acquisition has been accounted for using the pooling of interests method of accounting. Accordingly, the consolidated financial statements have been restated to reflect the accounts of Space since inception. Revenues, income and distributions to stockholders generated by Space included in the accompanying consolidated statements of operations are as follows:

                                                        1996              1995                1994
                                                     ------------      ------------       ------------
      Revenues                                       $ 24,740,750      $ 10,975,880       $  7,113,119
                                                     ============      ============       ============

      Income before pro forma income taxes           $  1,149,712      $    457,054       $    400,813
                                                     ============      ============       ============

      Distributions to stockholders                  $  1,606,331      $    355,000       $     55,000
                                                     ============      ============       ============

The accompanying consolidated financial statements include the accounts of the following partnerships involved in equity and non-equity theatrical production:
The Judas Company ("Judas") which was formed in 1992, Dolliko which was formed in 1994, Impossible Touring Company, Ain't Misbehavin' Company ("Ain't Misbehavin") which commenced in 1995 and The Deathtrap Company ("Deathtrap") which was formed in 1996. Although at December 31, 1996, the Company held less than a 51% ownership interest in these partnerships, their results are consolidated as the Company exercises control over the operating and financial policies of these partnerships, both contractually and in practice, and such control is not expected to be temporary.

The percentage of the partnerships not owned by the Company are presented as minority interests in the consolidated financial statements. The amount of minority interest liability fluctuates depending on the timing of performances and distributions. Income from operations from the partnerships included in the consolidated statements of operations was $338,624, $2,065,804 and $1,710,017 in 1996, 1995 and 1994, respectively.

The accompanying consolidated financial statements also include the accounts of the following wholly-owned subsidiaries:

Touring Artists Group, Inc. ("TAG"), formed in 1993 to book live theatrical performances and other entertainment related events throughout the United States on behalf of the Company and third parties.

Performing Arts Management of North Miami, Inc. ("PAM"), formed in January 1991 to operate, manage and engage in the business of development, management and promotion of cultural performance centers. See Notes 10 and 12.

Diamond Bullet Merchandising, Inc. ("DBM"), formed in 1988 to sell souvenir related merchandise for Company produced and third party entertainment productions.

Magic Promotions, Inc. and Magic Promotion, Inc., formed in 1993 and 1994, respectively, to produce and promote live theatrical entertainment and to provide ancillary services including merchandising and transportation.

All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

      CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash and investments in short-term highly liquid financial instruments, primarily time deposits and money market accounts, with original maturities of three months or less. Due to the short maturity period of the cash equivalents, the carrying amount of these instruments approximates their fair values. Included in cash and cash equivalents are interest bearing deposits of $3,886,969 and $315,398 at December 31, 1996 and 1995, respectively.

      INVENTORIES

Inventories are valued at the lower of cost, determined on a first-in first-out basis, or net realizable value.

      PREPRODUCTION COSTS

Preproduction costs consist mainly of pre-opening advertising and promotion, rehearsal salaries, set design and construction expenditures incurred prior to the first performance of the theatrical productions. These costs are amortized over the terms of the respective shows, which range from 12 to 24 months.

      PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, less accumulated depreciation and amortization. Assets are depreciated using the straight-line method over the estimated useful lives of the assets or the lease terms if shorter as follows:

          Leasehold improvements                      Life of the lease
          Furniture and equipment                     5 to 7 years
          Vehicles                                    10 to 15 years

Repairs of property and equipment and minor replacements and renewals are charged to maintenance expense, which is included in general and administrative expenses, as incurred.

      INVESTMENTS IN PARTNERSHIPS

The Company has limited partnership interests, ranging from 1% to 24%, in various theatrical productions. Because the Company does not exercise significant influence over the operating and financial policies of these productions, these investments are carried at cost, $397,331 and $152,384 at December 31, 1996 and 1995, respectively, and income is only recognized when received in the form of distributions. The Company recognized income from distributions of $0, $418,679 and $417,071 in 1996, 1995 and 1994, respectively.

The Company has nine joint venture interests ranging from 25% to 50%, in various seasonal productions. Because the Company exercises influence over the operating and financial policies of these productions, these investments are accounted for under the equity method. The carrying value of such investments was $521,233 and $195,399 at December 31, 1996 and 1995, respectively. The Company recognized income from investments in partnerships of $83,922, $0, and $0 in 1996, 1995 and 1994, respectively.

      DEFERRED COSTS

Deferred costs consist mainly of pre-opening legal and professional fees incurred in connection with The Performing Art Center of North Miami (see Note
10) and deferred debt costs incurred in connection with the private placement by the Company discussed in Note 5.

Deferred costs relating to the Performing Arts Center amounting to $337,646 will be amortized over a maximum period of three years once operations commence. If construction begins and progresses on schedule, the facility is expected to begin operations in 1998.

Deferred debt costs of $767,468, net of accumulated amortization of $68,566, are being amortized over the 5 year term of the related debt. Amortization of deferred debt costs amounted to $68,566 in 1996.

      INTANGIBLE ASSETS

Intangible assets result from the allocation of the excess cost of acquisitions over the fair value of net assets acquired. Intangible assets primarily included booking agreements of $341,595 resulting from the acquisition of the National Artists Management Company, Inc. in 1992 and a management operating agreement in the amount of $466,962 are being amortized over the terms of the agreements of 5 and 30 years, respectively. Amortization of intangible assets amounted to $123,745, $147,593 and $93,951, for 1996, 1995 and 1994, respectively. Total accumulated amortization of cost in excess of net assets acquired was $482,812 and $359,067 in 1996 and 1995, respectively. The Company continually evaluates whether events and circumstances have occurred that indicate the remaining net book value of intangibles may warrant revision or may not be recoverable.

      REVENUES

Revenues are recognized when earned, which is generally at the time of the theatrical performance or entertainment events. Production revenues represent the Company's share of performance revenues. Cash received in advance of a performance is reflected as advance ticket sales in the accompanying consolidated balance sheets. Promotion revenues represent the Company's share of performance operating results where the Company serves as promoter.

Receivables include amounts due from shows which the Company acts as the promoter, advances to shows for start-up costs which will be repaid from profit distributions, and amounts due from theaters for ticket sales. The Company provides an allowance for losses on accounts receivable based on a monthly review of the outstanding receivables and evaluation of their collectibility. At December 31, 1996 and 1995, no allowances were recorded.

A substantial portion of the Company's revenues are derived from the production and promotion of live entertainment acts and events throughout the United States, Canada and Mexico. Changes in the entertainment preferences of the general populations could affect the Company's future revenues.

      USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      FAIR VALUE OF FINANCIAL INSTRUMENTS

As of December 31, 1996 and 1995, the carrying amount of cash and cash equivalents, accounts receivable, other current assets, accounts payable and accrued liabilities approximates fair value due to the short-term nature of these accounts.

      CONCENTRATIONS OF CREDIT RISK

The Company has no significant off balance sheet concentration of credit risk. The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents.

      PRO FORMA NET INCOME PER COMMON SHARE

Pro forma net income per common share is computed by dividing pro forma net income by the weighted average number of common shares and dilutive common stock equivalents outstanding for each period. Common stock equivalents include the dilutive effect of all outstanding stock options and warrants after application of the treasury stock method. Fully diluted net income per common share also assumes the maximum dilutive effect from stock options and warrants, and conversion of the Company's convertible notes (see Note 5). For all periods presented, primary and fully diluted net income per share are the same.

      NEW ACCOUNTING PRONOUNCEMENTS

In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS 121"). The impact of adopting SFAS 121 in 1996 was immaterial.

In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 applies to transactions with nonemployees after December 15, 1995. The expense recognized for stock options issued to consultants in fiscal

1996, as more fully described in Note 11, was reflected under the provisions of SFAS 123. The Company intends to continue applying the provisions of Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25"), for transactions with employees, as permitted by SFAS 123.

(2)   PROPERTY AND EQUIPMENT:

Property and equipment consists of the following at December 31:

                                                                     1996               1995
                                                                 -----------         ------------
          Leasehold improvements                                 $   121,001         $    83,600
          Furniture and equipment                                    617,823             410,819
          Vehicles                                                 2,085,022           1,453,146
                                                                 -----------         ------------
                                                                   2,823,846           1,947,565

                Less - Accumulated depreciation and
                   amortization                                      747,536             601,155
                                                                 -----------         ------------
                           Property and equipment, net           $ 2,076,310         $ 1,346,410
                                                                 ===========         ===========

Assets held under capital leases were fully depreciated at December 31, 1996.

(3)   ACCRUED LIABILITIES:

Accrued liabilities consists of the following at December 31:

                                                                     1996               1995
                                                                 -----------         ------------

          Accrued royalties                                      $   574,103         $   304,733
          Payroll-related accruals                                   190,495             420,893
          Other                                                      278,955             167,048
                                                                 -----------         ------------
                                                                 $ 1,043,553         $   892,674
                                                                 ===========         ===========

(4)   SHORT-TERM DEBT:

Short-term debt consists of the following at December 31:

                                                                              1996                1995
                                                                           ---------          ------------

      $750,000 revolving credit line, interest at commercial paper rate charged by Merrill Lynch plus 2.9% payable monthly.
      Repaid in August 1996.                                               $ -                $    692,351

      $350,000 unsecured demand promissory note, interest at
      prime rate charged by Society National Bank plus 3/4%,
      payment of interest to be paid monthly. Repaid in August
      1996.                                                                  -                     340,982

      $500,000 unsecured commercial demand note, interest at
      prime rate charged by National City Bank plus 1.0%,
      payment of interest to be paid quarterly.  Repaid in
      August 1996.                                                           -                     435,156

      $400,000  note  payable, interest at 10%, principal due
      monthly, collateralized by vehicles. Repaid in August 1996.            -                     352,000

      $100,000 unsecured convertible note, interest at 8.5%,
      principal and interest convertible to 20% of stock in DBM.
      Repaid in August 1996.                                                 -                     100,000
                                                                           ---------          ------------
                                                                           $ -                $  1,920,489
                                                                           =========          ============

(5)   PRIVATE PLACEMENT:

On July 29, 1996, the Company issued and sold 400.06 Units for which it received net proceeds of $8,782,832. On September 27, 1996, the Company sold an additional 14.8 Units pursuant to the private placement for which it received additional net proceeds of $333,000. Each unit consists of an unsecured senior convertible note (the "Notes") in the principal amount of $12,500 bearing interest at a rate of 10% per annum, and 5,000 shares of common stock. The value attributable to the common shares was $2.50 per share. As a placement fee, the placement agent received 488,820 shares of the Company's common stock.

The Notes require interest payments semi-annually on June 30 and December 31. The Notes contain mandatory sinking fund requirements which are calculated to retire 75% of the face amount of the Notes after payment of seven consecutive equal quarterly contributions, the first such contribution to occur on October 1, 1999 and every ninety days thereafter.

The principal amount and accrued and unpaid interest on each Note is convertible (in whole but not in part), at any time prior to July 30, 2001, at a conversion price of $3.50 per share (subject to adjustment in certain circumstances). The Notes may be prepaid by the Company at its option at the principal amount plus accrued but unpaid interest.

In addition to the placement fee described above, the Company issued the placement agent 500,000 warrants at an exercise price of $3.00 per share, (subject to adjustment in certain circumstances), and has authorized up to 1,481,643 redeemable warrants that may be issued in connection with the prepayment of the Notes in certain circumstances at $3.50 per share.

(6)   LONG-TERM DEBT:

Long-term debt consists of the following at December 31:

                                                                          1996               1995
                                                                     ------------         -----------
          Various notes payable with interest ranging from
          9.75% to 10.9%, principal due monthly through
          February 2001.  Collateralized by vehicles.                 $ 1,276,348         $   489,791

          Convertible notes (see Note 5)                                5,185,750                   -

          Capital lease obligation payable in monthly
          installments through September 1997 including
          interest imputed at a rate of 10%, collateralized by
          a vehicle.                                                       18,350              40,778
                                                                     ------------         -----------
                                                                        6,480,448             530,569
          Less- Current maturities                                        302,956             137,870
                                                                     ------------         -----------
                                                                      $ 6,177,492         $   392,699
                                                                     ============         ===========

Scheduled maturities of long-term debt are as follows:

                1997                                 $    302,956
                1998                                      299,040
                1999                                      869,142
                2000                                    2,472,464
                2001                                    2,536,846
                                                     ------------
                                                     $  6,480,448
                                                     ============

The Company has a line of credit with a bank which provides for short-term borrowings of up to $1.2 million with interest at prime plus 3/4%. The line of credit is guaranteed by certain executive officers of the Company. At December 31, 1996, the full amount of the line of credit was available for borrowing.

(7)   EMPLOYEE BENEFIT PLANS:

Effective January 1, 1988, the Company initiated a Money Purchase Plan and Trust (the "Plan") for all full-time employees who have completed one year of service and are at least 21 years of age. The Company contributes an amount not to exceed 25% of the participating employee's compensation or $30,000. In addition, the Plan permits the Company to make additional discretionary contributions to the Plan. Total contributions to the Plan were $55,792, $69,000, and $70,446 in 1996, 1995 and 1994, respectively. Employees vest in the Company's discretionary contributions at the rate of 20% per year upon completion of two years of service.

Space has a qualified profit sharing plan for the employees. Contributions to the plan are determined by the Board of Directors each year, and are limited to an amount not to exceed 15% of eligible compensation paid to participants for the year. Employees are eligible to participate in the plan after one year if they are over 21 and work at least 1,000 hours each year. Space made contributions to the plan of $59,222, $53,408 and $35,983 in 1996, 1995 and 1994, respectively.

The Company does not currently provide any other post employment or retirement benefits.

(8)   RELATED PARTY TRANSACTIONS:

In the normal course of its business, the Company conducts business with certain stockholders and their respective affiliates. In the opinion of management, the transactions with related parties are equivalent to terms from unrelated parties.

Fees paid by the Company for accounting, general management, office and other administrative services to entities controlled by certain principal stockholders were $25,750, $53,218, and $75,378 in 1996, 1995 and 1994, respectively, and are reflected in general and administrative expenses in the accompanying consolidated statements of operations.

The Company entered into three noncancelable operating leases for office space with related entities. The Company is required to pay taxes, maintenance, insurance and utility costs. Payments under these leases totaled $80,504, $89,924 and $91,526 in 1996, 1995 and 1994, respectively. See Note 10 for a summary of future minimum commitments under these noncancelable operating leases.

Included in due from affiliates and due to affiliates are the net balances of receivables and payables due from entities controlled by certain stockholders and minority partners and due to certain stockholders. Receivables with an outstanding balance, including accrued interest, totaled $75,945 and $678,949 at December 31, 1996 and 1995, respectively. Payables due to certain stockholders with an outstanding balance, including accrued interest, totaled $72,732 and $828,977 at December 31, 1996 and 1995, respectively.

(9)   INCOME TAXES:

The provision for income taxes consists of the following:

                                                           1996
                                                      --------------
          Current                                     $      185,822
          Deferred                                           411,394
                                                      --------------
                                                      $      597,216
                                                      ==============

          Federal                                     $      514,028
          State                                               83,188
                                                      --------------
                                                      $      597,216
                                                      ==============

There is no provision for income taxes for 1995 and 1994 as prior to July 29, 1996, the stockholders included their proportionate share of the Company's income in their respective tax returns. Pro forma income taxes represent the estimated tax provision, at 39%, which would have been recorded had the Company been a taxable entity for all periods presented.

A reconciliation of the difference between the expected provision for income taxes using the statutory Federal tax rate and the Company's actual provision is as follows:

                                                                     1996
                                                                --------------
     Provision using statutory rate of 34%                      $    1,071,424
     State income taxes                                                 50,745
     Income earned in period prior to July 29, 1996                 (1,161,758)
     Deferred income taxes recorded at July 29, 1996                   548,525
     Other                                                              88,280
                                                                --------------
                                                                $      597,216
                                                                ==============

Deferred taxes are due to timing differences in reporting of certain income and expense items for book purposes and income tax purposes. Deferred taxes at December 31, 1996 consist primarily of the impact, prior to July 29, 1996, of the Company reporting its income on a cash basis.

(10)  COMMITMENTS AND CONTINGENCIES:

      LITIGATION

In October 1994, a former independent contractor filed a complaint against a partnership of the Company in the Common Pleas Court of Philadelphia County seeking consequential damages of $5,000,000 arising from the termination of an employment contract. The Company believes that the claim is without merit, and that the matter will be resolved without a material adverse effect to the Company's financial position.

The Company filed a complaint against a former financial advisor for rescission, fraud and breach of fiduciary duty in connection with a consulting agreement. The individual filed a counter claim and seeks damages relating to his involvement in the private placement of the Company. See Note 12.

      GENERAL MANAGER AGREEMENTS

The Company entered into management agreements with Niko Associates ("Niko"), an unrelated entity, to manage the daily general operations during the entire periods of production of Dolliko, Judas and Impossible. Management fees are calculated based on fixed weekly fees ranging from $2,000 to $5,000 per performance week plus reimbursement of certain overhead related costs. Management fees paid by the Company to Niko amounted to $635,000, $309,498 and $238,408 in 1996, 1995 and 1994, respectively, and are reflected in production expenses in the accompanying consolidated statements of operations.

      MANAGEMENT OPERATING AGREEMENT

In May 1992, the Company and the City of North Miami, Florida (the "City") entered into an agreement to develop, construct, manage and operate a cultural facility for the performing and visual arts exclusively on behalf of the City. The project will be owned by the City and is expected to be funded through the issuance of 40 year industrial development revenue bonds without recourse to the City. The term of the agreement will commence on the date of occupancy (expected to begin in 1998) and will continue for a period of 30 years.

Pursuant to the agreement, the Company will receive gross revenues, as defined, generated by the facility and has agreed to pay to the City; (i) an annual minimum return of $200,000 adjusted annually to reflect changes in the consumer price index, but not to exceed $500,000 per annum, (ii) a use fee charge equivalent to 5% of box office ticket sale revenue, and (iii) 5% of the gross monies actually received by the Company for concessions and parking. In addition, the Company has agreed to deposit with the City upon the approval by all federal, state, county and local regulatory and administrative agencies with jurisdiction over the project the refundable sum of $1,500,000, which is to be applied toward the payment of construction, operation and monitoring costs of the facility. In the event the cash flow generated by the facility is not sufficient to pay the interest and principal on the bonds, the management rights will revert to the City. See Note 12.

      OPERATING LEASES

The Company leases office space from affiliated entities under operating lease agreements which extend through June 2001. The following is a schedule of approximate future minimum lease payments required under such noncancelable operating leases at December 31, 1996:

               YEAR ENDING DECEMBER 31,                 TOTAL
               -----------------------             ------------
                         1997                      $    116,009
                         1998                            80,730
                         1999                            83,286
                         2000                            85,842
                         2001                            25,560
                                                   ------------
                                                   $    391,427
                                                   ============

The Company has month-to-month leases with unaffiliated entities. Rent expense amounted to $161,140, $155,200 and $153,821 for the years ended December 31, 1996, 1995 and 1994, respectively, and is included in general and administrative expenses in the accompanying consolidated statements of operations.

      ROYALTY AGREEMENTS

The Company has royalty agreements with certain authors, actors, directors and choreographers and their respective unions. These agreements are for the length of the shows and may include incentive bonuses based upon specified goals. The aggregate commitment for future royalties, excluding bonuses, as of December 31, 1996, was approximately $1,724,000.

         EMPLOYMENT AGREEMENTS

The Company has entered into employment agreements with key personnel that require future minimum payments as follows:

               YEAR ENDING DECEMBER 31,             TOTAL
               ------------------------        ------------
                        1997                   $  1,119,167
                        1998                      1,191,667
                        1999                      1,291,667
                        2000                      1,141,667
                        2001                        800,000
                                               ------------
                                               $  5,544,168
                                               ============

(11)  STOCK OPTIONS:

At the discretion of management, the Company may grant options to purchase the Company's stock to employees, directors, consultants, and other unrelated parties. In 1996, the Company granted options to purchase an aggregate of 216,500 shares as follows:

                                                                OPTIONS         EXERCISE PRICE
                                                             ------------       --------------
      Balance, December 31, 1995                                   -                  -
          Grants                                                216,500         $2.50 - $3.75
          Exercises                                                -                  -
          Cancellations                                            -                  -
                                                             -----------        --------------
      Balance, December 31, 1996                                216,500         $2.50 - $3.75
                                                             ============       ==============

      Options exercisable, December 31, 1996                    162,500
                                                             ==========

The Company applies APB 25 and its related interpretations in accounting for options granted to employees. Accordingly, no compensation cost has been recognized related to such grants. Had compensation cost for the Company's stock options been based on fair value at the grant dates for awards granted, consistent with the provisions of SFAS 123, the Company's 1996 pro forma net income and pro forma income per share would have been reduced to the amounts indicated below:


      Pro forma net income              As reported                                   $  1,404,005
                                        Pro forma for the impact of SFAS 123          $  1,384,146

      Pro forma income per share        As reported                                   $        .06
                                        Pro forma for the impact of SFAS 123          $        .06

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions: expected volatility of 25.0%, risk-free interest rate of 6.5%, expected dividends of $0 and expected terms of 3 years.

In 1996, the Company recorded expense of $94,000 related to 200,000 stock options granted to nonemployees of the Company. In determining the expense to be recorded, the Company applied the Black-Scholes model using the same assumptions described above.

(12)  SUBSEQUENT EVENTS:

(a) Merger
In January 1997, TAG completed the merger of its operations with another booking office to form The Booking Group, LLC, (the "Booking Group"). TAG will participate as a 33.33% partner. TAG will account for its investment in the Booking Group using the equity method.

(b) Litigation
In January 1997, the Company filed suit against the City for failure to perform under the current operating management agreement (see Note 10). The City filed a counter claim alleging the Company had breached the management contract. The Company intends to vigorously defend its position in the counter suit and believes that the matter will be resolved without a material adverse effect to the Company's financial position.

In March 1997, KAS Enterprises, Incorporated ("KAS"), which represents a performer, filed suit against the Company for breach of contract and declaratory relief seeking damages in excess of $850,000. On March 14, 1997, the Company filed a suit for breach of contract, fraud in the inducement and rescission. The Company intends to vigorously defend its position and believes that the matter will be resolved without a material adverse effect to the Company's financial position.

(c) Settlement Agreement

On March 25, 1997, the Company entered into a settlement agreement with a former financial advisor concluding and dismissing all claims see Note 10. The advisor was permitted to acquire 500,000 shares of the Company's Common Stock at the current market price in exchange for a note payable. The note will be secured by the shares of stock acquired.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholders of
MovieTime Entertainment, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of MovieTime Entertainment, Inc. (A Development Stage Company) as of December 31, 1995, and the related statements of operations, stockholders' deficit and cash flows for the period from May 24, 1995 (inception) through December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MovieTime Entertainment, Inc. (A Development Stage Company) at December 31, 1995, and the results of its operations and its cash flows for the period from May 24, 1995 (inception) through December 31, 1995, in conformity with generally accepted accounting principles.


ERNST & YOUNG LLP

September 13, 1996
Miami, Florida

                          MOVIETIME ENTERTAINMENT, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                  BALANCE SHEET

                                DECEMBER 31, 1995


ASSETS
Current assets:
   Cash                                                               $   4,477
Equipment, net of accumulated depreciation of $13,292                   146,208
                                                                      =========
Total assets                                                          $ 150,685
                                                                      =========

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
   Accounts payable and accrued liabilities                           $   1,152
   Due to affiliates and stockholder                                    430,158
                                                                      ---------
Total current liabilities                                               431,310

Commitments

Stockholders' deficit:
   Common stock, $1 par value; 500 shares authorized;
     405 shares issued and outstanding                                      405
   Additional paid-in capital                                           122,176
   Subscriptions receivable                                                (243)
   Deficit accumulated during the development stage                    (402,963)
                                                                      ---------
Total stockholders' deficit                                            (280,625)
                                                                      ---------
Total liabilities and stockholders' deficit                           $ 150,685
                                                                      =========

SEE ACCOMPANYING NOTES.

                          MOVIETIME ENTERTAINMENT, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF OPERATIONS

     For the Period from May 24, 1995 (inception) through December 31, 1995

Expenses:
   Salaries, wages and benefits                                       $ 165,401
   General and administrative                                           232,732
                                                                      ---------
                                                                        398,133

Interest expense                                                          4,830

                                                                      ---------
Net loss                                                              $(402,963)
                                                                      =========

SEE ACCOMPANYING NOTES.


                          MOVIETIME ENTERTAINMENT, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                       STATEMENT OF STOCKHOLDERS' DEFICIT


                                                                                                      DEFICIT
                                                                                                    ACCUMULATED
                                        SHARES OF                   ADDITIONAL                       DURING THE
                                         COMMON         COMMON        PAID-IN      SUBSCRIPTIONS    DEVELOPMENT
                                         STOCK          STOCK         CAPITAL       RECEIVABLE         STAGE          TOTAL
                                       ---------      ---------     ----------     -------------    -----------     --------
Common stock subscriptions                  243       $     243      $   --          $(243)         $    --        $    --
Contribution of net assets for
   common stock                             162             162       122,176         --                 --          122,338
Net loss                                                                                             (402,963)      (402,963)
                                       --------       ---------      --------        -----          ---------      ---------
BALANCE AT DECEMBER 31, 1995                405       $     405      $122,176        $(243)         $(402,963)     $(280,625)
                                       ========       =========      ========        =====          =========      =========

SEE ACCOMPANYING NOTES.

                          MOVIETIME ENTERTAINMENT, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF CASH FLOWS

     For the Period from May 24, 1995 (inception) through December 31, 1995

OPERATING ACTIVITIES
Net loss                                                       $(402,963)
Adjustment to reconcile net loss to net cash used in
   operating activities:
     Depreciation                                                 13,292
     Decrease in:
       Accounts payable and accrued liabilities                  (36,010)
                                                               ----------
Net cash used in operating activities                           (425,681)

FINANCING ACTIVITIES
Proceeds from borrowings from affiliates and stockholder         430,158
                                                               ----------
Net cash provided by financing activities                        430,158

                                                               ----------
Net increase in cash at December 31, 1995                      $   4,477
                                                               =========

SEE ACCOMPANYING NOTES.

                          MOVIETIME ENTERTAINMENT, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1995

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Movietime Entertainment, Inc. (Movietime or the Company) was formed on May 24, 1995, in the state of Florida, to develop and operate interactive digital phone systems that provide telephone advertising, information and ticketing services to the motion picture industry.

On August 10, 1995, certain stockholders contributed equipment with an estimated fair market value of $159,500 and accounts payable of $37,162 to the Company in exchange for 162 shares of common stock.

DEVELOPMENT STAGE

The Company has operated as a development stage enterprise since its inception by devoting substantially all of its efforts to financial planning, raising capital, research and development and marketing for its products. Accordingly, the financial statements of the Company have been prepared in accordance with the accounting and reporting principles prescribed by Statement of Financial Accounting Standards (SFAS) No. 7 ACCOUNTING AND REPORTING BY DEVELOPMENT STAGE ENTERPRISE, issued by the Financial Accounting Standards Board. During 1996, the Company commenced its planned principal operations.

EQUIPMENT

Equipment is carried at cost less accumulated depreciation. Equipment is depreciated using the straight-line method over its estimated useful life of 5 years.

Repairs and minor replacements and renewals are charged to maintenance expense, which is included in general and administrative expenses, as incurred.

ADVERTISING COSTS

Advertising costs are expensed as incurred. The Company incurred approximately $19,000 in advertising costs for the period ending December 31, 1995.

                          MOVIETIME ENTERTAINMENT, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

The Company and its stockholders have elected to be treated as an S-Corporation under Subchapter S of the Internal Revenue Code. As such, the stockholders include their proportionate share of the Company's income or loss in their respective tax returns.

Upon completion of the transaction discussed in Note 4, the Company will be a wholly owned subsidiary of a company that is subject to state and U.S. corporate income tax.

Since the Company has incurred losses during its development stage and the utilization of such losses on a carry-forward basis is not ascertainable, no pro forma benefit for income taxes has been provided.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of cash and due to affiliates and stockholder approximate their fair values.

2. RELATED PARTY TRANSACTIONS

The Company has amounts payable to companies affiliated by common ownership with an aggregate outstanding balance, including accrued interest, of $405,158 at December 31, 1995. These amounts bear interest at prime plus 2.9% and are due upon demand. Interest expense related to these borrowings totaled $4,830 for the period ended December 31, 1995. No interest was paid during the period.

The Company received a non-interest bearing advance in the amount of $25,000 from a stockholder. The advance is due upon demand.

                          MOVIETIME ENTERTAINMENT, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


3. COMMITMENTS

The Company has two employment agreements which expire on May 25, 1997. The agreements provide for incentive bonuses based upon specified goals. The aggregate commitment for future salaries, excluding bonuses, as of December 31, 1995 was approximately $192,000.

On December 20, 1995, the Company entered into a service contract with a vendor (the Vendor) to supply voice mail information services. The agreement calls for an initial fee of $34,950 payable on or before January 31, 1996. The agreement also requires a minimum subscription of thirty movie theaters to each of the vendor's fifteen service centers. If the Company does not satisfy such obligation, Movietime shall pay the vendor $175 per subscriber under the minimum requirement as defined in the agreement.

4. SUBSEQUENT EVENT

On August 28, 1996, the Company entered into a merger agreement with Magicworks Entertainment Incorporated (Magicworks) whereby Magicworks issued 1,199,999 shares of its common stock in exchange for all issued and outstanding common shares of Movietime. As a result, Movietime became a wholly owned subsidiary of Magicworks.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Shareholders of Space Agency, Inc.:

We have audited the accompanying balance sheet of Space Agency, Inc. (a Utah corporation) as of December 31, 1996, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Space Agency, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


ARTHUR ANDERSEN LLP


Miami, Florida,
    February 14, 1997.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Shareholders of Space Agency, Inc.:

We have audited the accompanying balance sheet of Space Agency, Inc. (a Utah corporation) as of December 31, 1995, and the related statements of operations, stockholders' equity and cash flows for each of the two years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Space Agency, Inc. as of December 31, 1995, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.


NIEVAARD, KOFOED & TERAN, P.C.




November 15, 1996,
    Salt Lake City, Utah.


                               SPACE AGENCY, INC.


                                 BALANCE SHEETS



                                                                                              DECEMBER 31,
                                                                                   ----------------------------------
                                                                                       1996                 1995
                                                                                   -------------        -------------
                                    ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                                                      $     908,809        $   4,082,986
    Marketable securities                                                                 80,332              147,998
    Accounts receivable                                                                  172,732               40,743
    Advances and temporary deposits                                                            -               65,000
    Note receivable from related party                                                         -               13,530
    Preproduction costs                                                                  117,363              237,658
                                                                                   -------------        -------------
               Total current assets                                                    1,279,236            4,587,915

PROPERTY AND EQUIPMENT, net                                                              101,483               47,106
                                                                                   -------------        -------------

               Total assets                                                        $   1,380,719        $   4,635,021
                                                                                   =============        =============


                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable                                                               $     292,092        $     321,944
    Advance ticket sales                                                                 844,373            3,612,204
                                                                                   -------------        -------------
               Total current liabilities                                               1,136,465            3,934,148
                                                                                   -------------        -------------

COMMITMENTS (Note 6)

STOCKHOLDERS' EQUITY:
    Common stock, $.50 par value; 50,000 shares authorized, 11,111 shares
        issued and outstanding in 1996 and 1995                                            5,556                5,556
    Additional paid-in capital                                                            15,444               15,444
    Retained earnings                                                                    223,254              679,873
                                                                                   -------------        -------------
               Total stockholders' equity                                                244,254              700,873
                                                                                   -------------        -------------

               Total liabilities and stockholders' equity                          $   1,380,719        $   4,635,021
                                                                                   =============        =============



                 The accompanying notes to financial statements
                  are an integral part of these balance sheets.


                               SPACE AGENCY, INC.


                            STATEMENTS OF OPERATIONS




                                                                             FOR THE YEAR ENDED DECEMBER 31,
                                                                   --------------------------------------------------
                                                                        1996              1995               1994
                                                                   --------------------------------------------------
REVENUES:
    Promotion                                                      $   24,525,872    $   10,737,410     $    7,015,339
    Other                                                                 214,878           238,470             97,780
                                                                   --------------    --------------     --------------
             Total revenues                                            24,740,750        10,975,880          7,113,119
                                                                   --------------    --------------     --------------

OPERATING EXPENSES:
    Promotion                                                          22,700,066         9,811,463          6,243,549
    Salaries, wages and benefits                                          693,145           593,331            406,674
    General and administrative                                            347,338           256,293            110,655
                                                                   --------------    --------------     --------------
             Total operating expenses                                  23,740,549        10,661,087          6,760,878
                                                                   --------------    --------------     --------------

             Income from operations                                     1,000,201           314,793            352,241
                                                                   --------------    --------------     --------------

OTHER INCOME (EXPENSE):
    Interest income                                                       167,753           201,608             49,980
    Interest expense                                                      (18,242)          (39,347)           -
    Loss on sale of investment                                                  -           (20,000)           -
    Loss on sale of asset                                                 -                 -                   (1,408)
                                                                   --------------    --------------     --------------
             Income before pro forma income taxes                       1,149,712           457,054            400,813

PRO FORMA INCOME TAXES                                                   (448,000)         (179,000)          (156,800)
                                                                   --------------    --------------     --------------
             Pro forma net income                                  $      701,712    $      278,054     $      244,013
                                                                   ==============    ==============     ==============





                 The accompanying notes to financial statements
                   are an integral part of these statements.


                               SPACE AGENCY, INC.


                       STATEMENTS OF STOCKHOLDERS' EQUITY




                                                                   ADDITIONAL
                                                  COMMON             PAID-IN            RETAINED
                                                   STOCK             CAPITAL            EARNINGS             TOTAL
                                                -----------        -----------        -----------         -----------

BALANCE, December 31, 1993                      $     5,556        $    15,444        $   232,006         $   253,006
    Distributions                                         -                  -            (55,000)            (55,000)
    Net income                                        -                  -                400,813             400,813
                                                -----------        -----------        -----------         -----------

BALANCE, December 31, 1994                            5,556             15,444            577,819             598,819
    Distributions                                         -                  -           (355,000)           (355,000)
    Net income                                        -                  -                457,054             457,054
                                                -----------        -----------        -----------         -----------

BALANCE, December 31, 1995                            5,556             15,444            679,873             700,873
    Distributions                                         -                  -         (1,606,331)         (1,606,331)
    Net income                                        -                  -              1,149,712           1,149,712
                                                -----------        -----------        -----------         -----------

BALANCE, December 31, 1996                      $     5,556        $    15,444        $   223,254         $   244,254
                                                ===========        ===========        ===========         ===========













                 The accompanying notes to financial statements
                   are an integral part of these statements.


                               SPACE AGENCY, INC.


                            STATEMENTS OF CASH FLOWS



                                                                               FOR THE YEAR ENDED DECEMBER 31,
                                                                     ----------------------------------------------------
                                                                          1996               1995               1994
                                                                     --------------     --------------     --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                       $    1,149,712     $      457,054     $      400,813
    Adjustments to reconcile net income to net
      cash provided by (used in) operating activities-
         Depreciation and amortization                                       19,579             14,184             10,053
         Loss on sale of property and equipment                                   -                  -              1,408
         Loss on sale of investment                                               -             20,000                  -
         Changes in operating assets and liabilities:
              Accounts receivable                                          (131,989)             7,055            (40,194)
              Preproduction costs                                           120,295           (214,160)           255,769
              Advances and temporary deposits                                65,000             45,000           (110,000)
              Accounts payable                                              (29,852)           106,613             25,188
              Advance ticket sales                                       (2,767,831)         1,761,275            946,985
                                                                     --------------     --------------     --------------
             Net cash provided by (used in) operating activities         (1,575,086)         2,197,021          1,490,022
                                                                     --------------     --------------     --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of property and equipment                                      (73,956)           (15,865)           (15,280)
    Proceeds from sale of assets                                                  -              4,000              7,500
    Sale (purchase) of marketable securities                                 67,666            (78,096)           (69,902)
                                                                     --------------     --------------     --------------
             Net cash used in investing activities                           (6,290)           (89,961)           (77,682)
                                                                     --------------     --------------     --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Distributions                                                        (1,606,331)          (355,000)           (55,000)
    Principal received on note receivable                                    13,530              1,290                  -
                                                                     --------------     --------------     --------------
         Net cash used in financing activities                           (1,592,801)          (353,710)           (55,000)
                                                                     ---------------    --------------     --------------

         Net increase (decrease) in cash and cash equivalents            (3,174,177)         1,753,350          1,357,340

CASH AND CASH EQUIVALENTS, beginning of year                              4,082,986          2,329,636            972,296
                                                                     --------------     --------------    ---------------

CASH AND CASH EQUIVALENTS, end of year                               $      908,809     $    4,082,986     $    2,329,636
                                                                     ==============     ==============     ==============

SUPPLEMENTAL DISCLOSURE OF
    CASH FLOW INFORMATION:
      Cash paid during the year for:
         Interest                                                    $       18,242     $       39,347     $            -
                                                                     ==============     ==============     ==============












                 The accompanying notes to financial statements
                    are an integral part of these statements.

                               SPACE AGENCY, INC.


                          NOTES TO FINANCIAL STATEMENTS




(1) DESCRIPTION OF BUSINESS AND SUMMARY
    OF SIGNIFICANT ACCOUNTING POLICIES:
---------------------------------------

      NATURE OF OPERATIONS

Space Agency, Inc. (the "Company") promotes live theatrical entertainment. On December 31, 1996, the Company was acquired by Magicworks Entertainment Incorporated, an unaffiliated entity. In connection with the acquisition, all the Company's outstanding capital stock was exchanged for 1,320,001 shares of common stock of Magicworks. The acquisition has been accounted for using the pooling of interests method of accounting.

      CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash and investments in short-term highly liquid financial instruments, primarily time deposits and money market accounts, with original maturities of three months or less. Due to the short maturity period of the cash equivalents, the carrying amount of these instruments approximates their fair values. Included in cash and cash equivalents are interest bearing deposits of $835,536 and $3,735,202 at December 31, 1996 and 1995, respectively.

      PREPRODUCTION COSTS

Preproduction costs consist mainly of pre-opening advertising, printing and rental deposits incurred prior to the first performance of the theatrical productions. These costs are amortized over the terms of the respective shows, which range from 12 to 24 months.

      PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, less accumulated depreciation and amortization. Assets are depreciated using the straight-line method over the estimated useful lives of the assets or the lease terms if shorter as follows:

          Leasehold improvements                    Life of the lease
          Furniture and equipment                   5 to 7 years

Repairs of property and equipment and minor replacements and renewals are charged to maintenance expense, which is included in general and administrative expenses, as incurred.

      REVENUES

Revenues are recognized when earned, which is generally at the time of the theatrical performance or entertainment events. Cash received in advance of a performance is reflected as advance ticket sales in the accompanying balance sheets. Promotion revenues represent the Company's share of performance operating results where the Company serves as promoter.

Receivables include amounts due from shows which the Company acts as the promoter, advances to shows for start-up costs which will be repaid from profit distributions, and amounts due from theaters for ticket sales. The Company provides an allowance for losses on accounts receivable based on a monthly review of the outstanding receivables and evaluation of their collectibility. At December 31, 1996 and 1995, no allowances were recorded.

A substantial portion of the Company's revenues are derived from the promotion of live theater in Salt Lake City, Utah and Vancouver and Calgary, Canada. Changes in the entertainment preferences of the general populations could affect the Company's future revenues.

      INCOME TAXES

The Company has elected S Corporation status for Federal income tax reporting. Accordingly, the stockholders include their proportionate share of the Company's income in their respective tax returns.

Pro forma income taxes represent the estimated tax provision, at 39%, which would have been recorded had the Company been a taxable entity for all periods presented.

      USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      FAIR VALUE OF FINANCIAL INSTRUMENTS

As of December 31, 1996 and 1995, the carrying amount of accounts receivable, other current assets, accounts payable and accrued liabilities approximates fair value due to the short-term nature of these accounts.

      CONCENTRATIONS OF CREDIT RISK

The Company has no significant off balance sheet concentration of credit risk. The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents.

      NEW ACCOUNTING PRONOUNCEMENT

In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS 121"). The impact of adopting SFAS 121 in 1996 was immaterial.

(2)   MARKETABLE SECURITIES:
---------------------------------------

Marketable securities at December 31, 1996 and 1995, represent U.S. Treasury Bills with maturities of less than seven months. The U.S. Treasury Bills had an interest rate of 5.4% in 1996 and 4.75% in 1995. The treasury bills were valued at year-end by subtracting the amortized discount from their face value.

(3)   PROPERTY AND EQUIPMENT:

Property and equipment consists of the following at December 31:

                                                                     1996               1995
                                                                 -----------         -----------

          Leasehold improvements                                 $    55,133         $    17,732
          Furniture and equipment                                    111,782              75,227
                                                                 -----------         -----------
                                                                     166,915              92,959
                Less - Accumulated depreciation and
                   amortization                                       65,432              45,853
                                                                 -----------         -----------
                           Property and equipment, net           $   101,483         $    47,106
                                                                 ===========         ===========

(4)   EMPLOYEE BENEFIT PLANS:
---------------------------------------

The Company has a qualified profit sharing plan for the employees. Contributions to the plan are determined by the Board of Directors each year, and are limited to an amount not to exceed 15% of eligible compensation paid to participants for the year. Employees are eligible to participate in the plan after one year if they are over 21 and work at least 1,000 hours each year. The Company made contributions to the plan of $59,222, $53,408 and $35,983 in 1996, 1995 and 1994, respectively.

The Company does not currently provide any other post employment or retirement benefits.

(5)   RELATED PARTY TRANSACTIONS:
---------------------------------------

In the normal course of its business, the Company conducts business with certain stockholders and their respective affiliates. In the opinion of management, the transactions with related parties are equivalent to terms from unrelated parties.

The Company entered into a noncancelable operating lease for office space with a related stockholder. The Company is required to pay taxes, maintenance, insurance and utility costs. Payments under these leases totaled $31,000, $18,100 and $16,800 in 1996, 1995 and 1994, respectively. See Note 6 for a summary of future minimum commitments under this noncancelable operating lease.

In 1995, the Company had a note receivable from a related party at December 31, 1996 which bore interest at 5.5%, and was repaid in 1996.

(6)   COMMITMENTS:
---------------------------------------

      OPERATING LEASE

The Company leases office space from an affiliated entity under an operating lease agreement which extends through December 2000. The following is a schedule of approximate future minimum lease payments required under such noncancelable operating lease at December 31, 1996:

            YEAR ENDING DECEMBER 31,                      TOTAL
            ------------------------                   -----------

                    1997                               $    36,000
                    1998                                    36,000
                    1999                                    36,000
                    2000                                    36,000
                                                       -----------
                                                       $   144,000
                                                       ===========

         EMPLOYMENT AGREEMENTS

The Company has entered into employment agreements with key personnel that require future minimum payments as follows:

             YEAR ENDING DECEMBER 31,                     TOTAL
             ------------------------                  -----------
                        1997                           $   250,000
                        1998                               250,000
                        1999                               250,000
                                                       -----------
                                                       $   750,000
                                                       ===========

================================================================================

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER TO OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THE INFORMATION HEREIN CONTAINED IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                            ------------------------

                                TABLE OF CONTENTS


Available Information..............................................  2
Prospectus Summary.................................................  3
Risk Factors.......................................................  7
The Merger......................................................... 11
Consolidation Transactions and S Corporation Distributions......... 11
Dividend Policy.................................................... 13
Use of Proceeds.................................................... 12
Price Range of Common Stock........................................ 12
Capitalization..................................................... 14
Selected Financial Data............................................ 15
Management's Discussion and Analysis of Financial Condition
  and Results of Operations........................................ 16
Business........................................................... 22
Management......................................................... 32
Principal Shareholders............................................. 36
Selling Securityholders............................................ 37
Certain Transactions............................................... 45
Description of Securities.......................................... 46
Plan of Distribution............................................... 49
Shares Eligible for Future Sale.................................... 50
Legal Matters...................................................... 50
Experts............................................................ 50
Index to Financial Statements..................................... F-1

                            ------------------------



                               26,226,465 SHARES

                                   MAGICWORKS
                                 ENTERTAINMENT
                                  INCORPORATED


                            ------------------------
                                   PROSPECTUS
                            ------------------------

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

             ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                        The Registrant estimates that expenses in connection with the offering described in this registration statement will be as follows:

Securities and Exchange Commission registration fee.............       $32,196
NASD filing fee.................................................       $17,500
Printing expenses...............................................       $77,000
Accounting fees and expenses....................................      $305,000
Legal fees and expenses.........................................      $500,000
Listing fees....................................................       $50,000
Fees and expenses (including legal fees) for qualifications
under state securities laws.....................................       $15,000
Transfer agent's fees and expenses..............................       $10,000
Miscellaneous...................................................       $20,000
                                                                   ------------
Total...........................................................    $1,026,696
                                                                   ============


                        All amounts except the Securities and Exchange Commission registration fee and the NASD filing fee are estimated.


ITEM 14.                INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                        Section 145 of the General Corporation Law of the State of Delaware provides that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 also provides that directors and officers may also be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

ITEM 15.                RECENT SALES OF UNREGISTERED SECURITIES.

                        No securities that were not registered under the 1933 Act have been issued or sold by the Registrant within the past three years except as follows:

                                                                                                                           CASH
          AMOUNT AND TYPES OF SECURITIES                    DATE OF SALE              PURCHASER(S)                     CONSIDERATION
-------------------------------------------------------  -------------------   ---------------------------            -------------
414.86 Units(1)                                          July 30, 1996 and     Various private placement                $10,371,500
(2,074,300 shares of common stock, and $5,185,750        September 27, 1996    "accredited" investors and
(principal amount) unsecured senior convertible notes)                         foreign investors

                                                           July 30, 1996       Capital Growth International,                (2)
488,820 shares of Common Stock and 500,000 Warrants                            LLC

19,000,000 shares of Common Stock                          July 30, 1996       Former shareholders of the                   (3)
                                                                               Constituent Corporations

1,199,999 shares of Common Stock                           August 28, 1996     Former shareholders of Movietime             (4)
                                                                               Entertainment Incorporated

1,320,001 shares of Common Stock                           December 31, 1996   Former shareholders of Space Agency, Inc.    (5)

  500,000 shares of Common Stock                           March 1996          Robert L. Fermar                             (6)

--------------------------
(1) Each unit consisted of (a) an unsecured senior convertible note in the principal amount of $12,500, which bears interest at the rate of 10% per annum, and (b) 5,000 shares of the Company's Common Stock, $.001 par value. Capital Growth International, L.L.C., acted as placement agent for the Private Placement for which it was paid a non-accountable expense allowance of $207,430 and sales commissions of $829,720.
(2) Issued as consideration pursuant to a Placement Agent Agreement dated June 16, 1996 between MEI and Capital Growth International, L.L.C.
(3) Such shares were issued in exchange for the ownership interests of all of the former shareholders of the Constituent Corporation in connection with the Consolidation.
(4) Such shares were issued in exchange for the ownership interests of all of the former shareholders of Movietime in connection with the Movietime Acquisition.
(5) Such shares were issud in exchange for the ownership interests of all of the former shareholders of Space Agency in connection with the Space Agency Acquisition.
(6) Such shares to be issued in connection with a settlement agreement between the Company and Mr. Ferman.

                        The aforementioned issuances and sales were made in reliance upon the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) thereof and/or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. The purchasers of the securities described above acquired them for their own account and not with a view to any distribution thereof to the public. The certificates evidencing the securities bear legends stating that the securities may not be offered, sold or transferred other than pursuant to an effective registration statement under the 1933 Act, or an exemption from such registration requirements. The Company will place stop transfer instructions with its transfer agent with respect to all such securities.

ITEM 16.                EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

                        (a)    Exhibits:

                               EXHIBIT             DESCRIPTION
                               -------             -----------
                                 3.1          Registrant's Articles of Incorporation*
                                 3.2          Registrant's By-Laws
                                 4.1          Form of Specimen Common Stock Certificate
                                 4.2          Form of Redeemable Common Stock Purchase Warrant*
                                 4.3          Form of Unsecured Senior Convertible Note*
                                 5.1          Opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A.*
                                10.1          Registrant's Stock Option Plan*
                                10.2          Registrant's Directors Stock Option Plan*
                                10.3          Form of Indemnification Agreement between Registrant and each of Registrant's
                                              Directors and Executive Officers*
                                10.4          Employment Agreement, dated as of July 22, 1993, between Touring Artists Group Inc.
                                              and Michel Vega*
                                10.5          Employment Agreement dated June 30, 1996 but effective as of August 1, 1996 between the Registrant and Joe Marsh*
                                10.6          Employment Agreement dated June 30, 1996 but effective as of August 1, 1996 between the Registrant and Brad L. Krassner*
                                10.7          Employment Agreement dated June 30, 1996 but effective as of August 1, 1996 between the Registrant and Lee Marshall*
                                10.8          Employment Agreement dated June 30, 1996 but effective as of August 1, 1996 between
                                              Magic Promotions, Inc. and Glenn Bechdel*
                                10.9          Note Escrow Agreement dated as of July 30, 1996 by and among the Registrant Capital
                                              Growth International, L.L.C. and Sterling National Bank and Trust Company of New York
                                10.10         Equipment Lease dated August, 1994 by and between Magic Promotions, Inc. and Star
                                              Trax, Inc.*
                                10.11         Management Operating Agreement dated May 27, 1992 by and between the City of North
                                              Miami, Florida and Performing Arts Management of North Miami, Inc.
                                10.12         Lease Agreement dated July 1, 1996 between Marbrad, Inc. and Magicworks Entertainment
                                              Incorporated*
                                10.13         Lease Agreement dated November 4, 1994 between Karen and Lee Marshall and Magic
                                              Promotions, Inc.*
                                21.1          Subsidiaries of Registrant*
                                23.1          Consent of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel P.A. (included in
                                              Exhibit 5.1)*
                                23.2          Consent of Ernst & Young LLP
                                23.3          Consent of Arthur Andersen LLP
                                23.4          Consent of Nievaard, Kofoed & Teran, P.C.

---------------------
*  Previously filed

                        (b)           Financial Statement Schedules:

                        Schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are not applicable, and therefore have been omitted.

ITEM 17.                UNDERTAKINGS

                        (a)           The undersigned registrant hereby
undertakes:

                                      (1)           To file, during any period
in which offers or sales are being made, a post-effective amendment to this registration statement:

                                                    (i)          To include any
prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                                                    (ii)         To reflect in
the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                                                    (iii)        To include any
additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement. and

                                      (2)           That, for the purpose of
determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      (3)           To remove from registration
by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                        (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        (c)           The undersigned registrant hereby
undertakes that:

                                      (1)           For purposes of determining
any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

                                      (2)           For the purpose of
determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami Beach, State of Florida, on April __, 1997.



                                     MAGICWORKS ENTERTAINMENT INCORPORATED


                                     By: /s/ BRAD KRASSNER
                                         ---------------------------------------
                                         Brad Krassner, Co-Chairman of the Board
                                         and Chief Executive Officer



                  Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

      SIGNATURE                       TITLE                          DATE
      ---------                       -----                          ----

/s/ BRAD KRASSNER        Co-Chairman of the Board and         April __, 1997
--------------------     Chief Executive Officer
Brad Krassner            (Principal Executive Officer)

/s/ JOE MARSH            Co-Chairman of the Board             April __, 1997
--------------------
Joe Marsh

/s/ LEE MARSHALL         President, Chief Operating Officer   April __, 1997
--------------------     and Director
Lee Marshall

/s/ STEVEN CHABY         Chief Financial Officer and          April __, 1997
--------------------     Treasurer (Principal Financial and
Steven Chaby             Accounting Officer)

/s/ H. YALE GUTNICK      Director                             April __, 1997
--------------------
H. Yale Gutnick

/s/ RONALD J. KORN       Director                             February __, 1997
--------------------
Ronald J. Korn

/s/ JOHN W. BALLARD      Director                             April __, 1997
--------------------
John W. Ballard

                               INDEX TO EXHIBITS



EXHIBIT              DESCRIPTION
-------              -----------

 3.2       Registrant's By-Laws

 4.1       Form of Specimen Common Stock Certificate

 5.1       Opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A.

10.11 Management Operating Agreement dated May 27, 1992 by and between the City of North Miami, Florida and Performing Arts Management of North Miami, Inc.

10.12 Lease Agreement dated July 1, 1996 between Marbrad, Inc. and Magicworks Entertainment Incorporated

10.13 Lease Agreement dated November 4, 1994 between Karen and Lee Marshall and Magic Promotions, Inc.

23.1 Consent of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel P.A. (included in Exhibit 5.1)*

23.2       Consents of Ernst & Young LLP

23.3       Consent of Arthur Andersen LLP

23.4       Consent of Nievaard, Kofoed & Teran, P.C.